As filed with the Securities and Exchange Commission on November 2, 2005

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                 Delaware                        NETFABRIC HOLDINGS, INC.                       76-0307819
      (State or Other Jurisdiction of           (Name of Registrant in Our         (I.R.S. Employer Identification No.)
               Incorporation                             Charter)
             or Organization)
                                                                                               Jeff Robinson
            Three Stewart Court                                                             Three Stewart Court
        Denville, New Jersey 07834                         7389                          Denville, New Jersey 07834
(Address and telephone number of Principal     (Primary Standard Industrial         (Name, address and telephone number
 Executive Offices and Principal Place of      Classification Code Number)                 of agent for service)
                Business)

                                                       Copies to:

                   Clayton E. Parker, Esq.                                      Christopher K. Davies, Esq.
         Kirkpatrick & Lockhart Nicholson Graham LLP                    Kirkpatrick & Lockhart Nicholson Graham LLP
            201 S. Biscayne Boulevard, Suite 2000                          201 S. Biscayne Boulevard, Suite 2000
                     Miami, Florida 33131                                          Miami, Florida 33131
                   Telephone: (305)539-3300                                      Telephone:  (305)539-3300
                  Telecopier: (305)358-7095                                      Telecopier: (305)358-7095

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                                           Proposed Maximum
                                                                          Proposed Maximum     Aggregate       Amount Of
            Title Of Each Class Of                    Amount To Be         Offering Price      Offering       Registration
         Securities To Be Registered                   Registered          Per Share (1)       Price (1)          Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share            27,435,000 shares (2)       $0.95         $26,063,250      $3,067.26
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                               27,435,000 shares (2)       $0.95         $26,063,250      $3,067.26
============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of a recent date.
(2) Of these shares, 16,500,000 shares are being registered under secured convertible debentures issued to Cornell Capital Partners, LP and 560,000 shares are being registered under a warrant issued to Cornell Capital Partners.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                  Subject to completion, dated November 2, 2005

                            NETFABRIC HOLDINGS, INC.

                        27,435,000 Shares of Common Stock

         This prospectus relates to the sale of up to 27,435,000 shares of common stock of NetFabric by certain persons who are stockholders of NetFabric, including Cornell Capital Partners, L.P. Please refer to "Selling Stockholders" beginning on page 11. NetFabric is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. NetFabric did, however, receive proceeds from the sale of secured convertible debentures under the Securities Purchase Agreement, which was entered into on October 27, 2005 between NetFabric and Cornell Capital Partners, and no other stockholders. All costs associated with this registration will be borne by NetFabric.

         Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "NFBH.OB". The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On October 31, 2005, the last reported sale price of our common stock was $0.95 per share. These prices will fluctuate based on the demand for the shares of our common stock.

         Please refer to "Risk Factors" beginning on page 4.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. Neither the selling stockholders nor we may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                The date of this prospectus is November __, 2005

                                TABLE OF CONTENTS

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
PROSPECTUS SUMMARY..................................................................................1
THE OFFERING........................................................................................2
RISK FACTORS........................................................................................4
FORWARD-LOOKING STATEMENTS.........................................................................10
SELLING STOCKHOLDERS...............................................................................11
USE OF PROCEEDS RECEIVED FROM THE SECURED CONVERTIBLE DEBENTURES...................................14
PLAN OF DISTRIBUTION...............................................................................15
DILUTION...........................................................................................16
MANAGEMENT'S DISCUSSION AND ANALYSIS  OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.............17
DESCRIPTION OF BUSINESS............................................................................24
MANAGEMENT.........................................................................................30
DESCRIPTION OF PROPERTY............................................................................34
LEGAL PROCEEDINGS..................................................................................34
PRINCIPAL STOCKHOLDERS.............................................................................35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.....................................................37
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY AND OTHER STOCKHOLDER MATTERS.....38
DESCRIPTION OF SECURITIES..........................................................................40
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT ON ACCOUNTING AND FINANCIAL DISCLOSURE................42
EXPERTS............................................................................................42
LEGAL MATTERS......................................................................................43
HOW TO GET MORE INFORMATION........................................................................43
INDEX TO HISTORICAL FINANCIAL STATEMENTS..........................................................F-i
INDEX TO HISTORICAL PRO FORMA STATEMENTS OF OPERATIONS............................................P-1
PART II  ........................................................................................II-1

                               PROSPECTUS SUMMARY

         The following is only a summary of the information, financial statements and notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment in NetFabric.

Overview

         We develop and sell voice-over internet platforms and services to small to mid-sized businesses that we believe are designed to simplify the incorporation of telephone systems into a company's infrastructure. We believe our products deliver productivity gains to small and medium sized businesses and are intended to provide cost reductions. We derive revenue from the sale of our communication products, information technology consulting and infrastructure development services.

         NetFabric was incorporated in the State of Delaware on December 17, 2002. On December 9, 2004, we entered into an acquisition agreement with Houston Operating Company, a public company incorporated in the State of Delaware. Pursuant to that acquisition agreement a reverse merger was performed and NetFabric's stockholders received 95% of the common stock in that acquisition. NetFabric was treated as the accounting acquirer and as a result of the reverse merger, NetFabric became a public company.

Going Concern

         Our consolidated financial statements have been prepared assuming we will continue as a going concern. We have experienced net losses from operations of $1,502,260 and $2,154,032 for the year ended December 31, 2004 and for the six months ended June 30, 2005, respectively. In addition, we have a working capital deficit of $2,589,196 as of June 30, 2005. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustment that might result from the outcome of this uncertainty. Assurances cannot be given that adequate financing can be obtained to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely effected and we may have to cease operations.

About Us

         Our principal executive offices are located at Three Stewart Court, Denville, New Jersey 07834. Our telephone number is (973) 887-2785, and our consumer website is located at www.NetFabric.net.

                                  THE OFFERING

         This offering relates to the sale of common stock by certain persons who are, or beneficially deemed to be, stockholders of NetFabric. Cornell Capital Partners intends to sell up to 17,302,857 shares of our common stock. Of these shares, up to 16,500,000 are being registered under secured convertible debentures we issued to Cornell Capital Partners pursuant to a Securities Purchase Agreement, 560,000 shares of common stock are being registered under warrants we issued to Cornell Capital Partners in connection with the Securities Purchase Agreement. Cornell Capital Partners is also registering 242,857 shares of our common stock that we issued to Cornell Capital Partners as a one-time commitment fee.

         On October 27, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners whereby we agreed to amend and consolidate all of the convertible debentures issued to Cornell Capital Partners into one new secured convertible debenture in the principal amount of $1,658,160. Prior to entering into the Securities Purchase Agreement we issued secured convertible debentures to Cornell Capital Partners in a principal aggregate amount equal to $1,000,000. Of those secured convertible debentures previously issued to Cornell Capital Partners, $400,000 was funded on July 1, 2005; $50,000 was funded on September 1, 2005; $150,000 was funded on October 6, 2005, and $400,000 was funded on October 13, 2005. Pursuant to the Securities Purchase Agreement, Cornell Capital Partners funded an additional $650,000 on October 27, 2005. The $1,000,000 in secured convertible debentures and the additional $650,000 in secured convertible debentures were consolidated into one new secured convertible debenture along with the accrued and unpaid interest on those debentures. The secured convertible debenture has a 36-month term and accrues annual interest of 5%. The secured convertible debenture may be redeemed by us at any time, in whole or in part. If on the date of redemption, the closing price of our common stock is greater than the conversion price in effect, we shall pay a redemption premium of 15% of the amount redeemed in addition to such redemption. The secured convertible debenture is convertible at the holder's option at a conversion price equal to the lesser of (i) an amount equal to $1.00 or (ii) an amount equal to 95% of the lowest closing bid price of our common stock for the 30 trading days immediately proceeding the conversion date. The debenture is secured by substantially all our assets.

Common Stock Offered                              27,435,000 shares by selling stockholders

Offering Price                                    Market price

Common Stock Outstanding Before the Offering(1)   62,885,500 shares as of October 31, 2005

Use of Proceeds                                   We will not  receive any  proceeds  of the shares  offered by the selling stockholders. Any proceeds we receive from the sale of common stock under the Equity Distribution Agreement will be used for corporate and general working-capital purposes. See "Use of
                                                  Proceeds."

Risk Factors                                      The  securities  offered hereby involve a high degree of risk and immediate  substantial  dilution.  See "Risk Factors" and
                                                  "Dilution."

Over-the-Counter Bulletin Board Symbol            NFBH.OB

---------------

(1) Excludes up to 18,500,000 shares of our common stock that will be issued under the secured convertible debentures and 3,560,000 shares underlying warrants.

                        SUMMARY FINANCIAL INFORMATION FOR
                            NetFabric Holdings, Inc.

         The following summary of consolidated financial information should be read together with our audited financial statements for the year ended December 31, 2004 and 2003 our unaudited financial statements for the six months ended June 30, 2005 and 2004. Our independent registered public accounting firm has added an explanatory paragraph to their audit report, dated March 30, 2005, except for the matter discussed in Note 12, as to which the date is April 7, 2005, issued in connection with our financial statements, which states that our financial statements raise substantial doubt as to our ability to continue as a going concern. In addition, the audited financial statements of UCA Services, Inc. as of December 31, 2004 and 2003 and for the year ended 2004, and the periods from inception (June 1, 2003) to December 31, 2003 and our unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 and six months ended June 30, 2005, should also be read in connection with this Summary. Finally our Pro forma statement of operations data assumes that UCA Services Inc. became a wholly owned subsidiary as of January 1, 2004.

Statement Of Operations Data:

Historical Information                         For the six months ended June 30,  For the years ended December 31,
                                                    2005              2004            2004             2003
                                                (Unaudited)       (Unaudited)
                                                ------------     -------------    -------------    -------------
Revenues                                        $  2,273,330     $         --     $        612     $         --
Total expenses                                  $  4,427,362     $    296,821     $  1,502,872     $     18,565
Net loss                                        $ (2,154,032)    $   (296,821)    $ (1,502,260)    $    (18,565)
Net loss per common share, basic and diluted    $      (0.05)    $      (0.01)    $      (0.05)    $         --
Weighted average number of shares
 outstanding basic and diluted                    42,635,842       30,485,357       31,362,838       29,678,950

Pro Forma Information                 Six months ended     Year ended
                                          June 30,        December 31,
                                           2005               2004
                                        (Unaudited)       (Unaudited)
                                        ------------     -------------
Revenues                                $  9,154,682     $ 14,008,341
Total expenses                          $ 12,193,867     $ 16,044,933
Net loss                                $ (3,039,185)    $ (2,036,592)
Net loss per common share, basic and
diluted                                 $      (0.05)    $      (0.04)
Weighted average number of shares
  outstanding basic and diluted           61,140,623       55,458,992


Balance Sheet Data                        June 30,      December 31,
                                            2005           2004
                                        (Unaudited)
                                        -----------    ------------
Total current assets                    $ 2,883,975    $   228,654
Total assets                            $37,366,286    $   812,321
Total current liabilities               $ 5,473,171    $ 1,081,971
Total stockholders' equity (deficit)    $31,893,115    $  (269,650)

                                  RISK FACTORS

We Are Subject To Various Risks That May Materially Harm Our Business, Financial Condition And Results Of Operations

         You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your entire investment.

                          Risks Related To Our Business

We Have Historically Lost Money And Losses May Continue In The Future, Which May Cause Us To Curtail Our Operations

         Since our inception we have not been profitable and have lost money. For the year ended December 31, 2004 we incurred a net loss of $1,502,260 and our net loss for the six months ended June 30, 2005 was $2,154,032. Our accumulated deficit at the end of June 30, 2005 was $3,674,857. Future losses are likely to occur, as we are dependent on spending money to pay for our operations. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate may be severely impacted.

We Have Been The Subject Of A Going Concern Opinion By Our Independent Registered Public Accountants Which Have Raised Substantial Doubt As To Our Ability To Continue As a Going Concern

         Our Independent Registered Public Accountants have added an explanatory paragraph to their audit opinions issued in connection with our consolidated financial statements which states that our financial statements raise substantial doubt as to our ability to continue as a going concern. We have experienced net losses from operations of $1,502,260 and $2,154,032 for the year ended December 31, 2004 and for the six months ended June 30, 2005, respectively. In addition, we had a working capital deficit of $2,589,196 at June 30, 2005. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty. Assurances cannot be given that adequate financing can be obtained to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely effected and we may have to cease operations.

We Had A Working Capital Deficit, Which Means That Our Current Assets On December 31, 2004 And On June 30, 2005, Were Not Sufficient To Satisfy Our Current Liabilities And, Therefore, Our Ability To Continue Operations Is At Risk

         We had a working capital deficit of $853,317 at December 31, 2004 and $2,589,196 at June 30, 2005, which means that our current liabilities exceeded our current assets on December 31, 2004 by $853,317 and by $2,589,196 at June 30, 2005. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on December 31, 2004, and on June 30, 2005 were not sufficient to satisfy all of our current liabilities on those dates. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit, we may have to raise additional capital or debt to fund the deficit or curtail future operations.

Our Obligations Under The Secured Convertible Debentures Are Secured By All Of Our Assets, If We Default Under The Terms Of The Secured Convertible Debentures, Cornell Capital Partners Could Foreclose Its Security Interest And Liquidate All Of Our Assets

         Our obligations under the secured convertible debentures, issued to Cornell Capital Partners are secured by all of our assets. As a result, if we default under the terms of the secured convertible debentures, Cornell Capital Partners could foreclose its security interest and liquidate all of our assets. This would cause us to cease operations.

One Of Our Principal Stockholders Has The Right To Designate 40% Of Our Board Of Directors Which Means That Such Stockholder Could Exercise Certain Control Over The Decisions Made By The Board

         NetFabric has granted Fred Nazem and his affiliates the right to designate 40% of the nominees to our Board of Directors, for as long as Mr. Nazem and his affiliates own in the aggregate at least twenty five percent of the voting shares outstanding of NetFabric. Which means that Mr. Nazem has the ability to exercise significant influence over the decisions made by our Board of Directors.

We May Incur Significant Operating Losses In The Future Which Could Adversely Affect Our Business And Cause Us To Cease Operations

         Our business does not have an established record of profitability and we may not be profitable in the future. In addition, we expect our operating expenses to increase in the future as we, among other things:

         o hire additional personnel, including sales and marketing personnel, engineers and other technical staff;

         o hire senior executives and members of our senior management team;

         o     expand our selling and marketing activities;

         o     expand our product and service offerings;

         o expand the number of locations around the world where we conduct business;

         o increase our research and development efforts to upgrade our existing products and services and develop new products, services and technologies; and,

         o upgrade our operational and financial systems, procedures and controls.

         If our revenue does not grow to offset these expected increased expenses, we will not be profitable. You should not consider past revenue and earnings as indicative of our future performance. In future quarters, our revenue or earnings could decline or fail to grow. Furthermore, if our operating expenses exceed our expectations, our financial performance will be adversely affected.

Our Need To Invest In Research And Development Could Harm Our Operating Results And Prevent Us From Obtaining Additional Financing Based On Those Results

         NetFabric's industry is characterized by the need for continued investment in research and development. If we fail to invest sufficiently in research and development, our products may become less attractive to potential customers, resulting in a material adverse effect on NetFabric's results of operations and financial condition. As a result of our need to maintain or increase our spending levels in this area, our operating results could be materially harmed if NetFabric's revenue falls below expectations. In addition, as a result of the need for research and development and technological innovation, our operating costs may increase in the future. If our operating results become too high our operation could become unattractive to investors or financial institutions which we may rely on for capital to fund our operations.

Defects In NetFabric's Products May Adversely Affect NetFabric's Sales And Expose NetFabric To Costly Legal Claims

         NetFabric's business strategy calls for the development of new products and product enhancements which may from time to time contain defects or result in a failure that NetFabric did not detect or anticipate when introducing such products or enhancements to the market. In addition, the markets in which NetFabric's products are used are characterized by a wide variety of standard and non-standard configurations and by errors, failures and bugs in third-party platforms that can impede proper operation of NetFabric's products. Despite product testing by NetFabric, defects may still be discovered in some new products or enhancements after the products or enhancements are delivered to customers. The occurrence of these defects could result in product returns, adverse publicity, loss of or delays in market acceptance of NetFabric's products, delays or cessation of service to NetFabric's customers or legal claims by customers against NetFabric.

         To the extent that contractual provisions that limit NetFabric's exposure to legal claims are unenforceable or such claims are not covered by insurance, a successful product liability claim could have a material adverse effect on NetFabric's business, results of operations and financial condition.

Our Dependence On Contract Manufacturers And Suppliers May Result In Product Delivery Delays Which Could Harm Our Business If These Delays Result in Customer Dissatisfaction or Litigation

         We currently use contract manufacturers to manufacture our products. NetFabric's reliance on contract manufacturers involves a number of risks, including the absence of adequate capacity, the unavailability of, or interruptions in access to necessary manufacturing processes and reduced control over delivery schedules. If NetFabric's manufacturers are unable or unwilling to continue manufacturing NetFabric's products and components in required volumes, NetFabric will have to identify one or more acceptable alternative manufacturers. Furthermore, the use of new manufacturers may cause significant interruptions in supply if the new manufacturers have difficulty manufacturing products to NetFabric's specifications. Further, the introduction of new manufacturers may increase the variance in the quality of NetFabric's products. In addition, NetFabric relies upon third-party suppliers of specialty components, some of which are single-sourced and intellectual property used in its products. It is possible that a component needed to complete the manufacture of NetFabric's products may not be available at acceptable prices or on a timely basis, if at all. Inadequate supplies of components, or the loss of intellectual property rights, may affect NetFabric's ability to deliver products to its customers. Any significant interruption in the supply of NetFabric's products could result in the reduction of product sales to customers, which in turn could permanently harm NetFabric's reputation in the industry or result in litigation which we would be forced to spend money to defend.

If NetFabric Must Make Design Changes To Its Product Lines, Then NetFabric's Sales Are Likely To Suffer, And NetFabric May Be Exposed To Legal Claims

         NetFabric's business strategy calls for the development of new products and product enhancements which may from time-to-time be subject to design changes that NetFabric did not anticipate when introducing such products or enhancements to the market. In addition, the markets in which NetFabric's products are used are characterized by a wide variety of standard and non-standard configurations and by errors, failures and bugs in third-party platforms that can impede proper operation of NetFabric's products. Despite product testing by NetFabric, design changes may still be required in some new products or enhancements after the products or enhancements are delivered to customers. The need for these changes could result in product returns, adverse publicity, loss of or delays in market acceptance of NetFabric's products, delays or cessation of service to NetFabric's customers or legal claims by customers against NetFabric.

We Are Subject To Significant Regulations Enforced By The United States Federal Communications Commission If We Do Not Comply With These Regulations The Federal Communications Commission Could Force Us To Forfeit Our License And Subject Us To Penalties, Fines and Related Costs, Any Of Which Could Force Us to Significantly Curtail Or Even Cease Operations

         In the United States, we are subject to varying degrees of federal, state and local regulation and licensing, including that of the Federal Communications Commission. At each of these levels, there are significant regulations imposed on the provision of telecommunications services in our business. We cannot assure you that the applicable U.S. regulatory agencies will grant required authority or refrain from taking action against us if we are found to have provided services without obtaining the necessary authorizations. If authority is not obtained or if our pricing and/or terms or conditions of service are not filed or are not updated, or otherwise do not fully comply with the rules of these agencies, third parties or regulators could challenge these actions and we could be subject to forfeiture of our license, penalties, fines, fees and costs. It is uncertain when or how such regulation would affect us; nor is it understood if other countries will follow suit. If additional regulation does occur, the FCC, any state or any country may impose surcharges, taxes or additional regulations upon providers of Voice Over Internet Protocol, or VoIP, related services. In addition any failure on our part to comply with these regulations could make us liable under these regulations and could force us to forfeit our license or pay additional fees, charges, taxes and regulation which could materially increase our costs and may limit or eliminate our ability to do business.

We May Not Be Able To Increase Sales Or Otherwise Successfully Operate Our Business, Which Could Have A Significant Negative Impact On Our Financial Condition

         We believe that the key to our success is to increase sales of our services and product offerings and thereby increase our revenues and available cash. Our success in this regard will depend in large part on widespread market acceptance of our services and product offerings and our efforts to educate potential customers and sell our services. There can be no assurance that we will be able to increase our sales or effectively operate our business. To the extent we are unable to achieve growth in sales, we may continue to incur losses. We cannot assure you that we will be successful or make progress in the growth and operation of our business. Our current and future expense levels are based on our operating plans and estimates of future sales and revenues and are subject to increase as we implement our strategy. Even if our sales grow, we may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues would likely have an immediate material adverse effect on our business, operating results and financial condition. Further, if we should substantially increase our operating expenses to increase sales and marketing, and such expenses are not subsequently followed by increased revenues, our operating performance and results would be adversely effected and, if sustained, could have a material adverse effect on our business. To the extent we implement cost reduction efforts to align our costs with revenue, our revenue could be adversely affected.

Our Information Systems Are Critical To Our Business And A Failure Of Those Systems Could Materially Harm Us

         We depend on our ability to store, retrieve, process and manage a significant amount of information. If our information systems fail to perform as expected, or if we suffer an interruption, malfunction or loss of information processing capabilities, it could have a material adverse effect on our business.

We Could Fail To Attract Or Retain Key Personnel, Which Could Be Detrimental To Our Operations

         Our success largely depends on the efforts and abilities of our Chief Executive Officer, Jeff Robinson, Fahad Syed, the Chief Executive Officer of UCA Services and Eric Strauss, the Chief Executive Officer of NetFabric Corp. The loss of their services could materially harm our business because of the cost and time necessary to find his successors. Such a loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on our officers. We also have other key employees who manage our operations and if we were to lose their services, senior management would be required to expend time and energy to find and train their replacements. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number and quality of staff.

         o     our ability to retain existing clients and customers;

         o our ability to attract new clients and customers at a steady rate;

         o     our ability to maintain client satisfaction;

         o     the extent to which our products gain market acceptance;

         o     the timing and size of client and customer purchases;

         o     introductions of products and services by competitors;

         o     price competition in the markets in which we compete;

         o     our ability to attract, train, and retain skilled management;

         o the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations, and infrastructure; and

         o general economic conditions and economic conditions specific to the communications industry.

If We Are Unable To Respond To The Rapid Changes In Technology And Services Which Characterize Our Industry, Our Business And Financial Condition Could Be Negatively Affected

         Our business is directly impacted by changes in the Internet, website, communications and IT services industries. Changes in technology could affect the market for our services and necessitate changes to those services. We believe that our future success will depend largely on our ability to anticipate or adapt to such changes, to offer on a timely basis, services that meet these evolving standards and demand of our customers. We also believe that our future success will depend upon how successfully we are able to respond to the rapidly changing technologies and products. We cannot offer any assurance that we will be able to respond successfully to these or other technological changes, or to new products and services offered by our current and future competitors, and cannot predict whether we will encounter delays or problems in these areas, which could have a material adverse affect on our business, financial condition and results of operations.

We May Be Unable To Manage Growth, Which May Impact Our Potential Profitability

         Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

         Establish definitive business strategies, goals and objectives.

         Maintain a system of management controls.

         Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

         If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

Our Service Revenue Depends To A Large Extent On A Small Number Of Clients, And Our Revenue Could Decline If We Lose A Major Client Which Could Cause Us To Curtail Our Operations Due To A Lack of Revenue

         We currently derive, and believe we will continue to derive, a significant portion of our service revenue from a limited number of corporate clients. The loss of a major client or a significant reduction in the service performed for a major client could result in a reduction of our revenue.

         Our three largest clients for the six months ended June 30, 2005 accounted for 35.2% , 12.5% and 7.9% respectively, of our pro forma revenues. For the year ending December 31, 2004, our three largest clients accounted for 27%, 21% and 11% of our pro forma revenues, respectively. The volume of work we perform for specific clients may vary from year to year, particularly since we typically are not the only outside service provider for our clients. Thus, a major client in one year may not provide the same level of revenue in a subsequent year.

         There are a number of factors, other than our performance, that could cause the loss of a client and that may not be predictable. In certain cases, clients have reduced their spending on IT services due to economic conditions and consequently have reduced the volume of business from us. If we were to lose one of our major clients or incur a significantly lower volume of business with them, our revenue and profitability could be reduced.

Our Failure To Complete Fixed-price, Fixed-timeframe Contracts On Budget And On Time May Negatively Affect Our Profitability, Which Could Decrease The Value Of Our Shareholders' Investment

         We offer a portion of our services on a fixed-price, fixed-timeframe basis. Although we use specified software engineering processes and our past project experience to reduce the risks associated with estimating, planning and performing fixed-price, fixed-timeframe projects, we bear the risk of cost overruns, completion delays and wage inflation in connection with these projects. If we fail to accurately estimate the resources and time required for a project, future rates of wage inflation and currency exchange rates, or if we fail to complete our contractual obligations within the contracted timeframe, our profitability may suffer.

                         Risks Related To This Offering

Future Sales By Our Stockholders May Negatively Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 62,885,500 shares of common stock outstanding as of October 31, 2005, 765,170 shares are, or will be, freely tradable without restriction, unless held by our "affiliates". The remaining 62,120,330 of common stock, which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

The Selling Stockholders Intend To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

         The selling stockholders intend to sell in the public market 27,435,000 shares of common stock being registered in this offering. That means that up to 27,435,000 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline.

The Sale Of Our Stock Under The Secured Convertible Debenture Could Encourage Short Sales By Third Parties, Which Could Contribute To The Future Decline Of Our Stock Price

         In many circumstances the provision of financing based on floating-rate convertible debentures and has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock. Such an event could place further downward pressure on the price of common stock. Even if we use the proceeds from the issuance of the convertible debentures to grow our revenues and profits or invest in assets that are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market of our stock, the price will likely decline.

Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly, Which May Affect Our Shareholders' Ability To Sell Shares Of Our Common Stock

         Prior to this filing, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. The factors may negatively impact shareholders' ability to sell shares of our common stock.

The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower Than The Prices Paid By Other People Participating In This Offering

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

                           FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders. The selling stockholders are the entities who have assisted in or provided financing to NetFabric. A description of each selling stockholder's relationship to NetFabric and how each selling stockholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                          Percentage of                     Percentage
                                               of                           Outstanding
                                          Outstanding      Shares to be     Shares to Be                       Percentage
                               Shares         Shares         Acquired         Acquired                          of Shares
                            Beneficially   Beneficially      under the        under the                        Beneficially
                               Owned         Owned          Securities       Securities       Shares to be       Owned
                               Before        Before          Purchase         Purchase        Sold in the        After
Selling Stockholder           Offering     Offering (1)      Agreement        Agreement         Offering       Offering (1)
--------------------------  ------------  -------------    ------------    --------------     ------------    -------------
                                       Shares Acquired in Financing Transactions with NetFabric
---------------------------------------------------------------------------------------------------------------------------
Cornell Capital Partners     3,137,986        4.99%       17,060,000           18.38%         17,302,857(2)         0%

Other Selling Stockholders
ACL Investments, LLC (5)        40,000            *               --               0%            40,000             0%
Barbara  Hulse (5)              20,000            *               --               0%            20,000             0%
Berkin Business SA (5)         150,000            *               --               0%           150,000             0%
Bonnie Fischer (5)              25,000            *               --               0%            25,000             0%
Brian Miller (5)                60,000            *               --               0%            60,000             0%
Castor Group (5)               200,000            *               --               0%           200,000             0%
Charles Cook (5)                10,000            *               --               0%            10,000             0%
Charles Wilkinson (5)           10,000            *               --               0%            10,000             0%
Clarice Doernte (5)             60,000            *               --               0%            60,000             0%
Columbia Marketing Ltd (5)      30,000            *               --               0%            30,000             0%
Edward W. Rahn (5)              10,000            *               --               0%            10,000             0%
EPM Holding AG (5)             410,000            *               --               0%           410,000             0%
Evan Christodoulou (5)          60,000            *               --               0%            60,000             0%
Filippa Edberg (5)              77,000            *               --               0%            77,000             0%
Fridolin Fackelmayer (5)       100,000            *               --               0%           100,000             0%
Gudrun Eiz (5)                 160,000            *               --               0%           160,000             0%
Interglobe Finance SA (5)       12,500            *               --               0%            12,500             0%
Irving Goldstein (5)            11,500            *               --               0%            11,500             0%
Jack McConnaughy (5)         1,500,000         2.39               --               0%         1,500,000             0%
Jack Sandler (5)                30,000            *               --               0%            30,000             0%
James Madison (5)               30,000            *               --               0%            30,000             0%
Jay D. Ellenby (5)              10,000            *               --               0%            10,000             0%
Judith Locher (5)              100,000            *               --               0%           100,000             0%
Kurt Freimann (5)              160,000            *               --               0%           160,000             0%
Macrocom Investors, LLC(4)   5,750,000         8.57               --               0%         5,750,000             0%
Michael Millon (5)             340,000            *               --               0%           340,000             0%
Michelle Amiel (5)              50,000            *               --               0%            50,000             0%
Mirijana Balac (5)              14,000            *               --               0%            14,000             0%
Mulberry Development SA (5)     50,000            *               --               0%            50,000             0%
Newbridge Securities
Corporation                      7,143            *               --               0%             7,143             0%
Nicholas A. Rozzi (5)           20,000            *               --               0%            20,000             0%
Patrick Mehigan (5)             10,000            *               --               0%            10,000             0%
Paul Yurfest (5)               320,000            *               --               0%           320,000             0%
Peter C. Ohler (5)              10,000            *               --               0%            10,000             0%
Peter Matarazzo (5)             10,000            *               --               0%            10,000             0%
Robert Chervenak (5)            25,000            *               --               0%            25,000             0%
Robert Lawlor (5)                5,000            *               --               0%             5,000             0%
Scott Monroe (5)               100,000            *               --               0%           100,000             0%
Sidney Staunton (5)             50,000            *               --               0%            50,000             0%
Valencia Sipes (5)               1,000            *               --               0%             1,000             0%
William S. Shanahan (5)         94,000            *               --               0%            94,000             0%
                            ----------       ------       ----------           ------        ----------            ---
TOTAL                       13,270,129       18.74%       17,060,000           21.34%        27,435,000             0%
                            ==========       ======       ==========           ======        ==========            ===

--------------
*        Equals less than 1%.

(1) Applicable percentage of ownership is based on 62,885,500 shares of common stock outstanding as of October 31, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of October 31, 2005, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of October 31, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.
(2) 16,500,000 shares which represent the approximate number of shares underlying the secured convertible debentures that may be converted by Cornell Capital Partners. Please note that the terms of the secured convertible debentures held by Cornell Capital Partners provides that in no event shall Cornell Capital Partners be entitled to convert the secured convertible debenture for a number of shares which, upon giving effect to the conversion, would cause the aggregate number of shares beneficially owned by Cornell Capital Partners and its affiliates to exceed 4.99% of the total outstanding shares of NetFabric following such conversion. Please also note that for the secured convertible debenture, the conversion price may fluctuate based on the market price of our stock, therefore the actual number of shares to be issued upon conversion of the secured convertible debentures may be higher or lower.
(3) We sold unregistered, restricted shares to Michael Millon, Littlehampton Investments, LLC and Macrocom Investors, LLC pursuant to terms of financing and bridge loans agreements described in other sections of this document. The purchasers subsequently sold a portion of these shares to accredited investors subject to the restrictions placed on the shares by the company. The accredited investors acknowledged, as a condition of purchase, that the shares purchased by them were restricted and not registered under the Securities Act of 1933, as amended. Macrocom, Michael Millon and Littlehampton are not broker dealer or affiliates of broker-dealers. In addition, none of the purchasers of shares from Macrocom, Michael Millon and Littlehampton are broker dealer or affiliates of broker-dealers.

         The following information contains a description of each selling stockholder's relationship to NetFabric and how each selling stockholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship with NetFabric, except as follows:

Shares Acquired In Financing Transactions With NetFabric

         Cornell Capital Partners. Cornell Capital Partners is the investor under the Equity Distribution Agreement. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with NetFabric. Those transactions are explained below:

         Secured Convertible Debentures. On October 27, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners whereby we agreed to amend and consolidate all of the convertible debentures issued to Cornell Capital Partners into one new secured convertible debenture in the principal amount of $1,658,160. Prior to entering into the Securities Purchase Agreement we issued secured convertible debentures to Cornell Capital Partners in a principal aggregate amount equal to $1,000,000. Of those secured convertible debentures previously issued to Cornell Capital Partners, $400,000 was funded on July 1, 2005; $50,000 was funded on September 1, 2005; $150,000 was funded on October 6, 2005, and $400,000 was funded on October 13, 2005. Pursuant to the Securities Purchase Agreement, Cornell Capital Partners funded an additional $650,000 on October 27, 2005. The $1,000,000 in secured convertible debentures and the additional $650,000 in secured convertible debentures were consolidated into one new secured convertible debenture along with the accrued and unpaid interest on those debentures. The secured convertible debenture has a 12-month term and accrues annual interest of 5%. The secured convertible debenture may be redeemed by us at any time, in whole or in part. If on the date of redemption, the closing price of our common stock is greater than the conversion price in effect, we shall pay a redemption premium of 15% of the amount redeemed in addition to such redemption. The secured convertible debenture is convertible at the holder's option at a conversion price equal to the lesser of (i) an amount equal to $1.00 or (ii) an amount equal to 95% of the lowest closing bid price of our common stock for the 30 trading days immediately proceeding the conversion date. The debenture is secured by substantially all our assets.

         Macrocom Investors, LLC and Michael Millon. On October 14, 2004, NetFabric and Macrocom entered into a loan agreement which was amended on December 2, 2004 and May 24, 2005, whereby Macrocom agreed to loan an additional $500,000 to NetFabric, due on October 10, 2006 at an annual simple interest rate of 5%. At the option of Macrocom, Macrocom can convert the principal of the loan into 1,000,000 shares of common stock of NetFabric or demand repayment of the principal in cash. In addition, NetFabric agreed to issue to Macrocom 250,000 shares of common stock as additional consideration to Macrocom for the second Loan. Macrocom Investors, LLC and Michael Millon are an accredited investor. The shares transferred to Macrocom Investors, LLC and Michael Millon were subject to restrictions placed on the shares by NetFabric and the transfer was approved by NetFabric.

         In December 2004 Macrocom entered into a commitment with NetFabric to purchase 2,000,000 shares of our common stock. Pursuant to this financing commitment, we sold 1,000,000 shares of common stock to Macrocom and

1,000,000 Michael Millon resulting in aggregate proceeds of $1,000,000 or $0.50 per share. Additionally, under this arrangement, Macrocom received 250,000 shares of common stock and warrants to purchase 2,000,000 shares of common stock at a purchase price of $1,500,000. The warrants expire in December of 2006. We also issued 250,000 shares to Michael Millon as consideration for arranging the Macrocom financing. The investment decisions of Marcocom are made by Michael Millon.

         On July 19, 2005, we issued a convertible debenture in the amount of $500,000 to Macrocom. The debenture bears interest at 5% and is due on April 15, 2006. At the option of Macrocom, the debenture can be converted into shares of our common stock at a conversion price of $.50 per share. In connection with the sale, we issued Macrocom warrants to acquire 1,000,000 shares of our common stock at an exercise price of $1.50 per share. The warrants expire in three years from the date of issuance. We also issued to Macrocom 375,000 shares of our common stock as additional consideration. As collateral for the debenture, we have placed with an escrow agent 5,000,000 shares of our common stock.

         Macrocom received 2,875,000 restricted shares of common stock, 3,000,000 warrants and $1,000,000 (face value) of convertible debt that can be converted into 2,000,000 shares of common stock. Michael Millon received restricted 1,250,000 shares and Littlehampton Investments, LLC received restricted 1,000,000 shares from their November 2004 transaction. Littlehampton sold all of its restricted shares to its investors. Macrocom retained 750,000 restricted shares it received and sold the balance. Michael Millon retained 340,000 restricted shares and sold the balance of the shares. All the sales were to accredited investors subject to the restrictions placed on the shares by the Company and such transfers were approved by the Company.

         With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding NetFabric so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities unless otherwise disclosed the above selling stockholders are not broker-dealers or affiliates of broker-dealers.

                                 USE OF PROCEEDS
                RECEIVED FROM THE SECURED CONVERTIBLE DEBENTURES

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we did receive proceeds from the sale of secured convertible debentures to shares of common stock to Cornell Capital Partners under the Securities Purchase Agreement.

         On October 27, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners whereby we agreed to amend and consolidate all of the convertible debentures issued to Cornell Capital Partners into one new secured convertible debenture in the principal amount of $1,658,160. Prior to entering into the Securities Purchase Agreement we issued secured convertible debentures to Cornell Capital Partners in a principal aggregate amount equal to $1,000,000. Of those secured convertible debentures previously issued to Cornell Capital Partners, $400,000 was funded on July 1, 2005; $50,000 was funded on September 1, 2005; $150,000 was funded on October 6, 2005, and $400,000 was funded on October 13, 2005. Pursuant to the Securities Purchase Agreement, Cornell Capital Partners funded an additional $650,000 on October 27, 2005. The $1,000,000 in secured convertible debentures and the additional $650,000 in secured convertible debentures were consolidated into one new secured convertible debenture along with the accrued and unpaid interest on those debentures. The secured convertible debenture has a 36-month term and accrues annual interest of 5%. The secured convertible debenture may be redeemed by us at any time, in whole or in part. If on the date of redemption, the closing price of our common stock is greater than the conversion price in effect, we shall pay a redemption premium of 15% of the amount redeemed in addition to such redemption. The secured convertible debenture is convertible at the holder's option at a conversion price equal to the lesser of (i) an amount equal to $1.00 or (ii) an amount equal to 95% of the lowest closing bid price of our common stock for the 30 trading days immediately proceeding the conversion date. The debenture is secured by substantially all our assets.

         For illustrative purposes only, we have set forth below our intended use of proceeds for the net proceeds we received under the secured convertible debenture issued to Cornell Capital Partners. The table assumes estimated offering expenses of $85,000, plus an 8% commitment fee.

Gross proceeds                                                $     1,650,000

Net proceeds                                                  $     1,433,000

No. of shares issued upon the conversion of the
secured convertible debentures                                     16,500,000

USE OF PROCEEDS:                                                       AMOUNT
-----------------------------------------------------------------------------
General corporate and working capital                               1,433,000
                                                              ---------------
Total                                                         $     1,433,000
                                                              ===============


         NetFabric has represented to Cornell Capital Partners that the net proceeds NetFabric receives under the secured convertible debentures will be used for general corporate purposes and acquisitions. In no event will the net proceeds NetFabric receives under the secured convertible debenture be used by NetFabric for the payment (or loaned to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director or employee of NetFabric, except for any liability owed to such person for services rendered, or if any judgment or other liability is incurred by such person originating from services rendered to NetFabric, or NetFabric has indemnified such person from liability.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or on any other market in which the price of our shares of common stock are quoted or
(ii) in transactions otherwise than in the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

         We will pay all of the expenses incident to the registration, offering and sale of the shares of common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The offering expenses consist of: a SEC registration fee of $3,067.26, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $14,432.74. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We did, however, receive proceeds from the secured convertible debentures we have issued to Cornell Capital Partners.

         Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with them.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

                                    DILUTION

         The net tangible book value of NetFabric as of June 30, 2005 was ($2,273,862) or ($0.0368) per share of common stock outstanding on June 30, 2005. Net tangible book value per share is determined by dividing the tangible book value of NetFabric (i.e., total assets less total intangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to NetFabric, our total assets less total intangible assets will be unaffected by this offering.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

         Corporate History

         NetFabric was formerly Houston Operating Company, which was incorporated in Delaware in August of 1989, and has not had operations since before 2002. NetFabric was incorporated in the State of Delaware on December 17, 2002, as a new corporation and not as a result of a material re-classification, merger, consolidation, purchase or divestiture. In December, 2004, we entered into an acquisition agreement with all of the stockholders of NetFabric in a transaction that was accounted for as a reverse merger whereby NetFabric was treated as the accounting acquirer. Pursuant to the acquisition agreement we acquired all of the issued and outstanding capital stock of NetFabric from the stockholders in exchange for an aggregate of 32,137,032 newly-issued shares of our common stock. On April 19, 2005, we changed our name from Houston Operating Company to NetFabric Holdings, Inc. and our stock symbol was changed from "HOOC" to "NFBH".

         UCA Services, Inc. Acquisition

         On May 20, 2005, we entered into a share exchange agreement, whereby we purchased all of the issued and outstanding shares of UCA Services, Inc. in exchange for the issuance of 24,096,154 shares of the common stock valued at $32.7 million. UCA is an information technology company that serves the information and communications needs of a range of small to mid-size business clients in the financial markets industry as well as the pharmaceutical, health care and hospitality sectors. UCA delivers a broad range of technology consulting and infrastructure development services, including multi-year managed services contracts, via an integrated network of branch offices and alliance partners in the United States, Canada, Europe and India. UCA's services include solutions in the practice areas of infrastructure builds and maintenance, application development and maintenance, business process managed services and professional IT services.

         The acquisition was accounted for using the purchase method of accounting with the results of the acquisition included in the consolidated financial statements from the date of acquisition.

         Goodwill and other intangibles represent the Company's preliminary allocation of the estimated cost to acquire UCA Services, Inc. in excess of the fair value of net assets acquired. The allocation is preliminary and subject to change based on finalization of the Company's valuation. The actual purchase price allocation, to reflect the fair value of assets acquired and liabilities assumed, will be based upon management's ongoing evaluation. Accordingly, the final allocation of the purchase price may differ significantly from the preliminary allocation.

         The actual purchase price of assets acquired and liabilities assumed will be based upon management's estimate of the value of stock exchanged in the transaction. Management's estimate will be supported by an independent appraisal of the net assets acquired and the shares exchanged so that a final purchase price allocation may be made in connection with the preparation of our financial statements for the year ended 2005.

Going Concern

         Our consolidated financial statements have been prepared assuming we will continue as a going concern. We have experienced net losses from operations of $1,502,260 and $2,154,032 for the year ended December 31, 2004 and for the six months ended June 30, 2005, respectively. In addition, we had a working capital deficit of $2,589,196 at June 30, 2005. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustment that might result from the outcome of this uncertainty. Assurances cannot be given that adequate financing can be obtained to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely effected and we may have to cease operations.

Critical Accounting Policies

         Revenue Recognition

         We derive revenue from the sale of our communication equipment products and as a provider of information technology consulting and infrastructure development services.

         In accordance with SEC Staff Accounting Bulletin No. 104, "Revenue Recognition," revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product or services has occurred, the fee is fixed and determinable, collectibility is reasonably assured, contractual obligations have been satisfied, and title and risk of loss have been transferred to the customer.

         UCA derives revenue primarily from professional services, managed IT services, application development services and from business process management services. Arrangements with customers for services are generally on a time and material basis or fixed-price, fixed-time frame. Revenue on time-and-material contracts is recognized as the related services are performed. Revenue for fixed-price, fixed-timeframe services is recognized as the service is performed. Revenue from fixed-price, fixed time-timeframe service contracts are recognized ratably over the term of the contract, as per the proportional performance method. When we receive cash advances from customers in advance of the service period, amounts are reported as advances from customers until the commencement of the service period. Billings and collections in excess of revenue recognized are classified as deferred revenue.

         To date NetFabric's communication equipment products have been marketed only through a network of distributors and value-added resellers or VAR. In the VAR channel, NetFabric recognizes revenue at the time of shipment if all other contractual obligations to the VAR have been satisfied.

         In the distributor channel, NetFabric recognizes revenue when the distributor sells and ships NetFabric products to its own VARs, resellers or end-user customers, provided we have satisfied all other terms and conditions with the distributor. Accordingly, NetFabric receives distribution sales and inventory information regarding its products from its distributors for the purpose of determining the appropriate timing of revenue recognition.

         Both VARs and distributors have limited rights to return products to NetFabric but must obtain prior approval from NetFabric before returning products, consistently with common industry practice. NetFabric has no obligation to accept the return of any unsold products. If required, we accrue for estimated sales returns and other allowances and deferrals as a reduction of revenue at the time of revenue recognition. To date no sales have been made and as such, no provisions for estimated sales returns and other allowances have been recognized. We have no obligation to provide service, repair, counseling or other assistance to any customers of the VARs or distributors unless NetFabric has a specific agreement directly with such customer.

         Allowance for Doubtful Accounts

         We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. These estimated losses are based upon historical bad debts, specific customer creditworthiness and current economic trends. If the financial condition of a customer deteriorates, resulting in the customer's inability to make payments within approved credit terms, additional allowances may be required. We perform credit evaluations of its customers' financial condition on a regular basis.

         Stock-Based Compensation

         We account for stock options granted to employees using the intrinsic value method in accordance with the provisions of Accounting Principles Board or APB Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations.

         As such, compensation expense to be recognized over the related vesting period is generally determined on the date of grant only if the current market price of the underlying stock exceeds the exercise price. SFAS No. 123, "Accounting for Stock-Based Compensation", permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income (loss) disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. We have elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosures required by SFAS No. 123.

Results Of Operations For The Six Months Ended June 30, 2005 Compared To The Six Months Ended June 30, 2004

         Revenues

         Revenues for the six months ended June 30, 2005, increased by $2,273,330 compared to revenues for the six months ended June 30, 2004. The increase was due to our acquisition of UCA Services. Prior the UCA acquisition, we did not have any revenues during the six months ended June 30, 2004. Management believes that our revenues will increase during the year 2005 due to the revenues generated by UCA.

         Total Expenses

         Total expenses for the six months ended June 30, 2005 were $4,427,362 compared to $296,821 for the six months ended June 30, 2004. These expenses incurred during the six months ended June 30, 2005 and 2004 are set forth below in further detail.

         For the six months ended June 30, 2005, direct employee compensation and consultant expenses increased by $1,746,089 to $1,780,808 compared to the six months ended June 30, 2004. The increase is due to increased revenues resulting from the UCA acquisition. We believe that direct employee compensation and consultant expenses will increase for the remainder of 2005 in line with the anticipated increase in our revenues.

         Selling, general and administrative expenses increased for the six ended June 30, 2005 by $1,636,998, compared to the six months ended June 30, 2004. Selling, general and administrative expenses was $1,898,851 for the six months ended June 30, 2005 compared to $261,853 for the six months ended June 30, 2004. The increase was due, in part, to the UCA acquisition and, in part, due to an increased level of marketing activities in 2005. In addition, in 2005 we incurred additional expenses for professional fees and others costs due to being a public company.

         Research and development expenses for the six months ended June 30, 2005 was $321,952. This expense mainly represented the product development cost for our products including associated engineering wages.

         Interest and bank charges for the six months ended June 30, 2005 was $387,843 compared to interest and bank charges for the six months ended June 30, 2004 of $249. This increase was due to interest expense on bridge loans and the amortization of debt discount resulting from the allocation of value to certain equity instruments issued in connection with debt in 2004.

         For the six months ended June 30, 2005, depreciation and amortization was $37,908 due to additional assets arising from the UCA acquisition and due to depreciation on equipment and purchased software acquired by NetFabric in late 2004 and 2005.

         Net loss

         As a result of the foregoing, for the six months ended June 30, 2005, net loss increased by $1,857,211 to a loss of $2,154,032 compared to a net loss of $296,821 for the corresponding period in 2004.

         As previously noted, the December 9, 2004, acquisition has been accounted for as a reverse merger whereby NetFabric was treated as the accounting acquirer. Accordingly, the historical financial statements of NetFabric have been presented for all periods required. As NetFabric had no operations prior to 2003, the only period presented for comparison below is the period for the year ended December 31, 2004 as compared to December 31, 2003.

         NetFabric began operations in January 2003 and is still a development stage company. Therefore, NetFabric had no revenue and minimal expenses in 2003, and $612 of revenue and $1,502,260 of expenses in 2004.

Results of Operations For The Year Ended December 31, 2004 Compared To The Year Ended December 31, 2003

         Our operating activities to date have consisted primarily of developing our VoIP telephony products for the marketplace. This included the acceleration of research and development activities, hiring of additional personnel (primarily for research and development, but also sales and marketing personnel), development of sales and marketing programs, and filing of product patents.

         Revenue

         For the twelve months ended December 31, 2004, we generated $612 in revenue compared to $0 for the twelve months ended December 31, 2003. We are still in the stages of early product development and we do not plan to generate significant revenue from our various product lines until the fourth quarter of 2005.

         Total Expenses

         Total expenses for the twelve months ended December 31, 2004 were $1,499,746 compared to $18,565 for the twelve months ended December 31, 2003. This is related to NetFabric accelerating our research and development and marketing and sales activities in 2004. The expenses incurred for 2004, and as compared to 2003, are set forth in greater detail below and in the accompanying consolidated financial statements attached.

         Research and development expenses for the twelve months ended December 31, 2004 were $395,452 compared to $0 for the twelve months ended December 31, 2003. These expenses mainly represented the product development costs for the FUSION 4x4 and the 12x8 voice routers including associated engineering wages.

         General and administrative expenses for the twelve months ended December 31, 2004 were $638,330 compared to $8,720 for the twelve months ended December 31, 2003. This is primarily due to our hiring significant new personnel in management, marketing, and sales among others. In addition, we began maintaining office space in early 2004, and incurred costs associated with this activity, such as telecom, office supplies and insurance.

         Selling expenses for the twelve months ended December 31, 2004 were $189,150 compared to $3,500 for the twelve months ended December 31, 2003. This is related primarily to our personnel, participation in certain industry and trade shows as well as the development and production of marketing materials and FUSION evaluation units.
         Legal and professional fees for the twelve months ended December 31, 2004 were $93,238 compared to $6,097 for the twelve months ended December 31, 2003. These expenses related to patent protection filings, legal and accounting costs associated with the preparation of financial statements, and related to the acquisition.

         Interest and bank charges of $175,365 for the twelve months ended December 31, 2004, represented interest accrued on bridge loans as well as the amortization of discounts on such loans arising from the allocation of a portion of the proceeds to the value of equity issued in connection with the loan agreements.

         Net Loss

         For the year ended December 31, 2004, we had a net loss of $1,502,260 as compared to a net loss of $18,565 for 2003. The loss increased as we began full-fledged operations in 2004, and increased our employee headcount, operating expenses and legal and professional fees. Net loss per common share increased from $0 for 2003 to $0.05 for 2004.

Liquidity And Capital Resources

         At June 30, 2005 our working capital deficiency was $2,589,196 compared to a working capital deficiency of $853,317 at December 31, 2004. The increase in the working capital deficiency was due to a negative working deficiency we assumed in the acquisition of UCA and due to operating losses. During the six months ended June 30, 2005, we utilized cash from our operating activities of $1,154,290. As of June 30, 2005 we had $18,087 in cash available. In order to execute our business plan and achieve our objectives for the near future management believes it will require approximately $3,000,000 over the next 12 months. Our operating activities used approximately $1,014,000 of cash for the year ended 2004 as opposed to approximately $17,000 for the year ended 2003. The primary reason for this increase was our net loss for the year ended 2004 of approximately $1,500,000. In addition, during 2004, we purchased approximately $180,000 of equipment and raised approximately $1,240,000 from various bridge loans and stockholder financing. During 2003, there were no fixed asset purchases and our financing activities were insignificant. As a result of the above activities, we had an increase in cash of approximately $50,000 for the year ended 2004.

         On July 22, 2004, we entered into a financing agreement which was amended on December 2, 2004 with Macrocom Investors, LLC, whereby Macrocom provided a loan to us in the amount of $500,000 for a period of 180 days from the original date of the financing agreement at an annual simple interest rate of 5%. In January 2005, in accordance with the terms of the financing agreement, we elected to repay the principal amount of the loan in kind by issuing 1,000,000 shares of common stock.

         During the six months ended June 30, 2005, our stockholders and an entity affiliated with an officer of NetFabric loaned us an aggregate of $370,000 to enable us to meet our working capital requirements.

         On November 30, 2004, Littlehampton Investments, LLC purchased 7,030,000 shares from shareholders of NetFabric. As part of the acquisition agreement with NetFabric, Littlehampton Investments, LLC cancelled 6,030,000 shares of common stock and was granted registration rights on 1,000,000 shares it still held.

         On October 14, 2004, NetFabric and Macrocom entered into a loan agreement which was amended on December 2, 2004 and May 24, 2005, whereby Macrocom agreed to loan an additional $500,000 to NetFabric, due on October 10, 2006 at an annual interest rate of 5%. At the option of Macrocom, Macrocom can convert the principal of the loan into 1,000,000 shares of our common stock or demand repayment of the principal in cash. In addition, NetFabric agreed to issue to Macrocom 250,000 shares of common stock as additional consideration to Macrocom for the loan.

         In December 2004 Macrocom entered into a commitment with NetFabric to purchase common stock of Houston Operating Company, under certain terms. Pursuant to this financing commitment, in two separate closings in January and March 2005 the Company sold 1,000,000 shares of common stock to Macrocom and 1,000,000 shares of common stock to Michael Millon resulting in aggregate proceeds of $1,000,000 or for $0.50 per share. Additionally, under this arrangement, Macrocom received 250,000 shares of common stock and warrants to purchase 2,000,000 shares of common stock at a purchase price of $1,500,000. The warrants expire in December of 2006. Houston Operating Company also issued 250,000 shares to Michael Millon as consideration for arranging the Macrocom financing for Houston Operating Company.

         On January 12, 2005, in accordance with previously executed financing and compensation agreements between NetFabric and Macrocom Investors, LLC and Michael Millon, the Managing Member of Macrocom, we issued 1,000,000 shares of our common stock to Macrocom in conversion of the principal of the outstanding convertible note dated July 22, 2004 in the amount of $500,000 at the agreed price per share of $0.50. We also issued 250,000 shares to Macrocom as additional consideration for the July 22, 2004 loan.

         On May 24, 2005, we entered into an agreement with Macrocom to amend the previous financing agreement. Under the terms of the amendment, the due date for loan has been extended from April 10, 2005 until October 30, 2005. At the same time and in connection with the extension of the due date for the loan, Macrocom agreed to amend the terms of the financing agreement with respect to a warrant Macrocom originally received on December 9, 2004. The warrant was set to expire on June 7, 2005. However, the parties have agreed to extend the term of the warrant so that it expires on December 9, 2006.

         During the six months ended June 30, 2005, our stockholders and an entity affiliated with an officer of NetFabric loaned us an aggregate of $370,000 to enable us to meet our working capital requirements.

         On October 27, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners whereby we agreed to amend and consolidate all of the convertible debentures issued to Cornell Capital Partners into one new secured convertible debenture in the principal amount of $1,658,160. Prior to entering into the Securities Purchase Agreement we issued secured convertible debentures to Cornell Capital Partners in a principal aggregate amount equal to $1,000,000. Of those secured convertible debentures previously issued to Cornell Capital Partners, $400,000 was funded on July 1, 2005; $50,000 was funded on September 1, 2005; $150,000 was funded on October 6, 2005, and $400,000 was funded on October 13, 2005. Pursuant to the Securities Purchase Agreement, Cornell Capital Partners funded an additional $650,000 on October 27, 2005. The $1,000,000 in secured convertible debentures and the additional $650,000 in secured convertible debentures were consolidated into one new secured convertible debenture along with the accrued and unpaid interest on those debentures. The secured convertible debenture has a 36-month term and accrues annual interest of 5%. The secured convertible debenture may be redeemed by us at any time, in whole or in part. If on the date of redemption, the closing price of our common stock is greater than the conversion price in effect, we shall pay a redemption premium of 15% of the amount redeemed in addition to such redemption. The secured convertible debenture is convertible at the holder's option at a conversion price equal to the lesser of (i) an amount equal to $1.00 or (ii) an amount equal to 95% of the lowest closing bid price of our common stock for the 30 trading days immediately proceeding the conversion date. The debenture is secured by substantially all our assets.

         On July 19, 2005, we issued a convertible debenture in the amount of $500,000 to Macrocom. The debenture bears interest at 5% and is due on April 15, 2006. At the option of Macrocom, the debenture can be converted into shares of our common stock at a conversion price of $.50 per share. In connection with the sale, we issued Macrocom warrants to acquire 1,000,000 shares of our common stock at an exercise price of $1.50 per share. The warrants expire in three years from the date of issuance. We also issued to Macrocom 375,000 shares of our common stock as additional consideration. As collateral for the debenture, we have placed with an escrow agent 5,000,000 shares of our common stock. On July 19, 2005, we sold to a stockholder and an entity affiliated with an officer of NetFabric convertible debentures in the face amount of $50,000 each. These debentures were sold on substantially similar terms as the debenture sold to Macrocom. However, we did not provide any collateral to the debenture holders.

         On October 14, 2004, NetFabric and Macrocom entered into a loan agreement which was amended on December 2, 2004 and May 24, 2005, whereby Macrocom agreed to loan an additional $500,000 to NetFabric, due on October 30, 2005 at an annual interest rate of 5%. At the option of Macrocom, Macrocom can convert the principal of the loan into 1,000,000 shares of our common stock or demand repayment of the principal in cash. In addition, NetFabric agreed to issue to Macrocom 250,000 shares of common stock as additional consideration to Macrocom for the loan.

         On November 30, 2004, Littlehampton Investments, LLC purchased 7,030,000 shares from shareholders of NetFabric. As part of the acquisition agreement with NetFabric, Littlehampton Investments, LLC cancelled 6,030,000 shares of common stock and was granted registration rights on 1,000,000 shares it still held.

         As a result of the foregoing transactions, Macrocom received 2,875,000 shares of common stock, 3,000,000 warrants and $1,000,000 (face value) of convertible debentures that can be converted into 2,000,000 shares of common stock. Michael Millon received 1,250,000 shares and Littlehampton Investments, LLC received 1,000,000 shares. Littlehampton distributed all of its shares to its investors, Macrocom retained 750,000 shares it received and distributed the balance of the shares to its investors, Michael Millon retained 340,000 shares and distributed the balance to his co-investors.

Off-Balance Sheet Arrangements

         We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Recent Accounting Pronouncements

         During December 2004, the FASB issued SFAS No. 123R, "Share-Based-Payment," requiring all share-based payments to employees, including grants of employee stock options, to be recognized as compensation expense in the consolidated financial statements based on their fair values. As amended by the SEC on April 14, 2005, this standard is effective for annual periods beginning after December 15, 2005, and includes two transition methods. Upon adoption, we will be required to use either the modified prospective or the modified retrospective transition method. Under the modified retrospective approach, the previously reported amounts are restated for all periods presented to reflect the FASB Statement No. 123 amounts in the income statement. Under the modified prospective method, awards that are granted, modified, or settled after the date of adoption should be measured and accounted for in accordance with SFAS 123R. Unvested equity-classified awards that were granted prior to the effective date should continue to be accounted for in accordance with SFAS 123 except that amounts must be recognized in the income statement. We are currently evaluating the impact of this standard and its transitional alternatives.

         In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that ".under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges..." SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of SFAS No. 151 shall be applied prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued. The adoption of SFAS No. 151 is not expected to have a material impact on our consolidated financial position, results of operations and cash flows.

         In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged.

         The guidance in that Opinion, however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material impact on our consolidated financial position and consolidated results of operations and cash flows.

         In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3". SFAS 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. SFAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented using the new accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors in fiscal years beginning after December 15, 2005. The implementation of SFAS 154 is not expected to have a material impact on our consolidated financial statements.

                             DESCRIPTION OF BUSINESS

Overview

         Prior to our acquisition of Houston Operating Company, Houston Operating Company was a shell company whose primary business objective was to merge and become public. NetFabric creates hardware platforms across which it sells services. The hardware serves to provide access to markets that would otherwise be difficult to serve. We are organized as a "holding company" with two divisions reporting to it. The holding company houses the finance and administrative functions and is responsible for the overall corporate strategy, major acquisitions, setting profitability goals, driving inter-divisional synergies and communications. In the formation of our company we have elected to allow those companies we have acquired to retain their names as they generally have spent substantial time, money and effort in branding these names in their respective industries.

         Immediately prior to the NetFabric merger, the directors of Houston Operating Company were Wesley F. Whiting and Redgie Green. The officers were, Wesley F. Whiting - President and Redgie Green - Secretary. The directors of NetFabric were Jeff Robinson (Chairman), Richard Howard and Charlotte Denenberg. The officers of NetFabric were, Jeff Robinson - Chief Executive Officer, Walter Carozza - Chief Financial Officer, Philip Barak - Vice President of Finance, Victoria Desidero - Vice President of Marketing.

         We have found that the market requires a turnkey solution. A solution that bundles all of the necessary hardware and the VoIP service into a single product offering. We have called this new product Fusion+ and have implemented the VoIP service component by establishing a relationship with third party VoIP transport provider. This service will be privately labeled by NetFabric.

         Our subsidiary, UCA Services, is a 250-person (including independent contractors) operation that has many years of experience in delivering its network based applications-and services. Traditionally, UCA Services had focused on providing managed services to the financial industry. With its incorporation into NetFabric, UCA's skill set has been harnessed to provide for the services creation and deployment of our service to telecom companies and medical companies. We have leveraged the connections of the founders of UCA Services to provide for very competitive rates on hardware and software engineering.

         Our plan of operations over the next 12 months is as follows:

         1) Grow the VoIP revenues by creating a solution that bundles the service as well all necessary equipment for a turnkey solution. To this end the company has partnered with VoIP providers and other VoIP equipment manufactures to rapid grow the scope of the product family.

         2) In managed services the focus is on a progressive migration to higher margin business. This migration will take one of two forms.

         The first is the creation of products in the "business process software solution" space. These products move up market to focus on the creation of services and applications rather than focus on the management of networks.

         The second initiative will promote the synergies between our divisions by focusing on the creation and deployment of services that will be deployed to our telecom platforms. An example here would be a service that automatically screens outbound calls to ensure they are in compliance with the government's "Do Not Call" requirements. This service will be deployed to clients running on our telecom platforms, talking to servers that we host in the Internet. This type of service can produce margins that are two to four times those of traditional managed services.

Market Size

         The size of the U.S. small and medium sized business market for our products is estimated to be in excess of $3.0 billion for hardware products and $1 billion in monthly recurring revenues for the VoIP service. The market was estimated using the government's census on US business demographics (http://www.census.gov/epcd/www/smallbus.html). From the population density for various businesses we then performed our own analysis of the following:

         1. Used industry "rule of thumb" metrics that relate to the ration of phone lines coming into a company to the number of employees in that company.

         2. Estimating typical industry pricing for from VoIP equipment and VoIP transport service in the SMB market.


VoIP HW Cost Per Trunk                                         $150 Our Estimate

                                                              Employees Per
        Employees          Number of Firms   Total Employees    Trunk(1)     Trunks (1)      Revenues
----------------------     ---------------   ---------------    --------     ----------   --------------
1 to 4                         2,697,839        5,630,017          1         5,630,017   $  844,502,550
5 to 9                         1,019,105        6,698,077        1.5         4,465,385   $  669,807,700
10 to 19                         616,064        8,274,541          2         4,137,271   $  620,590,575
20 to 99                         518,258       20,370,447          3         6,790,149   $1,018,522,350
Totals                         4,851,266       40,973,082                 TAM for VoIP   $3,153,423,175
                                                                             Equipment

Source:  US Government 2001 Business Census.

VoIP Service Cost per Month Per
Trunk                                                         $50 (Our Estimate)

                                                              Employees Per
        Employees          Number of Firms   Total Employees    Trunk(1)     Trunks (1)       Revenues
----------------------     ---------------   ---------------    --------     ----------   --------------
Line/(1)                       Trunks (1)         Revenues
1 to 4                          2,697,839        5,630,017          1         5,630,017   $  281,500,850
5 to 9                          1,019,105        6,698,077        1.5         4,465,385   $  223,269,233
10 to 19                          616,064        8,274,541          2         4,137,271   $  206,863,525
20 to 99                          518,258       20,370,447          3         6,790,149   $  339,507,450
Totals                          4,851,266       40,973,082              TAM for monthly   $1,051,141,058
                                                                           VoIP Service
                                                                              Recurring
                                                                                Revenue

         Please note that we will only penetrate a percentage of these multi-billion dollar markets, as not every potential end-user customer is going to purchase our product. Nonetheless this analysis serves to illustrate the financial size of the markets we address.

Our Products

         There are currently two products available, one for 4 trunk phone systems, the other for 8 trunk phone systems. New products are constantly in development; others are being obtained by partnering with other telecom manufacturers. We would anticipate releasing several new hardware and software products before the end of this year. The completion costs on the most immediate products are in the range of $500K to $1M. The risks associated with these developments can be reduced to ones effecting the development cost and timing of the release and are inherent in the development of any new product of consequence.

         NetFabric has developed two product lines: FUS1ON 4x4 and 12x8. NetFabric completed development and certification of the FUS1ON 4x4 product line
- the product is currently available for sale. Development on the FUS1ON 12x8 is complete and NetFabric is in the process of CSA product safety certification (CSA 22.2#60950) to UL standard (UL60950). The certification process will cost approximately $12,000. The company expects certification to be complete by October 3, 2005. Immediately following product certification of the FUS1ON 12x8, the company will begin volume production and begin booking revenue by November 1, 2005. However, if the FUS1ON 12x8 fails certification, the company will have to redesign the product layout and resubmit for certification - a process that could take three to four months and cost approximately $20,000. Failing certification will delay product revenue, increase development costs, and refocus sales efforts for FUS1ON 4x4 product line.

         Our FUSION product, which today includes the FUSION 4x4, FUSION 12x8, and the Fusion Voice VoIP service, collectively provide a turnkey solution to the deployment of VoIP to the SMB. The Fusion hardware products attach to an existing business phone system and in an inexpensive and straightforward manner provide for the upgrade of the system to use VoIP. The Fusion 4x4 handles phone systems with up to 4 trunks, while the Fusion 12 x 8 handles phone systems of up to 8 trunks. We believe the product family distinguishes itself by:

         1. Avoiding the issues surrounding the E911 service over VoIP

         2. Transparently handling different dial plans for different service providers.

         3. Handling the issue of variable quality of service (QOS) with WAN services from cable and DSL providers.

         Emergency services are difficult to deliver using VoIP. We believe that it is difficult because there is no hard connection between a telephone number and a physical location. This has been a major issue and risk with VoIP deployment. With the Fusion units 911 calls are automatically routed across the Public Switched Telephone Network and thus the service works without issue. This is a major reduction in liability that businesses find very attractive.

         Finally the amount of traffic on the WAN connection to a small business can vary enormously throughout the day. If no attention is paid to this then certain VoIP calls can be of very poor quality with a lot of distortion and dropout. We believe the Fusion units make dynamic measurements of the delays on the WAN and under poor conditions will route the calls across the PSTN instead.

         Fusion Voice is a VoIP transport service for which we charge $50 per trunk per month. The service is provided through an arrangement with Ecuity and provides many of the necessary features and functions we believe the business users require.

Intellectual Property

         We have two patents pending on the technology used in our products. The patents were designed by Jeff Robinson, our current CEO, during the development of FUSION 4x4. In late 2002, Mr. Robinson discovered a new process to manage remote IP appliances resulting in our request for NetFabric's first patent. And in early 2003, Mr. Robinson developed a call routing technique that is used in FUSION 4x4 to intelligently route calls between the PSTN and VoIP.

Product Strategy

         Our efforts in moving forward will be to integrate more and more of the functionality required to deliver VoIP and other services to the small and medium size business. Through this integration we believe we will drive down cost and further simplify the installation and maintenance of our products.

Sales and Distribution Strategy

         We are starting to engage in recruiting systems integrators and service providers to sell NetFabric's products and services. NetFabric is also assembling two tiers of distributors that target SMB telecom and data resellers, as well as service providers. NetFabric has established a strategic relationship with VoIP service provider, Ecuity Communications, Inc., to deliver a bundled solution of products and services to small offices.

Organization of Sales and Business Development

         Our sales and business development teams focus on channel and strategic accounts with short and long term sales cycles respectively. The sales team consists of channel managers that have experience in recruiting, developing and managing telecom and data VARs. NetFabric is recruiting telecom VARs that primarily sell key/hybrid systems to the SMB market. We believe we are delivering a bundled solution with VoIP service that, when added to the VAR's current offering, will provide a unique solution for our customers. NetFabric is focusing recruitment efforts on resellers and distributors that sell market-leading telecom products such as Avaya, Nortel, NEC, Panasonic, Toshiba, and Intertel.

         We offer what we believe is a unique value proposition to traditional telecom VARs that fall into three categories: those who have not made the switch to marketing VoIP products and services, those who have customers that are reluctant to upgrade their telecom infrastructure to utilize VoIP, and VARs already selling VoIP and data solutions.

         We believe we are positioning NetFabric's products as a solution that saves money on customers' long distance bills and adds advanced IP applications with out the costly forklift upgrades - offering compelling savings. Forklift upgrade refers to the complete replacement of an existing telephone system with a new one.

         We believe our solution increases the revenue to the VAR on each new sale by 20% and provides recurring commission through the sale of VoIP services. We believe VARs are looking for reasons to go back to their customer base to re-engage and sell additional services. We believe we provide these additional services.

         Channel managers are responsible for recruiting new VARs every month. We are hiring channel managers from telecom vendors like Avaya, Nortel, Toshiba, and NEC and Data vendors like Cisco, Nortel, Extreme, and 3Com that have existing VAR relationships to assist with the partner recruitment process. The team is supported by inside sales personnel, who have an overlay quota, to assist with VAR recruitment and management. The sales team is compensated by a base salary plus commission for attaining revenue targets.

         We generate revenue through VARs, Value Added Resellers, by selling NetFabric's products and services to the VAR to be part of a solution to an enterprise customer. Likewise, NetFabric will generate revenue by selling products and services to Service Providers to provide their enterprise customers a VoIP solution. OEM relationships will generate sales by selling directly to manufactures so the OEM may sell NetFabric's products as their own. Finally, direct consultative sales will generate revenue by selling direct to large enterprises by existing sales personnel.

         NetFabric's revenue model consists of selling indirect to small and medium enterprise customers through channels such as VARs, service providers, and OEMs as well as direct to Large Enterprises when the opportunity arises. However, NetFabric's model is mainly focused on serving the needs of small and medium businesses. Therefore, the sales organization is focused on supporting the channel to sell products and services to the small and medium size business.

Distributors

         We have a written agreement with Williams, whereby Williams purchases and resells our products to end-users and VARS, and for use in conjunction with its own customer product offerings. Under the terms of the agreement, Williams orders products directly from us. We ship those products as directed by Williams and invoices Williams on a net 30 day basis. Williams offers a full range of products and services and also resells to 1,000 dealers in Canada and 500 dealers in the US.

         We currently have a verbal distribution agreement with ABP, whereby ABP purchases and resells our products to VARS and small service providers. Under the terms of that agreement, ABP orders products directly from us. We ship those products as directed by ABP and invoices ABP on a net 30 day basis. We chose ABP for its expertise in IP networking, specifically VoIP products. ABP is currently a distributor for companies such as AudioCodes, Ltd. and SNOM technology AG and would have the capability to bundle our products for more complete solutions.

         We currently have a non-binding verbal distribution agreement with CoMatrix, whereby CoMatrix purchases and resells our products to Interconnects, integrators and VARS. Under the terms of that agreement, CoMatrix orders products directly from us. We ship those products as directed by CoMatrix and invoices CoMatrix on a net 30 day basis. We have selected CoMatrix as a distributor for our products because CoMatrix is largely focused on the traditional telephony Interconnect. Our product is the first IP appliance CoMatrix has successfully installed at an end-user customer site. CoMatrix works with approximately 4,000 VARS and Interconnects and plans major mailing efforts and training sessions for its customers regarding IP telephony.

Competition

         We believe our approach in using CPE to elevate consumer grade VoIP services to business class service is unique. The Company believes it is also unique in providing an applications platform for the improved distribution of a host of telephony related services. Thus, the Company is not aware of any direct competition to its products. However there are a number of companies that have VoIP gateways and that can intelligently route calls between the PSTN and VoIP.

         The most notable of these is Quintum Technologies, Inc. The Quintum product is principally focused on the traditional VoIP gateway application, namely the construction of an internal enterprise VoIP telephone system. Quintum can reroute to the PSTN during the telephone call, whereas the Company cannot. However, Quintum requires installation of its proprietary hardware at both ends of the call, which prohibits its use with the majority of the current VoIP service providers. Also, the Quintum product does not contain an applications platform. Other notable companies with routing capabilities to the PSTN would include Better Online Solutions, Ltd., also known as BOScom and Multi-Tech Systems, Inc., also known as MultiTech.

         Other than Quintum, BOScom, MultiTech and similar companies with solutions that can deliver hybrid PSTN/VOIP solutions, there is also the general adoption of pure IP telephone systems, which have the potential to provide similar capabilities to those of the Company products but at much greater initial expense and risk.

Training The Sales, Distribution And Installation Channels

         In support of our sales and distribution channels, we have instituted a comprehensive training program that is delivered via NetFabric's extranet. The extranet is augmented by live training either on site or remotely. We intend to efficiently train large numbers of VARS, Interconnects and other personnel involved in the sales, distribution and installation of products.

Manufacturing And Component Supply

         We use Kimchuk, Inc. for our manufacturing operations. We have no written agreement with Kimchuk. We provide Kimchuk with a rolling 90-day forecast of our manufacturing needs. Each month, we communicate by purchase order to Kimchuk the products and number of units Kimchuk should manufacture for us for the month. When Kimchuk has manufactured those units and placed them in its inventory, Kimchuk invoices us on a net 30 day basis. The price of the units is also determined by the parties on a lot-by-lot basis.

Dependence On Specific Customers

         We believe that our revenue will be dependent on critical sales channels rather than specific end-user customers. We are creating a relatively small number of business relationships with major service providers and equipment vendors. We believe that the revenue that will ensue from these relationships will form a large percentage of our total revenue.

UCA Services - Managed Services

         UCA Services is on IT solutions division of NetFabric that serves the information and communications needs of a wide range of businesses with a commitment to customer satisfaction. Primarily focused on financial markets (banking, insurance and securities trading), we have, over the years, diversified into the pharmaceutical, health care and hospitality sectors. UCA Services delivers a broad range of information technology consulting and infrastructure development services, including multi-year managed services contracts, via an integrated network of branch offices and alliance partners in the United States, Canada, Europe and India.

         Within the current business, we have gained experience in the following practice areas:

Infrastructure Builds and Maintenance

         Systems Integration for Pre-Merger and Post Merger Technology
         Integration

         Enterprise wide systems refresh and applications roll out

         Enterprise Information Security Architecture and Implementation

         Network Architecture, Design & Implementation including Identity Management and Access Management

         Data Center Architecture, Design, Build, Re-lo & Management

         Information Technology Infrastructure Library (ITIL)/IT Service Management Consulting

         Business Continuity & Disaster Recovery - Architect, Design, Build and Operate with operational and cost efficiency

         Enterprise Software Solutions to pro actively monitor and maintain Systems, Applications and Networks

Application Development and Maintenance

         We believe UCA Services provides cost effective IT-applications development and maintenance-support solutions for its customers, including shared risk engagements and fully outsourced projects, managed quality assurance and testing services, including functional testing, compatibility test, performance testing, regression testing and benchmarking. These services are offered either on-site, off-site and/or Off-shore the practice includes a core team of senior architects, subject matter experts and software engineers in the US and India.

Managed Services

         We believe UCA Services has experience in the managed services area including on-site data center operations management and help desk management. These practices are staffed with individuals with industry experience and service delivery team members. Off-shore remote help desk and network operations centers known as "NOC" are also being worked upon based on customer specific requirements.

Professional Services

         Over the years, professional services has matured as a practice and UCA Services has preferred vendor relationships with its customers where it offers IT consulting services on a time and material basis in the areas of applications and infrastructure development and project management. It also offers validation services in FDA regulated industries. It develops and conducts workshops on regulated affairs involving experts from industry, academia and its own subject matter.

Sales and Marketing

         We sell our services and products through a direct sales force located in or near major metropolitan areas. These sales associates, also known as client executives, are supported by call center sales support personnel. Currently, we have approximately 30 direct sales force and sales support personnel. In addition, we have independent sales agents (non-employees), who sell our services on a commission basis. Our marketing strategy is to develop long-term partnership relationships with existing and new clients that will lead to us becoming a preferred provider of information technology services. We seek to employ a cross-selling approach where appropriate to expand the number of services utilized by a single client.

Competition

         The information technology services industry is highly competitive and served by numerous international, national, regional and local firms, all of which are our existing or potential competitors. Our primary competitors are software consulting and implementation firms, applications software firms, service groups of computer equipment companies, general management consulting firms, programming companies, offshore firms and temporary staffing firms as well as the internal information technology staff of our clients. We believe that the principal competitive factors in the information technology services industry include the range of services offered, cost, technical expertise, responsiveness to client needs, speed in delivering information technology solutions, quality of service and perceived value. Many of our competitors have significantly greater financial, technical, marketing and other resources than we do, and our share of the market compared to theirs is too small to quantify.

Employees

         We have 140 employees including 42 employees and 98 billable consultants. In addition we use the services of 109 billable independent contractors. Our employees were: 14 in sales, 16 in service/products delivery management and 12 executive and administrative.

                                   MANAGEMENT

Officers And Directors

         The following table sets forth the names and positions of our executive officers and directors. Our directors are elected at our annual meeting of stockholders and serve for one year or until successors are elected and qualify. Our Board of Directors elect our officers, and their terms of office are at the discretion of the Board, except to the extent governed by an employment contract.

         As of October 31, 2005, our directors and executive officers, their age, positions, the dates of their initial election or appointment as directors or executive officers, and the expiration of their terms are as follows:

Name of Director/Executive Officer    Age     Position                         Period Served
----------------------------------    ---     ----------------------------     ------------------------
Jeff I. Robinson                      52      Chairman and Chief Executive     November 2004 to present
                                              Officer
Vasan Thatham                         47      Chief Financial Officer          June 2005 to present
Walter Carozza                        50      Secretary                        August 2004 to present
Fahad Syed                            38      Director and Chief Executive     May 2005 to present
                                              Officer of UCA Services
Eric Strauss                          34      Chief Executive Officer          June 2005 to present
                                              NetFabric Corp
Richard R. Howard                     55      Director                         November 2004 to present
Charlotte G.  Denenberg               58      Director                         November 2004 to present
Madelyn M. DeMatteo                   57      Director                         January 2005 to present

         Below are the biographies of each of our officers and directors as of October 31, 2005.

         JEFF ROBINSON. Mr. Robinson is a co-founder of NetFabric and has been a Director and President since December 2002 and its Chairman and CEO since November 2004. He has served on the Board of Directors of NetFabric since 2002. Mr. Robinson is an experienced entrepreneur and technologist. He was the CEO of IQ NetSolutions from June1994 to July 2002, a company that created one of the first voice-over-packet systems with an emphasis on ease of installation. During the period from October 3987 to July 1994, he was the Chairman and CTO of Star Semiconductor, the company that created the world's first commercially available multi-processor DSP. During the period from December 1982 to September 1987, Mr. Robinson was the Director of VLSI at General DataComm, and an IC Design Manager at Texas Instruments. Mr. Robinson is the owner or co-owner of over 30 patents.

         VASAN THATHAM. Vasan Thatham has been Vice President and Chief Financial Officer of NetFabric since June 2005. Prior to joining the Company, from February 1999 through June 2005 Mr. Thatham was Vice President and Chief Financial Officer of Provo International, Inc., a company engaged in providing Internet and telecommunications services. Prior to that, Mr. Thatham held various positions with Esquire Communications, Ltd, Strings Ltd., Ernst & Young in Kuwait and KMPG Peat Marwick in India. Mr. Thatham is a chartered accountant under the laws of India.

         WALTER CAROZZA. Mr. Carozza was the interim Chief Financial Officer of NetFabric from August 2004 to June 2005. Prior to that, from February 1997 to present, he has been employed as a Manager of ERV Partners, LLC and ERV Management LLC, the General Partner and Manager, respectively, of East River Ventures, a venture capital firm based in New York City. Mr. Carozza received his BA and JD degrees from The University of Wisconsin. He is admitted to practice before the Court of International Trade, the U.S. Supreme Court, and the District of Columbia Court of Appeals. He is a member of the DC and Wisconsin Bars.

         FAHAD SYED. Mr. Syed is an accomplished entrepreneur and co-founder of UCA Services, Inc. who has more than 14 years of experience in Global Services. Mr. Syed is an expert in the development of best practices in IT, channel and direct sales strategies and effective service delivery models. Mr. Syed was the Managing Director of UCA Services, Inc, from June 2003 to May 2005. Subsequent to its acquisition by NetFabric in May 2005, he is a Director of NetFabric and the Chief Executive Officer of UCA Services, Inc. Since inception, he grew UCA Services to a company with 200 employees company in just two years. Prior to that, Mr. Syed was Vice President of IT services with UCA Computer Systems, Inc., a system integrator, from December 1998 to May 2003. Previously, Mr. Syed held prominent positions in development and management of Financial Products at the Housing Development Finance Corporation (HDFC), a pioneer Housing Finance Institution in the private sector in India. Mr. Syed holds a Masters Degree in Development Sciences from Tata Institute of Social Sciences, Mumbai, India; a Bachelors degree in Sociology from Aligarh University, India and a Diploma in Systems from National Institute of Information Technology, Mumbai, India.

         ERIC STRAUSS. Eric Strauss is a seasoned executive with more than 12 years experience building successful organizations with consistent measurable achievements in the technology industry for new-to-market and existing companies. Mr. Strauss joined the company in February 2005 as the Vice President of Sales and Business Development and has served as CEO of NetFabric Corporation since June 2005. Before joining the company, from July 2002 to February 2005, Mr. Strauss was employed by Avaya, a telecommunication equipment manufacturer. During his employment he held positions of Channel Manager, Director of Business Development and North American Sales Director. Prior to Avaya, he worked for Yipes Communications from March 2000 to June 2002, a Metropolitan Ethernet Service Provider, as the Eastern Region Director. Mr. Strauss also worked for 3Com Corporation from 1996 to 2000 and The Professional Development Group from 1994 to 1996, an application consulting firm, in various sales positions. Mr. Strauss holds an MBA from Columbia Business School and a Bachelor degree in Business Administration from James Madison University.

         RICHARD R. HOWARD. Mr. Howard has been a Director of NetFabric since November 2004. He received a BS in Economics and Corporate Finance from the Wharton School at the University of Pennsylvania. Since 2004, he has been the President of Flagship Healthcare Management, Inc. From 2003 to 2004, was the Managing Director of BLH Strategies, a consulting firm that provides services to companies and nonprofit organizations. From 1985 to 2003, he worked for Genesis Health Ventures, Inc. At various times during his seventeen years with Genesis he served as Vice Chairman, President and Chief Operating Officer. He also served as a member of the Board of Directors for all seventeen years. While with Genesis, the company grew from a private company operating twelve skilled nursing centers to a $2.5 billion publicly traded company employing over 45,000 people.

         CHARLOTTE G. DENENBERG. Ms. Denenberg has been a Director of NetFabric since November 2004. She received a BA in Psychology and Mathematics with Highest Distinction, Phi Beta Kappa, from Northwestern University, and an MS and a PhD in Mathematics from the Illinois Institute of Technology. For the past two years she has consulted to a variety of companies in the telecommunications industry. From 1998 to 2002, she worked for Metromedia Fiber Network Services, Inc. (MFN) as Vice President, Optical Infrastructure ( December 1998 o June
2000) and as Vice President and Chief Technology Officer ( July 2000 to June
2002). Metromedia Fiber Network Services (MFN) was engaged in design, installation and maintenance of inter-city and intra-city optical fiber networks.

         MADELYN M. DeMATTEO. Ms. Madelyn DeMatteo has been a Director of NetFabric since January 2005. Ms. DeMatteo is a retired executive and has been retired since 2001. From 1978 through 1999, Ms. DeMatteo was employed by Southern England Telecommunications Corporation. During her employment, she held the positions of Senior Vice President, General Counsel and Corporate Secretary and Vice President, General Counsel & Corporate Secretary from 1992-2000. In 2000 she provided consulting services to SBC Communications regarding litigation and other legal matters. Ms. DeMatteo received her BA from Connecticut College in1970 and her JD from University of Connecticut in 1973.

Family Relationships

         There are no family relationships among the directors or executive officers of NetFabric.

Involvement In Certain Legal Proceedings

         None of our officers, directors, promoters or control persons have been involved in the past five years in any of the following:

         (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

         (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

         (3) Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

         (4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee

         The Audit Committee is responsible for making recommendations to the board of directors as to the selection and independence of our external auditor, maintaining communication between the board of directors and the independent auditor, reviewing the annual audit report submitted by the independent auditor and determining the nature and extent of problems, if any, presented by such audit warranting consideration by our board of directors. The current members of the Audit Committee are Ms. DeMatteo and Mr. Howard. Membership on the Audit Committee is intended to be restricted to directors who are independent of management and free from any relationship that, in the opinion of the board of directors, could interfere with the exercise of independent judgment as a committee member.

Code Of Ethics

         We have a Code of Ethics for all its employees including its executive officers. Our Code of Ethics was filed as Exhibit 14.2 on our Annual Report filed on Form 10-KSB filed on March 31, 2005.

Executive Compensation

         The following table sets forth, for the fiscal year ended December 31, 2004, information regarding the compensation earned by our Chief Executive Officer and each of our most highly compensated executive officers whose aggregate annual salary and bonus exceeded $100,000, for each of the years indicated, with respect to services rendered by such persons to NetFabric and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION                                    LONG-TERM COMPENSATION
                               -------------------------------------                ----------------------------------------
                                                                                       AWARDS       PAYOUTS
                                                                                    ------------- ------------
                                                           OTHER       RESTRICTED    SECURITIES
                                                           ANNUAL        STOCK       UNDERLYING                   ALL OTHER
NAME AND PRINCIPAL             SALARY        BONUS      COMPENSATION    AWARD(S)    OPTIONS/SARS  LTIP PAYOUTS  COMPENSATION
POSITION             YEAR       ($)           ($)           ($)           ($)           (#)           ($)            ($)
------------------   ----      --------      ------     ------------   ----------   ------------- ------------  ------------
Fred Nazem
Chief Executive
Officer(2)           2004       175,000         0             0             0               0             0              0
Jeff Robinson
Chief Executive
Officer(3)           2004       175,000         0             0             0               0             0              0
Walter Carozza
Chief Financial
Officer              2004        60,000         0             0             0         998,832             0              0
Philip Barak
VP Finance           2004             0         0             0             0         494,416             0              0
Victoria Desidero
VP Marketing         2004       110,000         0             0             0         395,533             0              0
William Meltzer
Director, Software   2004       120,000         0             0             0         164,805             0              0

-------------

(1) No compensation was paid in 2002 and 2003 by NetFabric. NetFabric was incorporated in December 2002 and began business operations in January 2003.

(2)      Effective November 30, 2004, Fred Nazem resigned as Chairman and CEO.

(3) Effective November 30, 2004, Jeff Robinson was appointed CEO and elected Chairman.

         The following table sets forth information concerning individual grants of stock options in 2004 to the Named Executive Officers:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                               NUMBER OF          % TOTAL
                                               SECURITIES      OPTIONS/SARS
                                               UNDERLYING       GRANTED TO       EXERCISE OR
                                              OPTIONS/SARS     EMPLOYEES IN       BASE PRICE
NAME                                          GRANTED (#)       FISCAL YEAR         ($/SH)       EXPIRATION DATE
------------------------------------------    ------------     -------------     ------------    ---------------
Walter Carozza                                  988,832           33.90%            $0.152       January 1, 2014
Philip Barak                                    494,416           16.95%            $0.152       January 1, 2014
Victoria Desidero                               395,533           13.56%            $0.152       June 14, 2014
William Meltzer                                 164,805            5.65%            $0.152       January 1, 2014
Joseph Welfeld                                  148,325            5.08%            $0.152       April 26, 2014
Dominick Zumbo                                  158,325            5.08%            $0.152       August 16, 2014


             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

         The following table sets forth information with respect to awards made to persons named in the Summary Compensation Table pursuant to a long-term incentive plan in the fiscal year ending December 31, 2004.

                                                 Number of
                                          Securities Underlying     Employees in Fiscal
                      Name                   Options Granted               Period          Exercise Price per Share
----------------------------------------  ---------------------     -------------------   --------------------------
Walter Carozza                                  988,832                  33.90%                $    0.152
Philip Barak                                    494,416                  16.95%                $    0.152
Victoria Desidero                               395,533                  13.56%                $    0.152
William Meltzer                                 164,805                   5.65%                $    0.152
Joseph Welfeld                                  148,325                   5.08%                $    0.152
Dominick Zumbo                                  158,325                   5.08%                $    0.152

         Compensation Of Directors

         The independent directors of NetFabric will receive an initial grant of stock options to purchase 125,000 shares of common stock with an exercise price equal to the fair market value. The options shall vest 15,625 shares on the date of grant and thereafter 15,625 shares every three months for as long as the board member is a member of our board as of such date. The option shall have a term of ten years from the date of grant. They all also received a similar bi-annual grant. Independent directors are also reimbursed for out-of-pocket expenses in connection with attendance at board meetings and committee meetings.

         Compensation Committee

         The Compensation Committee is authorized to review and make recommendations to the board of directors on all matters regarding the remuneration of our executive officers, including the administration of our compensation plans. The Compensation Committee is intended to be comprised of at least three members. Currently, the Compensation Committee is comprised of: Ms. Charlotte G. Denenberg and Mr. Richard Howard (Chairman).

         Employment Agreements

         UCA Services, Inc., entered into an employment agreement with Fahad Syed in June of 2003 which will expire in May 2008 subject to automatic successive one year renewals unless either we or the employee gives notice of intention not to renew the agreement. The agreement provides for an annual base salary of $150,000 with specified annual increases to the base salary. Pursuant to the agreement, if we terminate Fahad Syed's employment without cause or good reason, as defined in the agreement, we are obliged to pay a termination benefit equal to the remaining annual base salary during the initial term of the agreement.

                             DESCRIPTION OF PROPERTY

NetFabric (Headquarters)

         We do not own any real property. We lease our office space for our headquarters and for our subsidiary UCA Services under the same sublease. The office space is located at Three Stewart Court Denville, New Jersey. The total office space is 15,000 square feet for a three year term through July 26, 2008 for an annual rent of approximately $144,000.

         We also have a 2 year lease through March 14, 2006 renewable annually for three more years until 2009. This office space is for approximately 19,000 square feet with an annual rent of approximately $88,000 with escalation provisions for renewal.

NetFabric Corporation  (Operating subsidiary)

         We lease office space under a two-year operating lease with Silvermine Investors, LLC, which expires on December 31, 2005 and the lease provides us an option to extend the term for a period of one year. Under the terms of the lease, we have paid one dollar and issued 200,000 shares of common stock to Silvermine as consideration for use of the office space during the term of the lease. Prior to 2004, we operated rent-free from the primary residence of Jeff Robinson, co-founder and current CEO and Chairman, and the offices of Fred Nazem, co-founder and former Chairman and CEO.

Each of these offices provide sufficient space for their respective operations for the near future.

                                LEGAL PROCEEDINGS

         We are not a party to any pending legal proceedings other than the ordinary course of routine litigation incidental to our business.

                             PRINCIPAL STOCKHOLDERS

Security Ownership Of Certain Beneficial Owners And Management

         The table below sets forth information with respect to the beneficial ownership of our common stock as of October 27, 2005 for (i) persons who own more than 5% of our outstanding common stock; (ii) each of our directors or those nominated to be directors, and executive officers; and (iii) all of our directors and executive officers as a group.

                                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
-------------------------------------------------------------------------------------------------------------------------------
                                                                                            Amount and
                                                                                            Nature of
                           Name and Address                                                 Beneficial       Percentage
Title of Class             of Beneficial Owner                                               Ownership       of Class(1)
-------------------------- -------------------------------------------------------------- ---------------- ----------------
Common                     Macrocom Investors, LLC                                            5,750,000(2)          8.5%
                           1365 York Avenue, 28B
                           New York, New York 10021

Common                     Faisal Syed                                                        9,638,462            15.3%
                           Three Stewart Court
                           Denville, New Jersey 07834

Common                     Mohamed Asif                                                       9,638,462            15.3%
                           Three Stewart Court
                           Denville, New Jersey 07834

Common                     Fred Nazem                                                        15,069,977(3)         23.9%
                           44 East 73rd Street
                           New York, New York 10021



-------------------------------------------------------------------------------------------------------------------------------
                                               SECURITY OWNERSHIP OF MANAGEMENT
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                Amount and
                                                                                                 Nature of
Title of Class             Name and Address                                                     Beneficial       Percentage
                           of Beneficial Owner                                                   Ownership      of Class (1)
-------------------------- ------------------------------------------------------------------ ---------------- ----------------
Common                     Jeff Robinson                                                        14,832,476           23.6%
                           c/o NetFabric Corporation Holdings, Inc.
                           Three Stewart Court
                           Denville, NJ 07834

Common                     Walter Carozza                                                        1,070,013(4)         1.7%
                           c/o NetFabric Corporation Holdings, Inc.
                           Three Stewart Court
                           Denville, NJ 07834

Common                     Madelyn M. DeMatteo                                                      46,875(5)            *
                           c/o NetFabric Corporation Holdings, Inc.
                           Three Stewart Court
                           Denville, NJ 07834

Common                     Charlotte G. Denenberg                                                   46,875(5)            *
                           c/o NetFabric Corporation Holdings, Inc.
                           Three Stewart Court
                           Denville, NJ 07834

-------------------------------------------------------------------------------------------------------------------------------
                                               SECURITY OWNERSHIP OF MANAGEMENT
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                Amount and
                                                                                                 Nature of
Title of Class             Name and Address                                                     Beneficial       Percentage
                           of Beneficial Owner                                                   Ownership      of Class (1)
-------------------------- ------------------------------------------------------------------ ---------------- ----------------
Common                     Fahad Syed c/o NetFabric Corporation                                  4,819,231(5)         7.7%
                           Three Stewart Court
                           Denville, NJ 07834

Common                     Eric Strauss c/o NetFabric Corporation                                  112,500(5)            *
                           Three Stewart Court
                           Denville, NJ 07834

Common                     Vasan Thatham c/o NetFabric Corporation                                  75,000(7)            *
                           Three Stewart Court
                           Denville, NJ 07834

Common                     Richard F. Howard c/o NetFabric Corporation                              46,875(5)            *
                           Three Stewart Court
                           Denville, NJ 07834

Common                     ALL DIRECTORS AND OFFICERS AS A GROUP (8 persons)                    21,049,845(8)        32.8%

-------------------

*        Less than 1%.
(1) Applicable percentage of ownership is based on 62,885,500 shares of common stock outstanding as of October 31, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of October 31, 2005 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) Includes 3,000,000 shares issuable upon exercise of warrants and 2,000,000 shares issuable upon conversion of convertible debentures.
(3) Includes 100,000 shares issuable upon exercise of warrants, 100,000 shares issuable upon the conversion convertible debentures, and 6,592,212 shares held by the Fred F. Nazem Children's Trust, whose trustees are Alexander Nazem, Farhad Nazem and Sohelya Gharib. Fred Nazem disclaims beneficial ownership of these securities.
(4) Includes 617,708 shares issuable upon exercise of options, 150,000 shares issuable upon exercise of warrants and 100,000 shares issuable upon conversion of convertible debentures, 100,000 shares issuable upon exercise of warrants and 100,000 shares issuable upon conversion of convertible debentures held by an entity affiliated with Walter Carozza.
(5) Includes 46,875 shares issuable upon exercise of options. (6) Includes 112,500 shares issuable upon exercise of options. (7) Includes 75,000 shares issuable upon exercise of options.
(8) Includes 945,833 shares issuable upon exercise of options, 150,000 shares issuable upon exercise of warrants and 100,000 shares issuable upon conversion of convertible debentures.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During the past two years, we have entered two transactions with a value in excess of $60,000 with an officer, director or beneficial owner of 5% or more of our common stock, or with a member of the immediate family of any of the foregoing named persons or entities, as follows:

         In May 2005, Fred Nazem advanced us $70,000 for our working capital purposes. In June 2005, Fahad Syed, a director and officer, advanced us $200,000 for our working capital purposes. Each of these loans was interest free and have not been subject to any written agreement.

         Prior to our acquisition of UCA Services, UCA Services issued a promissory note to Faisal Syed, a stockholder for $100,000. The note bears interest at the rate equal to the minimum applicable interest rate allowable under the law. The promissory note together with accrued but unpaid interest was due on June 16, 2005. To date, our subsidiary has not repaid the promissory note. We are in negotiation with the noteholder to extend the maturity of the note.

         Our subsidiary UCA Services has a sublease with UCA Global, Inc., an entity affiliated with Faisal Syed. Mr. Syed is a stockholder of NetFabric. The lease is for an office of 15,000 square feet for a three year term through July 2008 with an annual rent of $144,000. The sublease rent was determined by the landlord based on the area of usage and our subsidiary pays its share of rent directly to the landlord.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

         (a)      Market Information

         The following table sets forth the high and low bid prices for our common stock for the periods indicated as reported by the NASDAQ
Over-the-Counter Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

         YEAR 2003                            High Bid     Low Bid
         -----------------------------------  --------    --------
         Quarter Ended March 31,                  .51          .51
         Quarter Ended June 30,                   .35          .35
         Quarter Ended September 30               .35          .35
         Quarter Ended December 31                .35          .35

         YEAR 2004                            High Bid     Low Bid
         -----------------------------------  --------    --------
         Quarter Ended March 31                   .20          .20
         Quarter Ended June 30                    .20          .20
         Quarter Ended September 30               .20          .20
         Quarter Ended December 31               3.20          .20

         YEAR 2005                            High Bid     Low Bid
         -----------------------------------  --------    --------
         Quarter Ended March 31                  2.75         1.25
         Quarter Ended June 30                   1.48         1.01
         Quarter Ended August 25                 1.43          .80


         (b)      Holders Of Common Stock

         As of October 31, 2005, we had approximately 451 shareholders of our common stock and 62,885,500 shares of our common stock were issued and outstanding.

         (c)      Dividend

         The holders of common stock are entitled to receive dividends if and when declared by the Board of Directors, out of funds legally available therefore and to share pro-rata in any distribution to the shareholders. Generally, we are not able to pay dividends if after payment of the dividends, we would be unable to pay our liabilities as they become due or if the value of our assets, after payment of the liabilities, is less than the aggregate of our liabilities and stated capital of all classes. We do not anticipate declaring or paying any cash dividends in the foreseeable future.

         (d)      Equity Compensation Plan as of October 3, 2005

                                                                                                     Number of Securities
                                                                                                      Remaining Available
                                                                                                      for Future Issuance
                                                   Number of Securities                                  Under Equity
                                                     to be Issued Upon        Weighted Average        Compensation Plans
                                                        Exercise of           Exercise Price of      (Excluding Securities
                                                   Outstanding Options,     Outstanding Options,         Reflected in
                                                    Warrants and Rights      Warrants and Rights          Column (a))
Plan Category                                               (a)                      (b)                      (c)
------------------------------------------         --------------------     ---------------------    ----------------------
Equity Compensation Plans(1)                              5,133,889              $      0.46                3,866,111
Equity compensation plans not approved by
  equity holders(2)                                       4,913,637                     0.72                        0
                                                   ----------------         ----------------         ----------------
Total                                                    10,047,526              $      0.61                3,866,111

(1)      Pursuant to the NetFabric 2005 Stock Option Plan.
(2) Outstanding warrants to acquire shares of common stock. The warrants expire at various times through 2008 and warrant holders have anti-dilution rights.

                            DESCRIPTION OF SECURITIES

General

         Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, $0.001 par value per share. As of October 31, 2005, there were 62,885,500 outstanding shares of common stock. We are authorized to issue 10,000,000 shares of preferred stock, but to date we have not issued any shares of preferred stock. Set forth below is a description of certain provisions relating to our capital stock. For additional information, regarding our stock please refer to our Articles of Incorporation and By-Laws.

Common Stock

         Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

Preferred Stock

         We have 10,000,000 shares of preferred stock authorized. The preferred stock may be issued from time to time in one or more series. The Board of Directors shall have the full authority to determine and state the designations and the relative rights (including, if any, par value, conversion rights, participation rights, voting rights, dividend rights, and stated, redemption and liquidation values), ranking preferences, limitations and restrictions of each such series by the adoption of resolutions prior to the issuance of each such series authorizing the issuance of such series. All shares of preferred stock of the same series shall be identical with each other in all respects, except with respect to the right to receive dividends which may vary depending on the date of purchase.

Secured Convertible Debentures

         Pursuant to the Securities Purchase Agreement, we have issued to Cornell Capital Partners secured convertible debentures in the principal amount of $1,658,160. These secured convertible debentures are convertible at the holders option at a conversion price equal to the lesser of (i) an amount equal to $1.00; or (ii) an amount equal to 95% of the lowest closing bid price of our common stock for the 30 trading days immediately preceding the conversion date. The secured convertible debentures have a 36-month term and accrue annual interest of 5%. The secured convertible debentures may be redeemed by us at any time, in whole or in part.

Warrants

         In connection with the Securities Purchase Agreement we issued a warrant to Cornell Capital Partners. The warrant allows Cornell Capital Partners to purchase 560,000 shares of common stock at an exercise price equal to $0.50. The warrant expires three years from October 27, 2005.

Limitation Of Liability:  Indemnification

         Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers of from and against certain claims arising from or related to future acts or omissions as a director or officer of NetFabric. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of NetFabric pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

         Authorized And Unissued Stock

         The authorized but unissued shares of our common stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of NetFabric that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with NetFabric's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

         The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of NetFabric by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         As a consequence of the change in management, resulting from the acquisition of NetFabric, on March 28, 2005 Michael Johnson & Co. LLC was dismissed as the independent registered public accounting firm for Houston Operating Company by the Audit Committee of its Board of Directors.

         Michael Johnson reports on Houston's financial statements for the past two fiscal years did not contain an adverse opinion, disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. The report was qualified as to uncertainty about the Houston's ability to continue as a going concern unless it was able to generate sufficient cash flow to meet its obligations and sustain its operations.

         During Houston's two most recent fiscal years and through March 28, 2005, there were no disagreements with Michael Johnson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Michael Johnson, would have caused it to make reference to the subject matter of the disagreements in connection with this report. No reportable events of the type described in Item 304(a)(1)(iv)(B) of Regulation S-B occurred during the two most recent fiscal years.

         Houston has provided Michael Johnson with a copy of this disclosure and requested that they furnish Houston with a letter addressed to the Commission stating whether it agrees or disagrees with the statements by the Company in this report and, if not, stating the respects in which it does not agree. A letter from MJC to such effect is attached hereto as Exhibit 16.1.

         Also effective March 28, 2005, J.H. Cohn LLP was appointed as the new independent registered public accounting firm for Houston.

         During its two most recent fiscal years and through March 28, 2005, Houston has not consulted with J.H. Cohn on any matter that (i) involved the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Houston's financial statements, in each case where written or oral advice was provided, that was an important factor considered by Houston in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) was either the subject of a disagreement or event, as that term is described in
Item 304(a)(1)(iv)(A) of Regulation S-B. J.H. Cohn are currently the auditors for NetFabric, a wholly-owned operating subsidiary of the Company.

                                     EXPERTS

         The consolidated financial statements of NetFabric as of December 31, 2004 and 2003 and for the years then ended, included in this prospectus, have been included herein on the reliance of the report, dated March 30, 2005, except for the matters discussed in Note 12, as to which the date is April 7, 2005, of J.H. Cohn LLP, independent registered public accounting firm, which included an explanatory paragraph relating to NetFabric's ability to continue in existence, given on the authority of that firm as experts in accounting and auditing.

         The financial statements of UCA Services Inc. as of December 31, 2004 and 2003 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 2004 and the statements of operations, stockholders' equity (deficit) and cash flows for the period from January 1, 2003 to May 31, 2003 and for the period from inception (June 1, 2003) to December 31, 2003, included in this prospectus, have been included herein on the reliance of the report, dated July 29, 2005, of J.H. Cohn LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

Transfer Agent

         The transfer agent for our common stock is Securities Transfer Corporation. Their address is2591 Dallas Parkway, Suite 102, Frisco, Texas 75034, and their telephone number is 469-633-0088.

                                  LEGAL MATTERS

         Kirkpatrick & Lockhart Nicholson Graham LLP will pass upon the validity of the shares of common stock offered hereby. Kirkpatrick & Lockhart Nicholson Graham LLP is located at 201 South Biscayne Boulevard, Miami Center, Suite 2000, Miami, Florida 33131.

                           HOW TO GET MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Securities and Exchange Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Securities and Exchange Commission's Public Reference Room at 100 F Street, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

                    INDEX TO HISTORICAL FINANCIAL STATEMENTS

NETFABRIC HOLDINGS, INC. AND SUBSIDIARIES
                                                                                                                         Page
                                                                                                                         ----
Unaudited Condensed Consolidated Balance Sheet as of June 30, 2005
  and December 31, 2004......................................................................................             F-1
Unaudited Condensed Consolidated Statements of Operations for the three months ended June 30, 2005 and June 30, 2004 and the six months ended
  June 30, 2005 and June 30, 2004............................................................................             F-2
Unaudited Condensed Consolidated Statement of Stockholders' Equity (Deficit) for the six months ended
  June 30, 2005..............................................................................................             F-3
Unaudited Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2005 and
  June 30, 2004..............................................................................................             F-4
Notes to Unaudited Condensed Consolidated Financial Statements...............................................      F-5 - F-14
Report of Independent Registered Public Accounting Firm of J.H. Cohn LLP.....................................            F-15
Consolidated Balance Sheets as of December 31, 2004 and 2003.................................................            F-16
Consolidated Statements of Operations for the years ended December 31, 2004 and 2003 and for the period
  from inception (January 1, 2003) to December 31, 2004......................................................            F-17
Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 2004
  and 2003 and for the period from inception (January 1, 2003) to December 31, 2004..........................            F-18
Consolidated Statements of Cash Flows for the years ended December 31, 2004 and 2003 and
  for the period from inception (January 1, 2003) to December 31, 2004.......................................            F-19
Notes to Consolidated Financial Statements...................................................................     F-20 - F-29
UCA SERVICES, INC.
Report of Independent Registered Public Accounting Firm of J.H. Cohn LLP.....................................            F-30
Balance Sheets as of December 31, 2004 And 2003..............................................................            F-31
Statements of Operations for the year ended December 31, 2004, and for the period from inception
  (June 1, 2003) to December 31, 2003 and for the period from January 1, 2003 to May 31, 2003................            F-32
Statements of Stockholders' Equity (Deficit) for the period from January 1, 2003 to May 31, 2003, for the
  period from inception (June 1, 2003) to December 31, 2003 and for the year ended December 31, 2004 ........            F-33
Statements of Cash Flows for the year ended December 31, 2004, and for the period from inception
  (June 1, 2003) to December 31, 2003 and for the period from January 1, 2003 to May 31, 2003................            F-34
Notes To Financial Statements................................................................................     F-35 - F-44
Balance Sheets as of March 31, 2005 (Unaudited) and December 31, 2004........................................            F-45
Statements of Operations for the three months ended March 31, 2005 and 2004 (Unaudited)......................            F-46
Statements of Stockholders' Deficit for the period from January 1, 2005 to March 31, 2005 (Unaudited)........            F-47
Statements of Cash Flows for the three months ended March 31, 2005 and 2004 (Unaudited)......................            F-48
Notes to financial statements................................................................................            F-49

                    NETFABRIC HOLDINGS, INC. AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets

                                         ASSETS
                                                                             June 30,
                                                                               2005         December 31,
                                                                           (Unaudited)         2004
                                                                           -----------     ------------
Current Assets:
  Cash                                                                     $     18,087     $     67,719
  Trade accounts receivable, net                                              2,460,590               --
  Inventory                                                                     209,261           72,025
  Prepaid expenses and other current assets                                     196,037           88,910
                                                                           ------------     ------------
    Total current assets                                                      2,883,975          228,654

Property and equipment, net                                                     308,010          171,931
Deferred offering costs                                                              --          368,683
Goodwill and other intangibles                                               34,166,977               --
Other assets                                                                      7,324           43,053
                                                                           ------------     ------------
    Totals                                                                 $ 37,366,286     $    812,321
                                                                           ============     ============
                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Bridge loans, net of unamortized discount                                $    211,686     $    749,659
  Loans and advances payable to stockholders and officers                       502,639           32,639
  Accounts payable and accrued liabilities                                    3,512,907          273,707
  Accrued compensation                                                          459,679               --
  Deferred revenues and customer advances                                       786,260           25,966
                                                                           ------------     ------------
    Total current liabilities                                                 5,473,171        1,081,971
                                                                           ------------     ------------
Commitments and contingencies

Stockholders' Equity (Deficit):
  Common Stock, $.001 par value, 100,000,000 shares authorized,
  61,748,358 and 34,652,204 shares issued and outstanding, respectively          61,748           34,652
  Additional paid-in capital                                                 35,551,209        1,216,523
  Deferred employee compensation                                                (44,985)              --
  Accumulated deficit                                                        (3,674,857)      (1,520,825)
    Total stockholders' equity (deficit)                                     31,893,115         (269,650)
                                                                           ------------     ------------
      Totals                                                               $ 37,366,286     $    812,321
                                                                           ============     ============

       See Notes to Unaudited Condensed Consolidated Financial Statements

                    NETFABRIC HOLDINGS, INC. AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations
           For Three Months Ended June 30, 2005 and June 30, 2004 and
              The Six Months Ended June 30, 2005 and June 30, 2004

                                                          Three Months Ended                    Six Months Ended
                                                   June 30, 2005    June 30, 2004     June 30, 2005     June 30, 2004
                                                    (Unaudited)       (Unaudited)      (Unaudited)       (Unaudited)
                                                   ------------      ------------      ------------      -------------
Revenues                                           $  2,273,330      $         --      $  2,273,330      $         --
                                                   ------------      ------------      ------------      -------------
Expenses:
  Direct employee compensation and consultant
  expenses                                            1,778,075            27,044         1,780,808            34,719
  Selling, general and administrative expenses        1,276,243           187,249         1,898,851           261,853
  Research and development                              187,477                --           321,952                --
  Interest and bank charges                             155,019               249           387,843               249
  Depreciation and amortization                          22,618                --            37,908                --
                                                   ------------      ------------      ------------      -------------
    Total expenses                                    3,419,432           214,542         4,427,362           296,821
                                                   ------------      ------------      ------------      -------------
Loss before provision for income taxes               (1,146,102)         (214,542)       (2,154,032)         (296,821)

Provision for income taxes                                   --                --                --                --
                                                   ------------      ------------      ------------      -------------
Net loss                                           $ (1,146,102)     $   (214,542)     $ (2,154,032)     $   (296,821)
                                                   ============      ============      ============      =============
Net loss per common share, basic and diluted       $      (0.02)     $      (0.01)     $      (0.05)     $      (0.01)
                                                   ============      ============      ============      =============
Weighted average number of shares outstanding,
basic and diluted                                    48,773,506        31,140,956        42,635,842        30,485,357
                                                   ============      ============      ============      =============

       See Notes to Unaudited Condensed Consolidated Financial Statements

                    NETFABRIC HOLDINGS, INC. AND SUBSIDIARIES
       Condensed Consolidated Statements of Stockholders' Equity (Deficit)

                                                             Common Stock
                                                       --------------------------
                                                                                       Additional        Deferred
                                                         Shares        Par Value    Paid-In Capital    Compensation
                                                       ----------     ------------  ---------------    -------------
Balances at December 31, 2004                          34,652,204       $   34,652       $ 1,216,523        $      --

   Sale of common stock to investors, net of
      offering costs of $368,683                        2,000,000            2,000           629,317               --
   Settlement of bridge loan with common stock          1,000,000            1,000           499,000               --
   Issuance of shares in connection with acquisition   24,096,154           24,096        32,746,673               --
   Allocation of value to warrants in connection
      with debt                                                --               --           392,196               --

   Deferred employee stock option compensation                 --               --            67,500         (67,500)
   Amortization of deferred employee stock option
      compensation                                             --               --                --           22,515

  Net loss                                                     --               --                --               --
                                                       ----------       ----------      ------------      -----------
Balances at June 30, 2005 (unaudited)                  61,748,358       $   61,748      $ 35,551,209      $  (44,985)
                                                       ==========       ==========      ============      ===========

                                                                           Total
                                                                        Stockholders'
                                                        Accumulated        Equity
                                                         Deficit         (Deficit)
                                                       ------------    --------------
Balances at December 31, 2004                          $ (1,520,825)     $  (269,650)

   Sale of common stock to investors, net of
      offering costs of $368,683                                  --          631,317
   Settlement of bridge loan with common stock                    --          500,000
   Issuance of shares in connection with acquisition              --       32,770,769
   Allocation of value to warrants in connection
      with debt                                                   --          392,196

  Deferred employee stock option compensation
  Amortization of deferred employee stock option
  compensation                                                    --           22,515

  Net loss                                               (2,154,032)      (2,154,032)
                                                       -------------     ------------
Balances at June 30, 2005 (unaudited)                  $ (3,674,857)     $ 31,893,115
                                                       =============     ============

       See Notes to Unaudited Condensed Consolidated Financial Statements

                    NETFABRIC HOLDINGS, INC. AND SUBSIDIARIES
                 Condensed Consolidated Statements of Cash Flows
            For the Six Months Ended June 30, 2005 and June 30, 2004

                                                                                                  Six Months Ended
                                                                                           --------------------------------
                                                                                           June 30, 2005     June 30, 2004
                                                                                            (Unaudited)       (Unaudited)
                                                                                           -------------     --------------
OPERATING ACTIVITIES
  Net loss                                                                                   $ (2,154,032)      $ (296,821)
  Adjustments to reconcile net loss to net cash used in operating activities:
  Non-cash charge for common stock issued for rent                                                  25,000           25,000
  Non-cash charge for options issued to non-employees                                               10,313           30,026
  Non-cash charge for amortization of employee deferred compensation                                22,515               --
  Provision for bad debts                                                                           18,284               --
  Amortization of debt discount                                                                    354,226               --
  Depreciation and amortization                                                                     37,908               --
Changes in operating assets and liabilities, net of acquisition:
    Inventory                                                                                    (137,236)         (10,267)
    Trade accounts receivable                                                                    (306,622)         (16,602)
    Prepaid expenses and other current assets                                                     (42,719)               --
    Other assets                                                                                    32,740               --
    Accounts payable and accrued liabilities                                                     1,058,426            4,980
    Accrued compensation                                                                           239,314               --
    Deferred revenues and advances                                                               (312,407)           18,283
                                                                                             -------------       ----------
Net cash used in operating activities                                                          (1,154,290)        (245,401)
                                                                                             -------------       ----------
INVESTING ACTIVITIES
  Direct acquisition costs of UCA Services                                                       (187,000)               --
  Purchases of property and equipment                                                             (78,342)          (4,500)
                                                                                             -------------       ----------
  Net cash used in investing activities                                                          (265,342)          (4,500)
                                                                                             -------------       ----------
FINANCING ACTIVITIES
  Proceeds from issuance of common stock                                                         1,000,000          250,000
  Loans and advances from stockholders and officers                                                370,000               --
                                                                                             -------------       ----------
Net cash provided by financing activities                                                        1,370,000          250,000
                                                                                             -------------       ----------
Net increase (decrease) in cash                                                                   (49,632)               99

Cash at beginning of period                                                                         67,719           18,053
                                                                                             -------------       ----------
Cash at end of period                                                                        $      18,087       $   18,152
                                                                                             =============       ==========
Supplemental cash flow information:
  Cash paid for interest expense                                                             $      12,500       $       --
                                                                                             =============       ==========
  Cash paid for income taxes                                                                 $          --       $       --
                                                                                             =============       ==========

       See Notes to Unaudited Condensed Consolidated Financial Statements

                            NETFABRIC HOLDINGS, INC.
         Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 1. NATURE OF BUSINESS

NetFabric Holdings, Inc. ("Holdings" or the "Company") (formerly known as Houston Operating Company, Inc.) was incorporated under the laws of the State of Delaware on August 31, 1989. On December 9, 2004, Holdings entered into an Exchange Agreement (the "Acquisition Agreement" or "Share Exchange") with all of the stockholders of NetFabric Corporation ("NetFabric") whereby Holdings acquired all of the issued and outstanding capital stock of NetFabric and NetFabric became a wholly-owned subsidiary of Holdings. Upon completion of the merger, the NetFabric stockholders controlled approximately 95% of the then issued and outstanding common stock. NetFabric's business activities were the activities of the merged Company and Holdings was a shell corporation without any operations. As a result of these factors, this transaction was treated as a reverse merger, and a capital transaction, equivalent to the issuance of stock by NetFabric for Holdings' net assets, and accordingly, the historical financial statements prior to December 9, 2004 are those of NetFabric (Holdings and its subsidiaries are collectively referred to as "Holdings").

NetFabric, a Delaware corporation incorporated on December 17, 2002, began operations in July 2003. NetFabric develops and markets a family of Internet Protocol ("IP") appliances that simplifies the integration of standard telephone systems with an IP infrastructure.

On May 20, 2005, Holdings entered into and closed on a share exchange agreement ("Exchange Agreement"), whereby Holdings acquired all of the issued and outstanding shares of UCA Services, Inc. ("UCA Services"), a New Jersey company, from its shareholders in exchange for the issuance of 24,096,154 shares of common stock of Holdings (See Note 3). Holdings emerged from the development stage upon the acquisition of UCA Services.

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

Basis of Presentation / Interim Financial Statements

The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. However the Company believes that the disclosures are adequate to make the information presented not misleading. The financial statements reflect all adjustments (consisting only of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of the Company's financial position and results of operations. The operating results for the three and six months ended June 30, 2005 and 2004 are not necessarily indicative of the results to be expected for any other interim period of any future year. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company's December 31, 2004 consolidated financial statements, including the notes thereto, which are included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 and the audited financial statements of UCA Services for the year ended December 31, 2004 included in the Company Form 8-K filed on August 3, 2005.

As shown in the accompanying condensed consolidated financial statements, the Company has an accumulated deficit of $3,674,857 and has a working capital deficit of $2,589,196 at June 30, 2005. Management recognizes that the Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to allow the Company to continue the development of its business plans and satisfy its obligations on a timely basis. Management believes that such cash flows will be funded by additional equity and/or debt financings (See Note 10) through the time in which the Company consistently generates sufficient positive cash flows from its operations, if ever. However there can be no assurance that management's plans will be achieved.

Consolidation

The condensed consolidated financial statements include the accounts of Holdings and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

                            NETFABRIC HOLDINGS, INC.
         Notes to Unaudited Condensed Consolidated Financial Statements

Reclassifications

Certain reclassifications have been made in the prior period consolidated financial statements to conform to the current period presentation.

Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The accounting estimates that require management's most difficult and subjective judgments include provisions for bad debts, depreciable/amortizable lives, impairment of long-lived assets, accounting for goodwill and intangible assets, the fair value of the Company's common stock, the fair value of options issued for services, the allocation of proceeds from the bridge loans to equity instruments and other reserves. Because of the uncertainty inherent in such estimates, actual results may differ from these estimates.

Revenue Recognition

The Company derives revenue from the sale of its communication equipment products and as a provider of information technology consulting and infrastructure development services.

In accordance with SEC Staff Accounting Bulletin No. 104, "Revenue Recognition," revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product or services has occurred, the fee is fixed and determinable, collectibility is reasonably assured, contractual obligations have been satisfied, and title and risk of loss have been transferred to the customer.

UCA Services derives revenue primarily from professional services, managed IT services, application development services and from business process management services. Arrangements with customers for services are generally on a time and material basis or fixed-price, fixed-timeframe. Revenue on time-and-material contracts is recognized as the related services are performed. Revenue from fixed-price, fixed-timeframe service contracts are recognized ratably over the term of the contract, as per the proportional performance method. When the Company receives cash advances from customers in advance of the service period, amounts are reported as advances from customers until the commencement of the service period. Billings and collections in excess of revenue recognized are classified as deferred revenue.

To date NetFabric's communication equipment products have been marketed only through a network of distributors and value-added resellers ("VAR"). In the VAR channel, NetFabric recognizes revenue at the time of shipment if all other contractual obligations to the VAR have been satisfied. In the distributor channel, NetFabric recognizes revenue when the distributor sells and ships NetFabric products to its own VARs, resellers or end-user customers, provided the Company has satisfied all other terms and conditions with the distributor. Accordingly, NetFabric receives distribution sales and inventory information regarding its products from its distributors for the purpose of determining the appropriate timing of revenue recognition.

Both VARs and distributors have limited rights to return products to NetFabric but must obtain prior approval from NetFabric before returning products, consistent with industry practice. NetFabric has no obligation to accept the return of any unsold products. If required, the Company accrues a provision for estimated sales returns and other allowances and deferrals as a reduction of revenue at the time of revenue recognition. To date no sales have been made and as such, no provisions for estimated sales returns and other allowances have been recognized. The Company has no obligation to provide service, repair, counseling or other assistance to any customers of the VARs or distributors unless NetFabric has a specific agreement directly with such customer.

Allowance for Doubtful Accounts

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. These estimated losses are based upon historical bad debts, specific customer creditworthiness and current economic trends. If the financial condition of a customer deteriorates, resulting in the customer's inability to make payments within approved credit terms, additional allowances may be required. The Company performs credit evaluations of its customers' financial condition on a regular basis. The Company recorded allowances for bad debts of $18,284 and $0 during the three and six months ended June 30, 2005 and 2004, respectively.

                            NETFABRIC HOLDINGS, INC.
         Notes to Unaudited Condensed Consolidated Financial Statements

Inventory

Inventory consists primarily of finished goods and purchased electronic components which are stated at the lower of cost or market. Cost is determined by using the first-in, first-out method.

Fair Value of Financial Instruments

The fair value of the Company's assets and liabilities that qualify as financial instruments under Statement of Financial Accounting Standards ("SFAS") No. 107 approximate their carrying amounts presented in the consolidated balance sheets at June 30, 2005 and December 31, 2004.

Business Concentrations and Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company reduces credit risk by placing its cash with major financial institutions with high credit ratings. At times, such amounts may exceed Federally insured limits. The Company reduces credit risk related to accounts receivable by routinely assessing the financial strength of its customers and maintaining an appropriate allowance for doubtful accounts.

The Company's services have been provided primarily to a limited number of clients located worldwide in a variety of industries. The Company had revenues from 2 clients representing 46% (34% and 12%, respectively) of revenues during the three months ended June 30, 2005. The Company had revenues from 2 clients representing 46% (34% and 12%, respectively) of revenues for the six months ended June 30, 2004.

The Company generally does not require its clients to provide collateral. Additionally, the Company is subject to a concentration of credit risk with respect to its accounts receivable. The Company had 3 clients accounting for 49% (28%, 11% and 10%) of total gross accounts receivable as of June 30, 2005.

Goodwill and Other Intangibles
Goodwill and other intangibles represent the Company's preliminary allocation of the estimated cost to acquire UCA Services in excess of the fair value of net assets acquired. The allocation is preliminary and subject to change based on finalization of the Company's valuation. The actual purchase price allocation, to reflect the fair values of assets acquired and liabilities assumed, will be based upon management's ongoing evaluation. Accordingly, the final allocation of the purchase price may differ significantly from the preliminary allocation.

Under SFAS No. 142 Goodwill and Other Intangible Assets, goodwill is not amortized but is reviewed for impairment annually, as well as when a triggering event indicates impairment may have occurred.

The goodwill test for impairment consists of a two-step process that begins with an estimation of the fair value of the reporting unit. The first step of the process is a screen for potential impairment and the second step measures the amount of impairment, if any. The Company will perform a goodwill impairment test annually, as well as when a triggering event indicating impairment may have occurred.

Stock-Based Compensation
The Company accounts for stock options granted to employees using the intrinsic value method in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB Opinion No. 25"), and related interpretations.

As such, compensation expense to be recognized over the related vesting period is generally determined on the date of grant only if the current market price of the underlying stock exceeds the exercise price. SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant.

                            NETFABRIC HOLDINGS, INC.
         Notes to Unaudited Condensed Consolidated Financial Statements

Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income (loss) disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosures required by SFAS No. 123.

If compensation expense for stock options awarded to employees had been determined in accordance with SFAS No. 123, the Company's pro forma net loss would have been as follows:


                                                     Six months ended,               Three months ended,
                                                          June 30,                         June 30,
                                                   2005             2004             2005             2004
                                               ------------     ------------     ------------     ------------
Net loss, as reported                          $(2,154,032)     $  (296,821)     $(1,146,102)     $  (214,542)
Stock based employee compensation recorded          22,515               --            4,207               --
                                               -----------      -----------      -----------      -----------
Sub-total                                       (2,131,517)        (296,821)      (1,141,895)        (214,542)
                                               -----------      -----------      -----------      -----------
Stock-based employee compensation expense          466,401            5,226          175,364            4,318
determined under fair value method             -----------      -----------      -----------      -----------

Pro forma net loss, as adjusted                $(2,597,918)     $  (302,047)     $(1,317,259)     $  (218,860)
                                               ===========      ===========      ===========      ===========
Loss per share:
Basic and diluted-as reported                  $     (0.05)     $     (0.01)     $     (0.02)     $     (0.01)
                                               ===========      ===========      ===========      ===========
Basic and diluted-pro forma                    $     (0.06)     $     (0.01)     $     (0.03)     $     (0.01)
                                               ===========      ===========      ===========      ===========

The estimated value of the options is amortized over their vesting periods of one to four years for pro forma disclosure only.

Earnings per Share

The Company calculates earnings per share in accordance with SFAS No. 128, "Earnings per Share." SFAS No. 128 computes basic earnings (loss) per share by dividing the net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share are computed by dividing the net income (loss) by the weighted average number of shares of common stock outstanding during the period plus the effects of any dilutive securities. Diluted earnings per share consider the impact of potentially dilutive securities except in periods in which there is a loss because the inclusion of the potential common shares would have an anti-dilutive effect. The Company's potentially dilutive securities include common shares which may be issued upon exercise of its stock options, exercise of warrants or conversion of convertible debt.

Diluted earnings per share for the three and six months ended June 30, 2005 and 2004 exclude potential common shares of 9,287,526 and 4,569,227 respectively, primarily related to the Company's outstanding stock options, warrants and convertible debt, because the assumed issuance of such potential common shares is antidilutive.

Recent Accounting Pronouncements

During December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment," requiring all share-based payments to employees, including grants of employee stock options, to be recognized as compensation expense in the consolidated financial statements based on their fair values. As amended by the SEC on April 14, 2005, this standard is effective for annual periods beginning after December 15, 2005, and includes two transition methods. Upon adoption, the Company will be required to use either the modified prospective or the modified retrospective transition method. Under the modified retrospective approach, the previously reported amounts are restated for all periods presented to reflect the FASB Statement No. 123 amounts in the income statement. Under the modified prospective method, awards that are granted, modified, or

                            NETFABRIC HOLDINGS, INC.
         Notes to Unaudited Condensed Consolidated Financial Statements

settled after the date of adoption should be measured and accounted for in accordance with SFAS 123R. Unvested equity-classified awards that were granted prior to the effective date should continue to be accounted for in accordance with SFAS 123 except that amounts must be recognized in the income statement. The Company is currently evaluating the impact of this standard and its transitional alternatives.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4 ("SFAS No. 151"). SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges..." SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of SFAS No. 151 shall be applied prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued. The adoption of SFAS No. 151 is not expected to have a material impact on the Company's financial position and results of operations.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29" ("SFAS No. 153"). The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material impact on the Company's financial position and results of operations.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS No. 154"). SFAS 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. SFAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented using the new accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors in fiscal years beginning after December 15, 2005. The implementation of SFAS 154 is not expected to have a material impact on the Company's consolidated financial statements.

NOTE 3. ACQUISITION

The Company acquired UCA Services on May 20, 2005. Pursuant to the terms of the Exchange Agreement, Holdings acquired all of the issued and outstanding shares of UCA Services from the UCA Services' shareholders in exchange for the issuance of 24,096,154 shares of common stock of Holdings. The acquisition of UCA Services allows the Company to enter the IT services industry and is strategic to the NetFabric IP equipment development.

The acquisition was accounted for as a business combination with Holdings as the acquirer. Under the purchase method of accounting, the assets and liabilities of UCA Services acquired by Holdings are recorded as of the acquisition date at their respective fair values, and added to those of Holdings, and the results of UCA Services have been included with those of the Company since the date of acquisition.

The preliminary purchase price of $34,166,977 consists of $32,770,769 of common stock, $187,000 of acquisition costs and the assumption of $1,209,208 of net liabilities. The fair value of Holdings' common stock issued in exchange for the shares of UCA Services was based on the average closing market price of NetFabric Holdings' common stock for a period of five days prior and five days subsequent to the share exchange.

The allocation of the preliminary purchase price to the estimated fair values of the assets acquired and liabilities assumed as reflected in the unaudited condensed consolidated financial statements is preliminary and subject to change based on finalization of the Company's valuation. The actual purchase price allocation, to reflect the fair values of assets acquired and liabilities assumed will be based upon management's ongoing evaluation. Accordingly, the final allocation of the purchase price may differ significantly from the preliminary allocation and such allocation will impact the Company's annual goodwill impairment testing and related future impairment charge, if any.

                            NETFABRIC HOLDINGS, INC.
         Notes to Unaudited Condensed Consolidated Financial Statements

The estimated fair value of the net liabilities assumed in the acquisition of UCA Services are as follows:

Accounts receivable                              $     2,153,968
Property, plant, other assets and equipment              190,602
Accounts payable and accrued expenses                (2,481,077)
Deferred revenue and advances                        (1,072,701)
                                                 ---------------
Net liabilities assumed                          $   (1,209,208)
                                                 ===============

Summarized below are the pro forma unaudited results of operations for the six months and three months ended June 30, 2005 and 2004, respectively, as if the results of UCA Services were included for the entire periods presented. The pro forma results may not be indicative of the results that would have occurred if the acquisition had been completed at the beginning of the period presented or which may be obtained in the future:

                                                     Six Months Ended,
                                               -------------------------------
                                               June 30, 2005     June 30, 2004
                                                (Unaudited)       (Unaudited)
                                               ------------      -------------
Revenues                                       $  9,154,682      $  5,966,007
Net loss                                         (3,039,185)         (142,079)
Basic and diluted loss per share               $      (0.05)     $         --
Weighted average common shares outstanding       61,140,623        54,581,511

                                                     Three Months Ended
                                               -------------------------------
                                               June 30, 2005     June 30, 2004
                                                (Unaudited)       (Unaudited)
                                               -------------     -------------
Revenues                                       $  4,980,848      $  3,210,098
Net loss                                         (2,031,255)          (59,800)
Basic and diluted loss per share               $      (0.03)     $         --
Weighted average common shares outstanding       61,748,358        55,237,110

NOTE 4. BRIDGE LOANS

On July 22, 2004, NetFabric entered into a Financing Agreement which was amended on December 2, 2004 (the "Financing Agreement") with Macrocom Investors, LLC, ("Macrocom") whereby Macrocom provided a loan to NetFabric in the amount of $500,000 ("Loan I") for a period of 180 days from the original date of the Financing Agreement ("Due Date") at an annual simple interest rate of 5%. On the Due Date, the Company had the option to repay the principal in cash or in kind by issuing 1,000,000 shares of common. In either event, the interest on Loan I is payable in cash on the Due Date. In January 2005, in accordance with the terms of the Financing Agreement, the Company elected to repay the principal of Loan I in kind by issuing 1,000,000 shares of common stock. Additionally, in connection with the Financing Agreement the Company issued to Macrocom 250,000 shares of common stock as additional consideration for Loan I in December 2004.

On October 14, 2004, NetFabric and Macrocom entered into a loan agreement which was amended on December 2, 2004 (the "Loan Agreement"), whereby Macrocom agreed to loan an additional $500,000 to NetFabric ("Loan II" or the "Second Loan"), due 180 days from the original date of the Loan Agreement ("Second Due Date") at an annual simple interest rate of 5%. On the Second Due Date, at the option of Macrocom, Macrocom can convert the principal of the Second Loan into 1,000,000 shares of common stock or demand repayment of the principal in cash. In either event, the interest on the Second Loan is payable in cash on the Second Due Date. In addition, in December 2004 the Company issued to Macrocom 250,000 shares of common stock as additional consideration for the Second Loan. As noted below, on the Second Due Date in April 2005 Macrocom did not request repayment or conversion to common stock of Loan II.

                            NETFABRIC HOLDINGS, INC.
         Notes to Unaudited Condensed Consolidated Financial Statements

As a result of these transactions, total debt discounts on Loan I and Loan II (the "Bridge Loans"), including the value of the beneficial conversion feature, of $411,403 were recorded in 2004.

During the three and six months ended June 30, 2005, $132,353 and $354,226, respectively, of the discounts were amortized into interest expense on the accompanying statements of operations. There was no amortization of debt discount during the three and six months ended June 30, 2004.

On May 24, 2005, NetFabric and Macrocom entered into an agreement to amend the Financing Agreement between the parties. Under the terms of the amendment, the due date for Loan II has been extended from April 10, 2005 until October 30, 2005. At the same time and in connection with the extension of the due date for Loan II, Macrocom and Holdings also amended the terms of the Financing Agreement with respect to a warrant Macrocom originally received on December 9, 2004 (Note
5). The warrant was set to expire on June 7, 2005; however, the parties agreed to extend the term of the warrant until December 9, 2006. As a result of these changes in terms, a debt discount of $392,196 was recorded on April 11, 2005.

NOTE 5. STOCKHOLDERS' EQUITY

In addition to the Bridge Loan transactions (Note 4), during 2004 Macrocom entered into a commitment with NetFabric to purchase common stock of Holdings subsequent to the Closing Date, under certain terms. Pursuant to this financing commitment, in two separate closings in January and March 2005 the Company sold an aggregate of 2,000,000 shares of common stock to Macrocom resulting in aggregate proceeds of $1,000,000 or $0.50 per share. Additionally, under this arrangement, Macrocom received 250,000 shares of common stock and a six-month warrant to purchase 2,000,000 shares of common stock at a purchase price of $1,500,000 (the "Macrocom Warrant"), provided that the closing price of the merged entity's common stock on the day immediately preceding the exercise of the warrant is less than $2.00 per share. The value of this additional consideration paid to Macrocom as part of this financing commitment, totaling $368,683, has been recorded as offering costs and offset against the proceeds of the additional purchases of common stock in 2005. The term of the Macrocom Warrant was extended in April 2005 (Note 4).

NOTE 6. STOCK-BASED COMPENSATION

During the three months ended June 30, 2005 and 2004 the Company recognized nonemployee compensation expenses of $5,157 and $15,013, respectively, as a result of the vesting of options, which is included in general and administrative expenses on the accompanying consolidated statements of operations. During the six months ended June 30, 2005 and 2004 the Company recognized nonemployee compensation expenses of $10,313 and $30,026, respectively, as a result of the vesting of options, which is included in general and administrative expenses on the accompanying consolidated statements of operations.

NOTE 7. RELATED PARTY TRANSACTIONS

Loans and advances payable to stockholders and officers on the accompanying consolidated balance sheet at June 30, 2005 represent amounts owed to stockholders of the Company for advances of cash provided to the Company. During June 2005, approximately $370,000 was advanced from stockholders.

After the acquisition of UCA Services in May 2005, certain shareholders of the Company are also the owners of UCA Computer Systems, Inc. ("Systems"), a computer hardware company with which UCA Services has historically had transactions with.

The Company subleases certain office space and incurs occupancy related costs under an agreement with Systems, whereby the Company pays rent and other occupancy costs based on the proportion of square footage occupied by the Company in the Systems office facility. Rent and occupancy expenses incurred by the Company under this agreement, which commenced on May 20, 2005, was $6,114 and is included in selling, general and administrative expenses during the three months ended June 30, 2005.

In connection with delivering hardware and software to certain of its customers, Systems has engaged the Company to assist with certain elements of its customer contracts, including, but not limited to, hardware and software configuration and implementation. Such services are provided to Systems pursuant to an arrangement between the companies. From May 20, 2005, the date of acquisition of UCA Services, through June 30, 2005 the Company has not provided any services to Systems.

                            NETFABRIC HOLDINGS, INC.
         Notes to Unaudited Condensed Consolidated Financial Statements

From time to time, prior to the acquisition of UCA Services by the Company, UCA Services provided short-term borrowings to Systems and received short-term borrowings from Systems to meet working capital needs. At June 30, 2005 the net amount due from Systems of $779,870, consisting of $255,746 in trade accounts receivable related to services provided by UCA Services and $524,124 of amounts due to Systems for advances of cash and accounts payable. On May 17, 2005 UCA Services and Systems entered into an unsecured Non-Negotiable Promissory Note (the "Systems Note") whereby the net amount due to UCA Services from Systems of $779,870 was aggregated into the Systems Note. The Systems Note provides for interest at a rate equal to the minimum applicable federal rate of interest per annum and for equal monthly payments from Systems to UCA Services over a period of thirty-six months commencing on June 1, 2005. Due to uncertainties related to the realizability of the amounts due from Systems, the entire balance due from affiliate, which was acquired by Holdings as part of the acquisition of UCA Services, had been fully reserved for by UCA Services prior to the acquisition by the Company and continues to be fully reserved for as of June 30, 2005.

Other Relationship

Included in accounts receivable at June 30, 2005, is $37,720 due from Flagship HealthCare Management, Inc. ("Flagship"), a company related to the Company through common ownership. No services have been provided to Flagship during 2005.

NOTE 8. SEGMENTS

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" established standards for reporting information about operating segments in financial statements. Operating segments are defined as components of an enterprise engaging in business activities about which separate financial information is available that is evaluated by the chief operating decision maker or group in deciding how to allocate resources and in assessing performance. The Company operates in two business segments: Internet Protocol and Information Technology Services. These reportable segments are strategic business units that are in different phases of development that the Company manages and finances separately based on the fundamental differences in their operations. The Company defines segment earnings as earnings before interest, taxes, depreciation and amortization and other charges determined to be non-recurring in nature, such as restructuring and impairment charges.

Information about the Company operating segments, the presentation of which reflects changes in information that is now being made available to the Company's chief operating decision maker, is as follows:

                                           IT Services               IP              Corporate            Total
                                          -------------         -----------         -----------       -------------
Three Months Ended June 30, 2005
Revenues                                  $   2,273,330         $        --         $        --       $   2,273,330
Earnings before interest, taxes,
  depreciation and amortization                (84,497)           (716,290)           (167,678)           (968,465)
Net loss                                       (90,567)           (887,857)           (167,678)         (1,146,102)
Total assets                                 36,851,080             515,206                  --          37,366,286

Six months Ended June 30, 2005
Revenues                                  $   2,273,330         $        --         $        --       $   2,273,330
Earnings before interest, taxes,
  depreciation and amortization                (84,497)         (1,398,953)           (244,831)         (1,728,281)
Net loss                                       (90,567)         (1,818,634)           (244,831)         (2,154,032)
Total assets                                 36,851,080             515,206                  --          37,366,286

Prior to the acquisition of UCA Services on May 20, 2005, the Company did not have operating segments.

                            NETFABRIC HOLDINGS, INC.
         Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 9. SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

                                                                                     Six Months Ended
                                                                                ----------------------------
                                                                               June 30, 2005   June 30, 2004
                                                                                (Unaudited)     (Unaudited)
                                                                                -----------     ------------
Settlement of bridge loan with common stock                                     $   500,000        $     --
                                                                                ===========     ============
Non-cash offering costs, netted against proceeds from sales of common stock     $   368,683        $     --
                                                                                ===========     ============
Common stock issued in the acquisition of UCA Services                          $32,770,769        $     --
                                                                                ===========     ============
Imputed discount on bridge loans relating to warrants                           $   392,196        $     --
                                                                                ===========     ============
Deferred employee stock option compensation                                     $    67,500        $     --
                                                                                ===========     ============

NOTE 10. SUBSEQUENT EVENTS

Standby Equity Distribution Agreement

On July 5, 2005, the Company entered into a Standby Equity Distribution Agreement (the "SEDA") with Cornell Capital Partners, LP ("Cornell"). Pursuant to the SEDA, the Company may, at its discretion, periodically sell to Cornell shares of common stock, for a total purchase price of up to Ten Million Dollars ($10,000,000). For each share of common stock purchased under the SEDA, Cornell will pay the Company ninety-eight percent (98%) of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five (5) days immediately following the notice date. Cornell will also retain five percent (5%) of each advance under the SEDA. Cornell's obligation to purchase shares of the Company's common stock under the SEDA is subject to certain conditions, including the Company obtaining an effective registration statement for shares of common stock sold under the SEDA and is limited to Seven Hundred Fifty Thousand Dollars ($750,000) per weekly advance.

The Company has also issued to Cornell a warrant (the "Cornell Warrant") to purchase, at Cornell's discretion, up to 560,000 shares of common stock at the Warrant Exercise Price as defined in the Cornell Warrant.

On July 5, 2005, in connection with the SEDA, Cornell received a commitment fee of 680,000 shares of common stock. On July 5, 2005, the Company issued to Newbridge Securities Corporation 7,142 shares of common stock under the Placement Agent Agreement in connection with the SEDA. Both the value of the commitment fee and the placement fee will be accounted for as costs of the SEDA resulting in a charge directly to stockholders equity, which will be offset by an equivalent increase in equity for the issuance of the shares.

In October 2005 the Company and Cornell agreed that it was in the best interest of both parties to terminate the SEDA and for Cornell to provide only financing to the Company through the issuance of secured convertible debentures. As a result of their decision the Company and Cornell entered into a Termination Agreement on October 27, 2005 which terminated all of the rights and obligations of both the Company and Cornell under the SEDA. Pursuant to the Termination Agreement the Company agreed to allow Cornell to retain 242,857 shares of the Company's common stock that was previously issued to Cornell as part of the commitment fee under the SEDA. Cornell agreed to return the balance of the commitment fee to the Company which was equal to 437,143 shares of the Company's common stock.

Securities Purchase Agreement

On July 5, 2005, the Company entered into an agreement (the "Securities Purchase Agreement") pursuant to which the Company shall sell to Cornell, and Cornell shall purchase from the Company, secured convertible debentures (the "Cornell Debentures") in the aggregate principal amount of One Million Dollars ($1,000,000), which are convertible, at Cornell's discretion, into common stock. A Four Hundred Thousand Dollar ($400,000) Debenture was funded in July 2005, and a Six Hundred Thousand Dollar ($600,000) Debenture shall be funded two (2) business days prior to the filing date of the registration statement.

The Debentures are convertible, in whole or in part, at any time and from time to time until maturity at a fixed price of $0.50 per share, subject to certain limitations as provided therein. Each Debenture has a term of (1) year, piggy-back registration

                            NETFABRIC HOLDINGS, INC.
         Notes to Unaudited Condensed Consolidated Financial Statements

rights, a redemption premium equal to fifteen percent (15%) per year and accrues interest at a rate equal to five percent (5%) per year. As collateral for the Cornell Debentures, both the Company and certain officers and shareholders have pledged certain assets and common shares of the Company to secure the Company's obligations under the Securities Purchase Agreement. As noted above in connection with the Cornell Debentures, the Company issued Cornell warrants to acquire 560,000 shares of its common stock at an exercise price $0.50 per share as additional consideration. The Company will allocate the proceeds of the Cornell Debenture based on the computed relative fair values of the debt and equity components noted above. The Cornell Debentures will be accounted for as debt with any debt issuance costs or debt discounts charged to interest expense over the term of the Cornell Debentures.

On October 27, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners whereby we agreed to amend and consolidate all of the convertible debentures issued to Cornell Capital Partners into one new secured convertible debenture in the principal amount of $1,658,160. Prior to entering into the Securities Purchase Agreement we issued secured convertible debentures to Cornell Capital Partners in a principal aggregate amount equal to $1,000,000. Of those secured convertible debentures previously issued to Cornell Capital Partners, $400,000 was funded on July 1, 2005; $50,000 was funded on September 1, 2005; $150,000 was funded on October 6, 2005, and $400,000 was funded on October 13, 2005. Pursuant to the Securities Purchase Agreement, Cornell Capital Partners funded an additional $650,000 on October 27, 2005. The $1,000,000 in secured convertible debentures and the additional $650,000 in secured convertible debentures were consolidated into one new secured convertible debenture along with the accrued and unpaid interest on those debentures. The secured convertible debenture has a 36-month term and accrues annual interest of 5%. The secured convertible debenture may be redeemed by us at any time, in whole or in part. If on the date of redemption, the closing price of our common stock is greater than the conversion price in effect, we shall pay a redemption premium of 15% of the amount redeemed in addition to such redemption. The secured convertible debenture is convertible at the holder's option at a conversion price equal to the lesser of (i) an amount equal to $1.00 or (ii) an amount equal to 95% of the lowest closing bid price of our common stock for the 30 trading days immediately proceeding the conversion date. The debenture is secured by substantially all our assets.

Convertible Debenture

On July 19, 2005, the Company sold, a Convertible Debenture (the "Macrocom Debenture") in the face amount of $500,000 to Macrocom. The Macrocom Debenture bears interest at 5% and is due on April 15, 2006. At the option of Macrocom, the Macrocom Debenture can be converted into shares of the Company's common stock at a conversion price of $.50 per share. In connection with the sale, the Company issued Macrocom warrants to acquire 1,000,000 shares of its common stock at an exercise price $1.50 per share. The warrants expire in three years from the date of issuance. The Company also issued to Macrocom 375,000 shares of its common stock as additional consideration. As collateral for the Debenture, the Company has placed with an escrow agent 5,000,000 shares of its common stock. The Company will allocate the proceeds of the Macrocom Debenture based on the computed relative values of the debt and equity components noted above. The amounts allocated to the equity components will be recorded as a debt discount at the date of issuance of the Macrocom Debenture and will be amortized to interest expense using the effective interest method over the stated term of the Macrocom Debenture. The Company anticipates that the amount of aggregate debt discounts will approximate the face amount of the Macrocom Debenture.

On July 19, 2005, the Company sold to a stockholder and an entity affiliated with an officer of the Company, convertible debentures in the face amount of $50,000 each. These debentures were sold on substantially similar terms as the Macrocom Debenture. However, the Company did not provide any collateral.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors and Stockholders
Houston Operating Company

         We have audited the accompanying consolidated balance sheets of Houston Operating Company (a development stage company) as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years then ended, and for the period from inception (January 1, 2003) to December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Houston Operating Company as of December 31, 2004 and 2003, and its consolidated results of operations and cash flows for each of the years then ended, and for the period from inception (January 1, 2003) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company is in the development stage, has had net losses from inception and has working capital and net capital deficiencies. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might results from the outcome of this uncertainty.


/s/ J.H.  Cohn LLP
----------------------------------
Jericho, New York
March 30, 2005, (except for Note 12, as to which the date is April 7, 2005)

                            NETFABRIC HOLDINGS, INC.
                       Formerly Houston Operating Company
                          (A Development Stage Company)
                           Consolidated Balance Sheets

                                                                            December 31,     December 31,
                                                                                 2004             2003
                                                                            ------------    -------------
                                         ASSETS

CURRENT ASSETS
  Cash                                                                      $    67,719      $    18,053
  Trade accounts receivable, net                                                 18,284               --
  Inventory                                                                      72,025               --
  Due from stockholders                                                              --               90
  Prepaid expenses                                                               70,626            2,354
                                                                            -----------      -----------
    Total Current Assets                                                        228,654           20,497
                                                                            -----------      -----------
Property and equipment, net                                                     171,931               --
Other assets                                                                     43,053            5,665
Deferred offering costs                                                         368,683               --
                                                                            -----------      -----------
    TOTAL                                                                   $   812,321      $    26,162
                                                                            ===========      ===========

                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Bridge loans, net of unamortized discount                                 $   749,659      $        --
  Loans payable to stockholder                                                   32,639           10,000
  Accounts payable and accrued liabilities                                      281,389              248
  Deferred revenue                                                               18,284               --
                                                                            -----------      -----------
    Total Current Liabilities                                                 1,081,971           10,248
                                                                            -----------      -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (Deficit)
  Common Stock, $.001 par value, 50,000,000 shares authorized
  34,652,204 and 29,829,758 shares issued and outstanding, respectively          34,652           29,830
  Additional paid-in capital                                                  1,216,523            4,649
  Deficit accumulated during the development stage                           (1,520,825)         (18,565)
                                                                            -----------      -----------
    Total stockholders' equity (deficit)                                       (269,650)          15,914
                                                                            -----------      -----------
        TOTAL                                                               $   812,321      $    26,162
                                                                            ===========      ===========

                 See Notes to Consolidated Financial Statements.

                            NETFABRIC HOLDINGS, INC.
                       Formerly Houston Operating Company
                          (A Development Stage Company)
 Consolidated Statements of Operations for the Years Ended December 31, 2004 and
    2003 and the Period From Inception (January 1, 2003) to December 31, 2004

                                                                                                        For the Period
                                                                                                        from inception
                                                                                                          (January 1,
                                                                                                            2003) to
                                                                                                          December 31,
                                                                         2004              2003               2004
                                                                     ------------      ------------      -------------
Revenues                                                             $        612      $         --      $        612
Cost of Goods Sold                                                          3,126                --             3,126
                                                                     ------------      ------------      -------------
Gross Loss                                                                 (2,514)               --            (2,514)

Expenses:
  Research and development                                                395,452                --           395,452
  Selling expenses                                                        189,150             3,500           192,650
  General and administrative expenses                                     638,330             8,720           647,050
  Legal and professional expense                                           93,238             6,097            99,335
  Interest and bank charges                                               175,365               248           175,613
  Depreciation and amortization                                             8,211                --             8,211
                                                                     ------------      ------------      -------------
Loss before provision for income taxes                               $ (1,502,260)     $    (18,565)     $ (1,520,825)
Provision for income taxes                                                     --                --                --
                                                                     ------------      ------------      -------------
Net Loss                                                             $ (1,502,260)     $    (18,565)     $ (1,520,825)
                                                                     ============      ============      ============
Net loss per common share, basic and diluted                         $      (0.05)     $      (0.00)
                                                                     ============      ============

Weighted average number of shares outstanding, basic and diluted       31,362,838        29,678,950
                                                                     ============      ============

                 See Notes to Consolidated Financial Statements.

                            NETFABRIC HOLDINGS, INC.
                       Formerly Houston Operating Company
                          (A Development Stage Company)
  Consolidated Statements Of Stockholders' Equity (Deficit) For The Years Ended
                           December 31, 2004 And 2003
    And For The Period From Inception (January 1, 2003) To December 31, 2004

                                                                                                Deficit
                                                                                              Accumulated        Total
                                                                              Additional      During the     Stockholders'
                                                      Common Stock              Paid-In       Development        Equity
                                                 Shares        Par Value        Capital          Stage         (Deficit)
                                                ----------     -----------    ------------    -------------   --------------
BALANCES AT JANUARY 1, 2003 (INCEPTION)                 --     $        --     $        --      $        --      $        --

  Sale of common stock to founders at
    $0.000 per share                            29,664,953          29,665         (29,575)              --               90
  Sale of common stock to investor at
    $0.152 per share                               164,805             165          24,835               --           25,000
  Issuance of options to purchase common
    stock to non-employees for services                 --              --           9,389               --            9,389
  Net loss                                              --              --              --          (18,565)         (18,565)
                                                ----------     -----------     -----------      -----------      -----------
BALANCES AT DECEMBER 31, 2003                   29,829,758          29,830           4,649          (18,565)          15,914
  Sale of common stock to investors at
    $0.152 per share                             1,648,053           1,648         248,352               --          250,000
  Issuance of common stock to landlord in
    lieu of rent at $0.152 per share               659,221             659          99,341               --          100,000
  Issuance of options to purchase common
    stock to non-employees for services                 --              --         115,719               --          115,719
  Common stock issued in connection with
    share exchange at $0.001 per share           1,765,172           1,765         (30,874)              --          (29,109)
  Allocation of proceeds from bridge loans
    to common stock at $0.823 per share            500,000             500         410,903               --          411,403
  Value of shares and warrants issued in
    connection with financing commitment
    at $1.475 per share                            250,000             250         368,433               --          368,683
  Net loss                                              --              --              --       (1,502,260)      (1,502,260)
                                                ----------     -----------     -----------      -----------      -----------
BALANCES AT DECEMBER 31, 2004                   34,652,204     $    34,652     $ 1,216,523      $(1,520,825)     $  (269,650)
                                                ==========     ===========     ===========      ===========      ===========

                 See Notes to Consolidated Financial Statements

                            NETFABRIC HOLDINGS, INC.
                       Formerly Houston Operating Company
                          (A Development Stage Company)
                      Consolidated Statements Of Cash Flows
                 For The Years Ended December 31, 2004 And 2003
    And For The Period From Inception (January 1, 2003) To December 31, 2004

                                                                                                                   For the Period
                                                                                                                   From Inception
                                                                                                                    (January 1,
                                                                                                                      2003) to
                                                                                                                    December 31,
                                                                                      2004            2003              2004
                                                                                  ------------     ------------     ------------
OPERATING ACTIVITIES
  Net loss                                                                        $(1,502,260)     $   (18,565)     $(1,520,825)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Issuance of common stock for services                                             100,000               --          100,000
    Amortization of options issued to non-employees for services                       60,059            1,370           61,429
    Amortization of debt discount                                                     161,062               --          161,062
    Depreciation and amortization                                                       8,211               --            8,211
    Changes in operating assets and liabilities:
      Inventory                                                                       (72,025)              --          (72,025)
      Trade accounts receivable                                                       (18,284)              --          (18,284)
      Prepaid expenses                                                                (50,000)              --          (50,000)
      Accounts payable and accrued liabilities                                        281,141              248          281,389
      Deferred revenue                                                                 18,284               --           18,284
                                                                                  ------------     -----------      ------------
        Net cash used in operating activities                                      (1,013,812)         (16,947)      (1,030,759)
                                                                                  ------------     -----------      ------------
INVESTING ACTIVITIES
  Purchases of property and equipment                                                (180,142)              --         (180,142)
  Decrease (Increase) in due from stockholder                                              90              (90)              --
                                                                                  ------------     -----------      ------------
  Net cash used in investing activities                                              (180,052)             (90)        (180,142)
                                                                                  ------------     -----------      ------------
FINANCING ACTIVITIES
  Proceeds from issuance of common stock                                              250,000           25,090          275,090
  Repayment of loan payable to stockholder                                             (6,470)          10,000            3,530
  Proceeds from bridge loans                                                        1,000,000               --        1,000,000
                                                                                  ------------     -----------      ------------
  Net cash provided by financing activities                                         1,243,530           35,090        1,278,620
                                                                                  ------------     -----------      ------------
NET INCREASE IN CASH                                                                   49,666           18,053           67,719
CASH AT BEGINNING OF PERIOD                                                            18,053               --               --
                                                                                  ------------     -----------      ------------
CASH AT END OF PERIOD                                                             $    67,719      $    18,053      $    67,719
                                                                                  ============     ===========      ============
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest expense                                                  $        --      $        --      $        --
                                                                                  ============     ===========      ============
  Cash paid for income taxes                                                      $        --      $        --      $        --
                                                                                  ============     ===========      ============
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES
   Net liabilities of Houston Operating Company assumed in share
    exchange                                                                      $   (29,109)     $        --      $   (29,109)
                                                                                  ============     ===========      ============
   Fair value of options issued to non-employees for services
    initially deferred                                                            $   115,719      $     9,389      $   125,108
                                                                                  ============     ===========      ============
   Imputed discount on bridge loans relating to warrants issued and
    beneficial conversion feature                                                 $   411,403      $        --      $   411,403
                                                                                  ============     ===========      ============
   Value of shares and warrants issued in connection with financing
    commitment                                                                    $   368,683      $        --      $   368,683
                                                                                  ============     ===========      ============

                 See Notes to Consolidated Financial Statements

                            NETFABRIC HOLDINGS, INC.
                       Formerly Houston Operating Company
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements

NOTE 1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

Houston Operating Company ("HOC") was incorporated under the laws of the State of Delaware on August 31, 1989. On December 9, 2004, HOC entered into an Exchange Agreement (the "Acquisition Agreement" or "Share Exchange") with all of the stockholders of NetFabric Corporation ("NetFabric") (see Note 7) whereby HOC issued common stock and acquired all of the issued and outstanding common stock of NetFabric and NetFabric became a wholly-owned subsidiary of HOC (HOC and NetFabric are referred to collectively as the "Company"). Upon the completion of merger the NetFabric stockholders controlled approximately 95% of the then issued and outstanding common stock, NetFabric's business activities were the activities of the merged Company and HOC was a shell corporation without any operations. As a result of these factors, this transaction has been treated as a reverse merger, and a capital transaction, equivalent to the issuance of stock by NetFabric for HOC's net assets and accordingly the historical financial statements prior to December 9, 2004 are those of NetFabric. All shares and per share data prior to the merger have been restated to reflect the stock issuances and related recapitalization. HOC, as the Registrant, has applied to change its name to NetFabric, Inc. (Note 11).

All the share and per share amounts have been retroactively adjusted to reflect the 3.2961 to 1 exchange of shares occurring in connection with the merger of HOC and NetFabric.

NetFabric, a Delaware corporation incorporated on December 17, 2002, began operations in July 2003. As no activities occurred for the period from December 17, 2002 through December 31, 2002, the presentation of the accompanying consolidated financial statements commences on January 1, 2003. NetFabric develops and markets a family of Internet Protocol ("IP") appliances that simplifies the integration of standard telephone systems with an IP infrastructure. NetFabric's products deliver productivity gains and significant cost reductions, while maintaining Public Switched Telephone Network ("PSTN") class reliability and ease of use. NetFabric is in the process of obtaining patents for the underlying technology. NetFabric provides progressive upgrades in both the PSTN and Voice Over Internet Protocol ("VoIP")" solutions principally used in the large residential marketplace and small and medium sized businesses. NetFabric develops and sells IP Telephony Service Adaptors ("IP TSA"), products that connect to the trunk side of existing standard phone systems and provide the functionality of an IP phone system, at a fraction of the cost with virtually no risk of system failure. FUSION, NetFabric's principal product line, uses an external VoIP gateway to facilitate its use with any service provider utilizing any protocol.

NetFabric has not generated significant revenue and is considered to be a development stage company and as such the consolidated financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7.

The accompanying consolidated financial statements have been prepared on a going concern basis. As shown in the accompanying consolidated financial statements, the Company has incurred losses in the development stage totaling $1,520,825 and has a working capital deficit of $853,317 at December 31, 2004. These factors, among others, indicate that the Company may be unable to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management recognizes that the Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to allow the Company to continue the development of its business plan and satisfy its obligations on a timely basis. Management believes that such cash flows will be funded by additional equity and/or debt financings through the time in which the Company evolves from the development stage and generates sufficient positive cash flows from its operations. However, there can be no assurance that management's plans will be able to be achieved.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

Basis of Presentation of Consolidated Financial Statements

The consolidated financial statements include the accounts of HOC and its wholly-owned subsidiary. All significant intercompany transactions and balances have been eliminated. The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in the United States of America ("GAAP") requires management to

                            NETFABRIC HOLDINGS, INC.
                       Formerly Houston Operating Company
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements

make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The accounting estimates that require management's most difficult and subjective judgments include provisions for bad debts, depreciable/amortizable lives, impairment of long-lived assets, the fair value of common stock and options issued for services as well as the allocation of proceeds from the bridge loan to equity instruments and other reserves. Because of the uncertainty inherent in such estimates, actual results may differ from these estimates.

Revenue Recognition

The Company derives revenue from the sale of its communication equipment products. In accordance with SEC Staff Accounting Bulletin No. 104, "Revenue Recognition," revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable, collectibility is reasonably assured, contractual obligations have been satisfied, and title and risk of loss have been transferred to the customer.

To date the Company's products have been sold only through a network of distributors and value-added resellers ("VAR"). In the VAR channel, NetFabric recognizes revenue at the time of shipment if all other contractual obligations to the VAR have been satisfied. In the distributor channel, NetFabric recognizes revenue when the distributor sells and ships NetFabric products to its own VARs, resellers or end-user customers, provided the Company has satisfied all other the terms and conditions with the distributor. Accordingly, NetFabric receives distribution sales and inventory information regarding its products from its distributors for the purpose of determining the appropriate timing of revenue recognition.

Both VARs and distributors have limited rights to return products to the Company but must obtain prior approval from NetFabric before returning products. This policy is a common practice within the industry. NetFabric has no obligation to accept the return of any unsold products. If required, the Company accrues a provision for estimated sales returns and other allowances and deferrals as a reduction of revenue at the time of revenue recognition. To date no provisions for estimated sales returns and other allowances have been recognized. The Company has no obligation to provide service, repair, counseling or other assistance to any customers of the VARs or distributors unless NetFabric has a specific agreement directly with such customer.

Allowance for Doubtful Accounts

The Company will maintain allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. These estimated losses will be based upon historical bad debts, specific customer creditworthiness and current economic trends. If the financial condition of a customer deteriorates, resulting in the customer's inability to make payments within approved credit terms, additional allowances may be required. The Company performs credit evaluations of its customers' financial condition on a regular basis, and has not experienced any material bad debt losses to date.

Inventory

Inventory consists primarily of finished goods and purchased electronic components, and is stated at the lower of cost or market. Cost is determined by using the first-in, first-out method.

Cash and Cash Equivalents

The company considers all investments purchased with an original maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment, consisting principally of computer equipment and capitalized purchased software programs, are recorded at cost. Depreciation and amortization are provided for on a straight line basis over the following useful lives:

                  Equipment                      3 years
                  Purchased software             3 years

                            NETFABRIC HOLDINGS, INC.
                       Formerly Houston Operating Company
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements

Repairs and maintenance are charged to operations as incurred.

Internal Use Software

The Company has adopted Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. This statement requires that certain costs incurred or purchasing or developing software for internal use be capitalized as internal use software development costs and are included in fixed assets. Amortization begins when the software is ready for its intended use. During the year ended December 31, 2004 the Company incurred $90,250 of internal use software development costs which is included in property and equipment on the accompanying balance sheet.

Long-Lived Assets

Long-lived assets, including property and equipment and intangible assets with finite lives, are monitored and reviewed for impairment in value whenever events or changes in circumstances indicate that the carrying amount of any such asset may not be recoverable. The determination of recoverability is based on an estimate of undiscounted cash flows expected to result from the use of an asset and its eventual disposition. The estimated cash flows are based upon, among other things, certain assumptions about expected future operating performance, growth rates and other factors. Estimates of undiscounted cash flows may differ from actual cash flows due to factors such as technological changes, economic conditions, and changes in the Company's business model or operating performance. If the sum of the undiscounted cash flows (excluding interest) is below the carrying value, an impairment loss is recognized, measured as the amount by which the carrying value exceeds the fair value of the asset. Through December 31, 2004, no write-downs of long-lived assets have been recognized.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company reduces credit risk by placing its temporary cash and investments with major financial institutions with high credit ratings. At times, such amounts may exceed federally insured limits. The Company reduces credit risk related to accounts receivable by routinely assessing the financial strength of its customers and maintaining an appropriate allowance for doubtful accounts.

Fair Value of Financial Instruments

The fair values of the Company's assets and liabilities that qualify as financial instruments under statement of financial accounting standards ("SFAS") No. 107 approximate their carrying amounts presented in the balance sheets at December 31, 2004 and 2003.

Research and Development

Research and development ("R&D") costs are expensed as incurred. These expenses include the cost of the Company's proprietary R&D efforts as well as costs incurred in connection with the Company's third-party collaboration efforts. The amounts charged to R&D in 2004 and 2003 were $395,452 and $0, respectively.

Warranties

The Company provides a basic limited warranty for its products for one year. The Company will estimate the costs that may be incurred under its basic limited warranty and record a liability in the amount of such costs at the time product revenue is recognized. Factors that affect the Company's warranty liability include the number of installed units, historical and anticipated rates of warranty claims and cost per claim. The Company will periodically assess the adequacy of its recorded warranty liabilities and adjust the amounts as necessary.

Stock-Based Compensation

The Company accounts for stock options granted to employees using the intrinsic value method in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB Opinion No. 25"), and related interpretations. As such, compensation expense to be recognized over the related vesting

                            NETFABRIC HOLDINGS, INC.
                       Formerly Houston Operating Company
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements

period is generally determined on the date of grant only if the current market price of the underlying stock exceeds the exercise price. SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income (loss) disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied.

The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosures required by SFAS No. 123. If compensation expense for stock options awarded to employees had been determined in accordance with SFAS No. 123, the Company's pro forma net loss would have been as follows:

                                                               Year ended
                                                              December 31,
                                                        2004                 2003
                                                   -------------        ------------
Pro forma net loss, as reported                    $  (1,502,260)       $    (18,565)
Stock-based employee compensation
   expense determined under fair value method            128,486                   -
                                                   -------------        ------------
Pro forma net loss, as adjusted                    $  (1,630,746)       $    (18,565)
                                                   =============        ============

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants: For the year ended December 31, 2004, dividend yield of 0%, risk-free interest rate of 3.50%, volatility of 100% and expected life of approximately five years. For the year ended December 31, 2003, dividend yield of 0%, risk-free interest rate of 2.27%, volatility of 100% and expected life of approximately five years. The estimated value of the options is amortized over their vesting periods of one to four years for pro forma disclosure only.

In accordance with SFAS No. 123, the Company will also recognize the cost of shares, options, warrants and other equity instruments issued to nonemployees as consideration for services as expense over the periods in which the related services are rendered by a charge to compensation cost and a corresponding credit to additional paid-in capital. Generally, cost will be determined based on the fair value of the equity instruments at the date of issuance, estimated based on the Black-Scholes option-pricing model, which meets the criteria set forth in SFAS No. 123, and the assumption that all of the options or other equity instruments will ultimately vest. The effect of actual forfeitures will be recognized as they occur.

Income Taxes

Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized. The ultimate realization of deferred tax assets depends upon the generation of future taxable income during the periods in which those temporary differences become deductible.

Earnings (Loss) Per Share

The Company calculates earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share." SFAS No. 128 computes basic earnings (loss) per share by dividing the net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted earnings (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common stock outstanding during the period plus the effects of any dilutive securities. Diluted earnings (loss) per share considers the impact of potentially dilutive securities except in periods in which there is a loss because the inclusion of the potential common shares would have an anti-dilutive effect. The Company's potentially dilutive securities include common shares which may be issued upon exercise of its stock options, exercise of warrants or conversion of convertible debt.

Diluted earnings (loss) per share for the years ended December 31, 2004 and 2003 exclude potentially issuable common shares of approximately 6,162,526 and 247,208, respectively, primarily related to the Company's outstanding stock options, warrants and convertible debt, because the assumed issuance of such potential common shares is antidilutive.

Comprehensive Income (Loss)

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for reporting and presentation of comprehensive income (loss) and its components in a full set of financial statements. The statement requires additional disclosures in the consolidated financial statements for certain items; it does not affect the Company's financial position or results of operations. The Company had no items for Comprehensive Income during 2004 and 2003.

Segment Reporting

The Company determines and discloses its segments in accordance with SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which uses a "management" approach for determining segments.

The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of a company's reportable segments. SFAS No. 131 also requires disclosures about products or services, geographic areas and major customers. The Company's management reporting structure provides for only one reportable segment and accordingly, no separate segment information is presented.

Recent Accounting Pronouncements Issued, Not Adopted

In February 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" ("SFAS No. 150"). The provisions of SFAS No. 150 are effective for financial instruments entered into or modified after May 31, 2003, and otherwise are effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. The Company has not issued any financial instruments with such characteristics.

In December 2003, the FASB issued FASB Interpretation No. 46 (revised December
2003), "Consolidation of Variable Interest Entities" ("FIN No. 46R"), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN No. 46R replaces FASB Interpretation No. 46, "Consolidation of Variable Interest Entities", which was issued in January 2003. Companies are required to apply FIN No. 46R to variable interests in variable interest entities ("VIEs") created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, the Interpretation is applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN No. 46R that were created before January 1, 2004, the assets, liabilities and noncontrolling interests of the VIE initially are measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN No. 46R first applies may be used to measure the assets, liabilities and noncontrolling interest of the VIE. The Company does not have any interest in any VIE.

In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), "Share-Based Payment", which amends FASB Statement No. 123 and will be effective for public companies that are small business issuers for interim or annual periods beginning after December 15, 2005. The new standard will require entities to expense employee stock options and other share-based payments. The new standard may be adopted in one of three ways - the modified prospective transition method, a variation of the modified prospective transition method or the modified retrospective transition method. The Company is evaluating how it will adopt the standard and evaluating the effect that the adoption of SFAS 123(R) will have on our financial position and results of operations.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges..." SFAS No. 151 requires that

                            NETFABRIC HOLDINGS, INC.
                       Formerly Houston Operating Company
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements

those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of SFAS 151 shall be applied prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued. The adoption of SFAS No. 151 is not expected to have a material impact on the Company's financial position and results of operations.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material impact on the Company's financial position and results of operations.

NOTE 3. PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consists of the following at December 31, 2004:

                                                          2004
                                                     -----------
Equipment                                            $    14,452
Purchased software                                        75,440
Internal use software                                     90,250
                                                     -----------
                                                         180,142

Less:  Accumulated depreciation and amortization           8,211
                                                     -----------
                                                     $   171,931
                                                     ===========

NOTE 4. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of the following at December 31, 2004 and 2003:

                                           2004                  2003
                                       ------------          -----------
Trade accounts payable                 $    185,638          $       248
Accrued professional fees                    74,273                    -
Accrued interest payable                     13,796                    -
Advances from customers                       7,682                    -
                                       ------------          -----------
                                       $    281,389          $       248
                                       ============          ===========

                            NETFABRIC HOLDINGS, INC.
                       Formerly Houston Operating Company
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements


NOTE 5. BRIDGE LOANS

Bridge loans consist of the following as of December 31, 2004:

                                                  2004
                                             -------------
Loan I, due January 18, 2005                 $     500,000
Loan II, due April 12, 2005                        500,000
                                             -------------
                                                 1,000,000
Less:  Unamortized debt discount                 (250,341)
                                             -------------
                                             $     749,659
                                             =============

On July 22, 2004, NetFabric entered into a Financing Agreement which was amended on December 2, 2004 (the "Financing Agreement") with Macrocom Investors, LLC, ("Macrocom") whereby Macrocom provided a loan to NetFabric in the amount of $500,000 ("Loan I") for a period of 180 days from the original date of the Financing Agreement ("Due Date") at an annual simple interest rate of 5%. On the Due Date, the Company has the option to repay the principal of Loan I in cash or in kind by issuing 1,000,000 shares of common (Note 11). In either event, the interest on Loan I is payable in cash on the Due Date. In connection with the Financing Agreement the Company issued to Macrocom 250,000 shares of common stock as additional consideration for Loan I in December 2004.

On October 14, 2004, NetFabric and Macrocom entered into a loan agreement which was amended on December 2, 2004 (the "Loan Agreement"), whereby Macrocom agreed to loan an additional $500,000 to NetFabric ("Loan II" or the "Second Loan"), due 180 days from the original date of the Loan Agreement ("Second Due Date") at an annual simple interest rate of 5%. On the Second Due Date, at the option of Macrocom, Macrocom can convert the principal of the Second Loan into 1,000,000 shares of common stock or demand repayment of the principal in cash. In either event, the interest on the Second Loan is payable in cash on the Second Due Date. In addition, in December 2005 the Company issued to Macrocom 250,000 shares of common stock as additional consideration for the Second Loan.

Since the actual issuance and availability of HOC common stock at the time of the NetFabric Financing and Loan Agreements was contingent upon the consummation of a share exchange transaction with a then unidentified entity, the Post Closing Stock, as defined, issued as additional consideration was initially valued based on the estimate of the value of the entity that would result after such a merger. The Company allocated the proceeds of each loan to the computed relative value of the debt and equity components of each bridge loan. The initial amount allocated to the equity component was recorded as a debt discount at the date of issuance of the respective notes and is amortized to interest expense using the effective interest method over the stated terms of the respective notes. Upon consummation of the Share Exchange, the contingency regarding the issuance of the Post Closing Stock relating to the Financing Agreement and Loan Agreement was resolved and a final value was computed for the additional consideration, and the debt discount recorded was revised and is being amortized over the remaining terms of the respective notes. In addition, as a result of the debt discount and the conversion feature, which is at Macrocom's option, Loan II had a beneficial conversion feature embedded in the security, which beneficial conversion feature had a value that was also contingent upon the consummation of a share exchange transaction. A further discount to the debt was recorded for the value of the beneficial conversion feature upon the resolution of the contingency when the Post Closing Stock became available for possible conversion. As a result of these transactions, total debt discounts for the bridge loans, including the value of the beneficial conversion feature, of $411,403 were recorded, of which $161,062 was amortized into interest expense during the year ended December 31, 2004 and $250,341 is recorded as a discount on the debt and offset against the carrying value as of December 31, 2004, which remaining discount will be amortized into interest expense over the remaining terms of the respective notes.

In addition to the bridge loan transactions described above, Macrocom has also entered into a commitment to purchase common stock of HOC subsequent to the Closing Date, under certain terms. Under this arrangement, Macrocom received 250,000 shares of common stock and a six-month warrant to purchase 2,000,000 shares of common stock at a purchase price of $1,500,000, provided that the closing price of the merged entity's common stock on the day immediately preceding the exercise of the warrant is less than $2.00 per share. The value of the additional consideration paid to Macrocom as part of this financing commitment, totaling $368,683, has been record as deferred offering costs as of December 31, 2004 on the accompanying consolidated balance sheet, and will be offset against the proceeds of the additional purchases of common stock as they occur in 2005.

                            NETFABRIC HOLDINGS, INC.
                       Formerly Houston Operating Company
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements

Under the terms of the Financing Agreement, the Company also agreed, at its cost, to file a registration statement for the registration of the Macrocom stock with the Securities and Exchange Commission as soon as practicable but no later than 90 days following the Closing Date. If the registration statement relating to the Macrocom stock is not effective within 180 days of the Closing Date for reasons not beyond the Company's control, HOC will pay Macrocom liquidated damages of 45,000 shares of the common stock of the Company for each month or any portion thereof, until such registration statement is effective.

NOTE 6. INCOME TAXES

A reconciliation of the statutory U.S. federal income tax rate to the Company's effective tax was as follows:

                                                      For The Year Ended
                                              December 31,          December 31,
                                                  2004                   2003
                                              ------------           -----------
Statutory U.S. rate                             34.0%                 34.0%
State income taxes, net of federal benefit       4.0%                  4.0%
Effect of valuation allowance                  (38.0%)               (38.0%)
                                              ------------           -----------
Total income tax expense (benefit)               0.0%                  0.0%
                                              ============           ===========

Significant components of the Company's future tax assets at December 31, 2004 and 2003 are as follows:

                                              December 31,          December 31,
                                                  2004                  2003
                                             -------------      ----------------
Tax effect of operating loss carryforwards   $  672,000         $       8,400
Effect of valuation allowance                  (672,000)               (8,400)
                                             -----------        --------------
Net deferred tax assets                      $       --         $          --
                                             ===========        ==============

At December 31, 2004, the Company had net operating loss ("NOL") carry-forwards of approximately $1.5 million which expire through 2024, subject to certain limitations. A full valuation allowance has been established because of the uncertainty regarding the Company's ability to generate income sufficient to utilize the tax losses during the carry-forward period.

NOTE 7. STOCKHOLDERS' EQUITY

In December 2003, the Company sold 164,805 shares of the Company's common stock along with a warrant to purchase 164,805 shares of common stock, at an exercise purchase price of approximately $0.1517 per share, resulting in aggregate proceeds of $25,000. The warrants are immediately exercisable and terminate on the earlier of (i) the fifth anniversary of the issue date or (ii) the consummation of a Qualified Public Offering, as defined.

The Company sold an additional 1,648,053 shares of common stock at various dates through April 20, 2004. In connection with the sale of certain of these shares to other investors the Company issued 988,832 warrants on the same terms and conditions as described in the preceding paragraph. In 2004, the Company also issued 659,221 shares of common stock (valued at $100,000) as payment for certain expenses.

On December 9, 2004, (the "Closing Date") HOC completed the Share Exchange with all of the stockholders (the "Stockholders") of NetFabric. At the closing, which occurred at the same time as the execution of the Acquisition Agreement, HOC acquired all of the issued and outstanding common stock of NetFabric from the Stockholders in exchange for an aggregate of 32,137,032 newly-issued shares of the HOC's common stock. Since the Stockholders of NetFabric received approximately 95% of the shares in the Company and HOC had no significant assets and liabilities or operations prior to the merger and the NetFabric management team continued in their existing roles at HOC, for accounting purposes the acquisition has been treated as a recapitalization of NetFabric with NetFabric as the acquirer, a reverse acquisition. Since HOC prior to the merger was a public shell corporation with no significant operations, pro-forma information giving effect to the merger is not presented.

                            NETFABRIC HOLDINGS, INC.
                       Formerly Houston Operating Company
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements

NOTE 8. STOCK-BASED COMPENSATION

From time to time, the Company issued stock-based compensation to its officers, directors, employees and consultants. The maximum term of options granted is generally 10 years and generally options vest over a period of one to four years. However, the Board of Directors of the Company may and has approved other vesting schedules. The Company has issued options to employees and non-employees under stock option agreements. Options may be exercised in whole or in part.

The exercise price of the stock options granted is the fair market value of the Company's common stock as determined by the Board of Directors on the date of grant, considering factors such as the sale of stock, results of operations, and consideration of the fair value of comparable private companies in the industry. Accordingly, no charges were recognized.

During the years ended December 31, 2004 and 2003 the Company recognized nonemployee compensation expense of $60,059 and $1,370 as a result of issuing options, respectively, which is included in general and administrative expenses on the accompanying consolidated statements of operations. The unamortized value of such stock issuances are included in prepaid expenses (for the current portion) and other assets (for the noncurrent portion) on the accompanying consolidated balance sheets. Such amounts will be amortized into expense over the respective vesting periods of the options.

The following is a summary of the Company's stock option activity for the years ended December 31, 2004 and 2003:

                                                             Weighted Average     Weighted Average
                                              Options          Exercise Price         Fair Value
                                             ---------       ----------------     ----------------
Options outstanding January 1, 2003                  -          $         -         $         -
Options granted                                 82,403                 0.15                0.15
Options exercised                                    -                    -                   -
Options cancelled                                    -                    -                   -
                                             ---------          -----------         ------------
Outstanding, December 31, 2003                  82,403          $      0.15         $      0.15
Options granted                              3,926,486                 0.15                0.15
Options exercised                                    -                    -                   -
Options cancelled                                    -                    -                   -
                                             ---------          -----------         ------------
Outstanding, December 31, 2004               4,008,889          $      0.15         $         0
                                             =========          ===========         ============
Exercisable, December 31, 2004               1,320,502          $      0.15         $      0.15
                                             =========          ===========         ============
Exercisable, December 31, 2003                       -          $      0.15         $      0.15
                                             =========          ===========         ============

The options outstanding at December 31, 2004 have an exercise price of approximately $0.1517 per share and have a weighted average remaining contractual life of approximately 9.25 years. No options have been exercised to date.

On the Closing Date of the Share Exchange all NetFabric outstanding stock options were exchanged for options in HOC. Prior to the Share Exchange, HOC did not maintain a stock option plan. As a result of the Share Exchange, the board of directors has approved the creation of an HOC stock option plan as an incentive for, and to encourage share ownership by, its officers, directors and other key employees and/ or consultants and potential management of possible future acquired companies (Note 11).

NOTE 9. COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office space under an operating lease, which covers a period from January 1, 2004 through December 31, 2005, subject to certain renewal options. In accordance with the terms of the lease agreement, the Company issued 659,221 shares of common stock to the landlord in lieu of rent payments for the entire lease period. The value of one half of such shares of $50,000, representing one half of the lease period, was recorded as rent expense for the year ended December 31, 2004. The remaining value of $50,000 was recorded as prepaid rent expense and will be charged to the consolidated statement of operations in 2005.

Litigation

From time to time, in the normal course of business, the Company may be involved in certain litigation and/or proceedings. The Company is not aware of any matters pending that could have a material adverse effect on the Company's financial condition or results of operations.

NOTE 10. RELATED PARTY TRANSACTIONS

Loans payable to stockholders on the accompanying consolidated balance sheets at December 31, 2004 and 2003 represent amounts owed to stockholders of the Company for expenses paid on behalf of the Company.

NOTE 11. SUBSEQUENT EVENTS

In January 2005, in accordance with the terms of the Financing Agreement, the Company elected to repay the principal of Loan I by issuing 1,000,000 shares of common stock. Pursuant to a financing commitment (Note 5), in two separate closings in January and March 2005 the Company sold an aggregate of 2,000,000 shares of common stock to Macrocom resulting in aggregate proceeds of $1,000,000 or $0.50 per share. The deferred offering costs totaling $368,683 (Note 5) included on the accompanying balance sheet as of December 31, 2004, has been recorded as offering costs and offset against the proceeds of the additional purchases of common stock during the three months ended March 31, 2005.

In March 2005, the Company's board of directors approved several actions, including i) a change of the Company's name to NetFabric, Inc., ii) new bylaws for the Company, which among other things increased the Company's authorized common stock to 100 million shares, and iii) approved the adoption of an HOC stock option plan. Such actions will become effective upon required notification and approval of stockholders.

NOTE 12. SUBSEQUENT DISPUTE UNDER FINANCING AGREEMENT

The Company received a notice on March 31, 2005 from certain of the Macrocom investors alleging that the Company is in default a filing registration statement. If the registration statement relating to the Macrocom stock is not effective within 180 days of the Closing Date for reasons not beyond NetFabric's control, NetFabric will pay Macrocom liquidated damages of 45,000 shares of the common stock of the Company for each month or any portion thereof, until such registration statement is effective. The Company believes it is not in default based upon oral extensions granted to it by Macrocom and believes the filing of the registration statement will cure any alleged default. Management believes that it will not have any material effects in subsequent periods on the Company's consolidated financial position, results of operations or cash flows based on or as a result of the outcome from this matter.

             Report of Independent Registered Public Accounting Firm


The Stockholder of UCA Services, Inc.

         We have audited the accompanying balance sheets of UCA Services, Inc. as of December 31, 2004 and 2003, and the related statements of operations, stockholder's equity (deficit), and cash flows for the year ended December 31, 2004 and for the period from inception (June 1, 2003) to December 31, 2003, and for the period from January 1, 2003 to May 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UCA Services, Inc. as of December 31, 2004 and 2003, and its results of operations and cash flows for the year ended December 31, 2004 and for the period from inception (June 1, 2003) to December 31, 2003, and for the period from January 1, 2003 to May 31, 2003 in conformity with accounting principles generally accepted in the United States of America.


/s/ J.H. Cohn LLP
-----------------
Jericho, New York
July 29, 2005

                               UCA Services, Inc.
                                 Balance Sheets
                        As of December 31, 2004 and 2003

                                                                December 31,     December 31,
                                                                    2004             2003
                                                               -------------    -------------
ASSETS
Current Assets:
  Cash                                                         $   154,242      $   301,017
  Accounts receivable, net                                       1,842,954        1,205,584
  Due from affiliate, net                                               --          512,205
  Prepaid expenses and other current assets                         15,456           11,644
                                                               -----------      -----------
    Total current assets                                         2,012,652        2,030,450
                                                               -----------      -----------
Property and equipment, net                                        107,082           21,536
Other assets                                                         7,324               --
                                                               -----------      -----------
    Totals                                                     $ 2,127,058      $ 2,051,986
                                                               ===========      ===========
  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
  Accounts payable                                             $ 1,661,578      $ 1,617,134
  Accrued compensation                                             181,585           87,069
  Accrued expenses                                                 202,550           29,479
  Income taxes payable                                               3,558            4,108
  Loans payable to shareholders                                    175,000          129,703
  Deferred revenues and advances from customers                    227,923               --
                                                               -----------      -----------
    Total current liabilities                                    2,452,194        1,867,493
                                                               -----------      -----------
Commitments and contingencies

Stockholders' Equity (Deficit):
  Common Stock, No par value, 5,000,000 shares authorized,
  3,000,000 shares issued and outstanding                          652,326          627,623
  Accumulated deficit                                             (977,462)        (443,130)
                                                               -----------      -----------
    Total stockholders' equity (deficit)                          (325,136)         184,493
                                                               -----------      -----------
    Totals                                                     $ 2,127,058      $ 2,051,986
                                                               ===========      ===========

                        See Notes to Financial Statements

                               UCA Services, Inc.
         Statements of Operations for the year ended December 31, 2004, for the period from inception (June 1, 2003) to December 31, 2003 and for the period from January 1, 2003 to May 31, 2003

                                                                                             For the Period   For the Period
                                                                                             from inception        from
                                                                                             (June 1, 2003)     January 1,
                                                                            December 31,      December 31,      2003 to May
                                                                                2004              2003           31, 2003
                                                                            ------------      ------------     ------------
Revenues                                                                    $ 14,007,729      $  5,439,288     $  3,427,242
                                                                            ------------      ------------     ------------
Expenses:
  Direct employee compensation and consultant expenses                        10,955,449         4,190,908        2,564,716
  Selling, general and administrative expenses (including  $0 and
    $407,327 and $0, respectively, of stock- based compensation)               3,473,894         1,620,457          378,797
  Research and development                                                        57,278            36,516               --
  Depreciation and amortization                                                   42,641            27,231           19,108
                                                                            ------------      ------------     ------------
    Total expenses                                                            14,529,262         5,875,112        2,962,621
                                                                            ------------      ------------     ------------
Operating (loss) income                                                        (521,533)         (435,824)          464,621
Interest expense                                                                  12,799             3,198               --
                                                                            ------------      ------------     ------------
Income (loss) before provision for income taxes                                (534,332)         (439,022)          464,621
Provision for income taxes                                                            --             4,108          176,556
                                                                            ------------      ------------     ------------
Net (loss) income                                                           $  (534,332)      $  (443,130)      $   288,065
                                                                            ============      ============     ============


                        See Notes to Financial Statements

                               UCA Services, Inc.
           Statements of Stockholders' Equity (Deficit) for the period from January 1, 2003 to May 31, 2003, for the
            period from inception (June 1, 2003) to December 31, 2003
                    and for the year ended December 31, 2004

                                                           Common Stock
                                          ----------------------------------------------                            Total
                                          Investment                                                            Shareholder's
                                           from UCA                                            Accumulated         Equity
                                            Systems            Shares           Amount           Deficit          (Deficit)
                                          -----------        ----------       ----------        ----------      ------------
Balances at January 1, 2003               $    72,228                --       $       --        $       --      $    72,228

  Contributions from UCA Systems,
    net                                       410,410                --               --                --          410,410
  Amount retained by UCA Systems            (696,935)                --               --                --        (696,935)
  Net income                                  288,065                --               --                --          288,065
                                           ----------         ---------       -----------     ------------     -------------
Balance at May 31, 2003                        73,768                --               --                --           73,768
----------------------------------------------------------------------------------------------------------------------------
Balances at Inception (June 1, 2003)               --                --               --                --               --

  Contribution of assets and
    liabilities from shareholders                  --         3,000,000           73,768                --           73,768
  Contribution from shareholders                   --                --          146,528                --          146,528
  Issuance of option to purchase
    common stock to employee                       --                --          407,327                --          407,327
  Net loss                                         --                --               --         (443,130)        (443,130)
                                           ----------         ---------       -----------     ------------     -------------
Balances at December 31, 2003                      --         3,000,000          627,623         (443,130)          184,493

  Contribution of cash from
    shareholders                                   --                --           24,703                --           24,703
  Net loss                                         --                --               --         (534,332)        (534,332)
                                           ----------         ---------       -----------     ------------     -------------
Balances at December 31, 2004              $       --         3,000,000       $  652,326      $  (977,462)     $  (325,136)
                                           ==========         =========       ===========     ============     =============

                        See Notes to Financial Statements

                               UCA Services, Inc.
         Statements of Cash Flows for the year ended December 31, 2004, for the period from inception (June 1, 2003) to December 31, 2003 and for the period from January 1, 2003 to May 31, 2003

                                                                       For the period    For the period  For the period
                                                                       from inception    from inception       from
                                                                       (June 1, 2003)    (June 1, 2003)     January 1,
                                                                             to               to             2003 to
                                                                         December 31,     December 31,       May 31,
                                                                             2004             2003             2003
                                                                         -----------      ------------     -----------
OPERATING ACTIVITIES
  Net (loss) income                                                      $  (534,332)     $  (443,130)     $   288,065
  Adjustments to reconcile net income to net cash (used in) provided by operating activities:
    Provision for bad debts                                                   69,213           11,616               --
    Reserve for due from affiliate                                           255,451               --               --
    Stock-based compensation                                                      --          407,327               --
    Depreciation and amortization                                             42,641           27,231           19,108
  Changes in operating assets and liabilities:
    Accounts receivable                                                     (706,583)      (1,093,861)        (428,538)
    Due from affiliate                                                       256,754         (512,205)              --
    Prepaid expenses and other current assets                                 (3,812)          (6,644)              --
    Other assets                                                              (7,324)              --               --
    Accounts payable                                                          44,444        1,513,497          147,328
    Accrued compensation                                                      94,516           87,069          (29,762)
    Accrued expenses                                                         173,071           29,479               --
    Income taxes payable                                                        (550)           4,108               --
    Deferred revenues and advances from customers                            227,923               --            3,799
                                                                         -----------      -----------      -----------
      Net cash (used in) provided by operating activities                    (88,588)          24,487               --
                                                                         -----------      -----------      -----------
INVESTING ACTIVITIES
  Purchases of property and equipment                                       (128,187)              --               --
                                                                         -----------      -----------      -----------
  Net cash used in investing activities                                     (128,187)              --               --
                                                                         -----------      -----------      -----------
FINANCING ACTIVITIES
  Contributions from UCA Systems, net                                             --               --               --
  Contribution of cash from shareholders                                      24,703          151,827               --
  Loans from shareholders                                                     45,297          124,703               --
                                                                         -----------      -----------      -----------
  Net cash provided by financing activities                                   70,000          276,530               --

                                                                         -----------      -----------      -----------
  Net change in cash                                                        (146,775)         301,017               --
  Cash at beginning of period                                                301,017               --               --
                                                                         -----------      -----------      -----------
  Cash at end of period                                                  $   154,242      $   301,017      $        --
                                                                         ===========      ===========      ===========
Supplemental cash flow information:
Cash paid for interest expense                                           $    12,799      $     3,198      $        --
                                                                         ===========      ===========      ===========
Cash paid for income taxes                                               $        --      $       550      $        --
                                                                         ===========      ===========      ===========
Supplemental disclosure of non-cash activities:
Contribution of assets and liabilities from shareholders, net            $        --      $    68,469      $        --
                                                                         ===========      ===========      ===========
Contributions from UCA Systems, net                                      $        --      $        --      $   410,410
                                                                         ===========      ===========      ===========

                        See Notes to Financial Statements

                               UCA Services, Inc.
                          Notes to Financial Statements

1. NATURE OF BUSINESS

UCA Services, Inc. ("UCA Services" or the "Company"), a New Jersey company, is an information technology ("IT") solutions company that serves the information and communications needs of a wide range of Fortune 500 and small to mid-size business clients in the financial markets industry as well as the pharmaceutical, health care and hospitality sectors. The Company delivers a broad range of IT consulting and, infrastructure development services, including multi-year managed services contracts, via an integrated network of branch offices and alliance partners in the United States, Canada, Europe and India. The Company's services include solutions in the practice areas of infrastructure builds and maintenance, application development and maintenance, business process managed services and professional IT services.

In May 2005, the Company was acquired by NetFabric Holdings, Inc. ("NetFabric") (See Note 11). NetFabric develops and markets a family of Internet Protocol ("IP") appliances that simplifies the integration of standard telephone systems with an IP infrastructure.

MANAGEMENT'S PLANS

The Company incurred operating losses of $(521,533) and $(435,824) during the year ended December 31, 2004 and the period from inception (June 1, 2003) to December 31, 2003 and as of December 31, 2004 the Company has an accumulated deficit of $977,462 and a working capital deficit of $439,542. Management believes that cash flows generated from revenues in 2005 will be sufficient to fund the Company's operations through the first quarter of 2006. Additional funding from shareholders and/or third parties may be required to obtain profitable operations. However there can be no assurance that the Company will generate sufficient revenues to provide positive cash flows from operations, or that sufficient capital will be available, when required, or at terms deemed reasonable to the Company, to permit the Company to realize its plans.

NetFabric has agreed to support the operations of the Company by providing the necessary working capital. Since December 31, 2004, NetFabric has provided $350,000 of cash and will provide an additional $300,000 upon the filing of its registration statement with the Securities Exchange Commission. These proceeds, along with cash generated from operations in the opinion of management will be sufficient to fund the Company's operations through the first quarter of 2006.

2. BASIS OF PRESENTATION

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

UCA Services was incorporated on April 2, 2003 but did not have any operations until June 1, 2003 ("Inception") (See Note 7). Prior to June 1, 2003 UCA Services was a business unit of UCA Computer Systems, Inc. ("Systems") and therefore the results of operations of UCA Services prior to June 1, 2003 were included in the results of operations of Systems. The Company and Systems were owned by the same shareholders through May 2005 (See Note 11).

Carve out

Prior to June 1, 2003, the Company was under the control of Systems and an integral part of Systems' operations. As a department within Systems, the Company did not historically prepare separate financial statements. The accompanying Statement of Operations for the period from January 1, 2003 to May 31, 2003 has been prepared from Systems' historical accounting records and is presented on a carve-out basis to include the historical operations applicable to UCA Services as operated under Systems, in accordance with U.S. GAAP, as if the Company had been a separate stand-alone entity. However, the results of operations for the period from January 1, 2003 to May 31, 2003 may not be indicative of UCA Services future development.

The Statement of Operations for the period from January 1, 2003 to May 31, 2003 includes all revenues and certain costs identified as 100% directly attributable to UCA Services as operated under Systems, including compensation for certain employees of UCA Services and costs for consultants and other services providers utilized by UCA Services. In addition, the Statement of Operations for the period from January 1, 2003 to May 31, 2003 includes costs incurred by Systems on behalf of itself and UCA Services of which a portion has been allocated to UCA Services based on certain assumptions and

                               UCA Services, Inc.
                          Notes to Financial Statements

estimates related to the integration of UCA Services within Systems during the period. Management believes the assumptions underlying the Statement of Operations, including the methods used to allocate expenses incurred on UCA Services' behalf by Systems are reasonable and that the amount of expenses reflected in the statement of operations for the period from January 1, 2003 to May 31, 2003 approximates the estimated expenses UCA Services would have incurred had it not been affiliated with Systems.

The expenses incurred by Systems and allocated to UCA Services includes compensation paid to certain shared employees during the period as well as selling, general and administrative expenses. The full cost of compensation for shared employees was borne by Systems and based on an estimate of the proportion of hours worked by the employees, these costs have been allocated to UCA Services and are reflected in direct employee compensation and consultant expenses and selling general and administrative expenses on the accompanying Statement of Operations for the period from January 1, 2003 to May 31, 2003 .

Selling, general and administrative expenses, including costs for facilities, supplies and services used by UCA Services at Systems' offices, insurance and depreciation and amortization have been allocated to UCA Services from Systems. Such costs have been allocated to UCA Services primarily based on an estimate of the proportion of employees of UCA Services versus the total employees of Systems, considering, among other factors square footage occupied and sales by each company during the period.

Prior to June 1, 2003, UCA Services was not directly subject to taxation, rather its operations were included in the combined tax return of Systems for both Federal income tax and local taxes. For purposes of the Statement of Operations for the period from January 1, 2003 to May 31, 2003, income taxes were recognized by the UCA Services based on federal and state statutory income tax rates as if the Company had been a separate taxable entity.

The excess of assets over liabilities is reflected as Systems' investment in the Company as of May 31, 2003.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates and assumptions are used for, but not limited to, the period from January 1, 2003 to May 31, 2003 carve-out, accounting for efforts expected to be incurred to complete performance under revenue contracts, allowance for uncollectible accounts receivable, the useful lives of property, plant, equipment, the fair value of the Company's common stock, the fair value of stock-based compensation. Actual results could differ from those estimates. Appropriate changes in estimates are made as management become aware of changes in circumstances surrounding the estimates. Changes in estimates are reflected in the financial statements in the period in which changes are made and, if material, their effects are disclosed in the notes to the financial statements.

Revenue Recognition

The Company derives revenues primarily from professional services, managed IT services, application development services and from business process management services. Arrangements with customers for services are generally on a time and material basis or fixed-price, fixed-timeframe. Revenue on time-and-material contracts is recognized as the related services are performed. Revenue from fixed-price, fixed-timeframe service contracts are recognized ratably over the term of the contract, as per the proportional performance method. When the Company receives cash advances from customers in advance of the service period, amounts are reported as advances from customers until the commencement of the service period. Billings and collections in excess of revenue recognized are classified as deferred revenue.

Allowance for Doubtful Accounts

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. These estimated losses are based upon historical bad debts, specific customer creditworthiness and current economic trends. If the financial condition of a customer deteriorates, resulting in the customer's inability to make

                               UCA Services, Inc.
                          Notes to Financial Statements

payments within approved credit terms, additional allowances may be required. The Company performs credit evaluations of its customers' financial condition on a regular basis. The Company recognized allowances for bad debts of $69,213, $11,616 and $0 during the year ended December 31, 2004, the period from inception (June 1, 2003) to December 31, 2003 and the for the period from January 1, 2003 to May 31, 2003, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a remaining maturity at the date of purchase / investment of three months or less and that are readily convertible to known amounts of cash to be cash equivalents. Cash is comprised of cash on deposit with banks. As of December 31, 2004 and 2003 the Company did not hold any cash equivalents.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Property and equipment, consisting principally of computer equipment and capitalized purchased software programs. The Company depreciates and amortizes property and equipment over their estimated useful lives using the straight-line method. The estimated useful lives of assets are as follows:

          Office equipment, including computers              2-5 years
          Furniture and fixtures                             5 years

Leasehold improvements are amortized over the lesser of the remaining life of the lease or their estimated useful lives.

Long-Lived Assets

Long-lived assets, including property and equipment and intangible assets, are monitored and reviewed for impairment in value whenever events or changes in circumstances indicate that the carrying amount of any such asset may not be recoverable. The determination of recoverability is based on an estimate of undiscounted cash flows expected to result from the use of an asset and its eventual disposition. The estimated cash flows are based upon, among other things, certain assumptions about expected future operating performance, growth rates and other factors. Estimates of undiscounted cash flows may differ from actual cash flows due to factors such as technological changes, economic conditions, and changes in the Company's business model or operating performance. If the sum of the undiscounted cash flows (excluding interest) is below the carrying value, an impairment loss is recognized, measured as the amount by which the carrying value exceeds the fair value of the asset. Through December 31, 2004, no write-downs of long-lived assets have been recognized.

Business Concentrations and Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company reduces credit risk by placing its cash with major financial institutions with high credit ratings. At times, such amounts may exceed Federally insured limits. The Company reduces credit risk related to accounts receivable by routinely assessing the financial strength of its customers and maintaining an appropriate allowance for doubtful accounts.

The Company's services have been provided primarily to a limited number of clients located worldwide in a variety of industries. The Company had revenues from the clients representing 27%, 21% and 11% of revenues during the year ended December 31, 2004. The Company had revenues from three clients representing 26%, 16% and 14% of revenues for the period from inception (June 1, 2003) to December 31, 2003. The Company had revenues from four clients representing 48%, 21%, 16% and 10% of revenues for the period from January 1, 2003 to May 31, 2003.

The Company generally does not require its clients to provide collateral.

Additionally, the Company is subject to a concentration of credit risk with respect to its accounts receivable. The Company had three clients accounting for 53% (26%, 17% and 10%) of total gross accounts receivable as of December 31, 2004. The Company had 3 clients accounting for 64% (36%, 17% and 11%) of total gross accounts receivable as of December 31, 2003.

                               UCA Services, Inc.
                          Notes to Financial Statements


Fair Value of Financial Instruments

The fair values of the Company's assets and liabilities that qualify as financial instruments under Statement of Financial Accounting Standards ("SFAS") No. 107 approximate their carrying amounts presented in the balance sheets at December 31, 2004 and 2003.

Research and Development

Research and development ("R&D") costs are expensed as incurred. These expenses include the cost of the Company's proprietary R&D efforts. R&D expenses were $57,278, $36,516 and $0 during the year ended December 31, 2004, for the period from inception (June 1, 2003) to December 31, 2003 and for the period from January 1, 2003 to May 31, 2003, respectively.

Stock-Based Compensation

The Company accounts for stock options granted to employees using the intrinsic value method in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB Opinion No. 25"), and related interpretations. As such, compensation expense to be recognized over the related vesting period is generally determined on the date of grant only if the current market price of the underlying stock exceeds the exercise price. SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), encourages entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income (loss) disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied.

On June 1, 2003, in connection with an employment agreement (See Note 11) the Company caused its shareholders to grant an option to a certain executive of the Company to purchase up to 20% of the Company's outstanding common stock from such shareholders at an exercise price of $3,942 or $6.57 per share. The option was fully vested at the date of grant and is exercisable at any time during the term of the executives' employment as provided in an employment agreement. As a result of this option the Company recognized compensation expense of $407,327 during the period from inception (June 1, 2003) to December 31, 2003, which is included in selling, general and administrative expense on the accompanying Statements of Operations, as a result of the difference between the estimated market value of the Company's common stock on the date of grant and the exercise price for the option issued to the executive. The option was exercised by the executive in March 2005.

If compensation expense for this stock option had been determined in accordance with SFAS No. 123, the Company's pro forma net loss would have been:

                                                                                            For the Period
                                                                                                From the      For the Period
                                                                                                Inception          from
                                                                            For the Year     (June 1, 2003)     January 1,
                                                                               Ended              to             2003 to
                                                                             December 31,      December 31,        May 31,
                                                                                2004              2003             2003
                                                                            ------------      ------------      -----------
Net income (loss), as reported                                              $  (534,332)      $  (443,130)      $   288,065
Stock-based employee compensation recorded                                            --         (407,327)               --
                                                                            ------------      ------------      -----------
Sub-total                                                                      (534,332)          (35,803)          288,065
Stock-based employee compensation expense determined under fair value
method                                                                                --           407,657               --
                                                                            ------------      ------------      -----------
Pro forma net income (loss), as adjusted                                    $  (534,332)      $  (443,460)      $   288,065
                                                                            ============      ============      ===========

Income Taxes

Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and

                               UCA Services, Inc.
                          Notes to Financial Statements


tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the temporary differences become deductible. Management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

Recent Accounting Pronouncements Issued, Not Adopted

In February 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" ("SFAS No. 150"). The provisions of SFAS No. 150 are effective for financial instruments entered into or modified after May 31, 2003, and otherwise are effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. The Company has not issued any financial instruments with such characteristics.

In December 2003, the FASB issued FASB Interpretation No. 46 (revised December
2003), "Consolidation of Variable Interest Entities" ("FIN No. 46R"), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN No. 46R replaces FASB Interpretation No. 46, "Consolidation of Variable Interest Entities", which was issued in January 2003. Companies are required to apply FIN No. 46R to variable interests in variable interest entities ("VIEs") created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, the Interpretation is applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN No. 46R that were created before January 1, 2004, the assets, liabilities and noncontrolling interests of the VIE initially are measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN No. 46R first applies may be used to measure the assets, liabilities and noncontrolling interest of the VIE. The Company does not have any interest in any VIE.

In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), "Share-Based Payment", which requires companies to change their accounting policies to record the fair value of stock options issued to employees as an expense. Currently, the company does not deduct the expense of employee stock option grants from its income based on the fair value method as it has adopted the pro forma disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. The revised Statement eliminates the alternative to use APB Opinion 25's intrinsic value method of accounting that was provided in Statement 123 as originally issued. Pursuant to the Securities and Exchange Commission Release No. 33-8568, the Company is required to adopt SFAS 123R from January 1, 2006. The Company is evaluating how it will adopt the standard and evaluating the effect that the adoption of SFAS 123(R) will have on financial position and results of operations.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material impact on the Company's financial position and results of operations.

                               UCA Services, Inc.
                          Notes to Financial Statements


4. TRADE ACCOUNTS RECEIVABLE

Trade accounts receivable, net, consists of the following:

                                                  December 31,     December 31,
                                                      2004             2003
                                                  ------------     -------------
Accounts receivable from customers                $  1,923,783     $  1,217,200
Allowance for doubtful accounts                       (80,829)         (11,616)
                                                  ------------     -------------
                                                  $  1,842,954     $  1,205,584
                                                  ============     =============
5. PROPERTY AND EQUIPMENT, NET


Property and equipment, net, consists of the following:

                                                  December 31,     December 31,
                                                      2004             2003
                                                  ------------     -------------
Office equipment                                  $   267,064      $   178,548
Furniture & fixtures                                   54,889           48,914
Leasehold improvements                                 54,631           20,936
                                                  ------------     -------------
                                                      376,584          248,398
Less: Accumulated depreciation and amortization     (269,502)        (226,862)
                                                  ------------     -------------
                                                  $   107,082       $   21,536
                                                  ============     ============

Depreciation and amortization expense were $42,641, $27,231 and $19,108 for the year ended December 31, 2004, for the period from inception (June 1, 2003) to December 31, 2003 and for the period from January 1, 2003 to May 31, 2003, respectively.

6. INCOME TAXES

A reconciliation of the statutory U.S. Federal income tax rate to the Company's effective tax was as follows:

                                                                                For the Period
                                                               For the Period        From
                                              For the Year     From Inception     January 1,
                                             Ended December    (June 1, 2003)       2003 to
                                                   31,        to December 31,       May 31,
                                                  2004              2003             2003
                                             --------------   ---------------   ---------------
Statutory U.S. rate                                    34.0%             34.0%            34.0%
State income taxes, net of Federal benefit              4.0%              4.0%             4.0%
Effect of valuation allowance                        (38.0%)           (38.0%)             (0%)
                                             --------------   ---------------   ---------------
Total income tax expense (benefit)                      0.0%              0.0%            38.0%
                                             ==============   ===============   ===============

                               UCA Services, Inc.
                          Notes to Financial Statements


The provision for income taxes comprises:


                                                               For the period   For the period
                                                               from inception        from
                                              For the year     (June 1, 2003)     January 1,
                                                  ended              to             2003 to
                                              December 31,      December 31,        May 31,
                                                  2004              2003             2003
                                              --------------   ---------------   --------------
Current provision (benefit):
Federal                                       $           --   $         1,940   $      148,679
State                                                     --             2,168           27,877
                                              --------------   ---------------   --------------
                                                          --             4,108          176,556
                                              --------------   ---------------   --------------
Deferred provision (benefit):
Federal                                                   --                --               --
State                                                     --                --               --
                                              --------------   ---------------   --------------
                                                          --                --               --
                                              --------------   ---------------   --------------
Total income tax expense (benefit)            $           --   $         4,108   $      176,556
                                              ==============   ===============   ===============

Significant components of the Company's future tax assets at December 31, 2004 and 2003 are as follows:

                                                  December 31,     December 31,
                                                     2004             2003
                                                 ------------     -------------
Deferred tax assets:
  Net operating loss carry forward               $   188,538       $    4,608
  Allowance for bad debts                             32,331            4,500
                                                 ------------     -------------
                                                     220,869            9,108

Less:  Valuation allowance                          (220,869)          (9,108)
                                                 ------------     -------------
  Net deferred tax assets                        $        --       $       --
                                                 ============     =============

At December 31, 2004, the Company had net operating loss ("NOL") carry-forwards of approximately $471,000 which expire through 2024, to certain limitations. A full valuation allowance has been established because of the uncertainty regarding the Company's ability to generate income sufficient to utilize the tax losses during the carry-forward period.

Prior to June 1, 2003, UCA Services was not directly subject to taxation, rather its operations were included in the combined tax return of Systems for both Federal income tax and local taxes. For purposes of the Statement of Operations for the period from January 1, 2003 to May 31, 2003, income taxes were recognized by the UCA Services based on Federal and state statutory income tax rates as if the Company had been a separate taxable entity. In connection with its formation on June 1, 2003, the Company did not assume any liability relating to the provision for income taxes for the period January 1, 2003 through May 31, 2003.

7. STOCKHOLDERS' EQUITY

In June 2003 (Inception), the Company's shareholders contributed certain assets and liabilities, which were from previously those of the Predecessor company under Systems, to the Company, consisting of cash, accounts receivable, property, plant and equipment and accounts payable, with a net value of $73,768 in exchange for 3,000,000 shares of the Company's common stock. The Company's shareholders contributed $146,528 to fund certain expenses on behalf of the Company.

The assets and liabilities contributed by shareholders were recorded at historical cost and consisted of the following:

                               UCA Services, Inc.
                          Notes to Financial Statements


Cash                                                     $    5,297
Trade accounts receivable and other current assets          128,341
Property, plant and equipment, net                           48,767
Trade accounts payable and accrued expenses               (108,637)
                                                         ----------
                                                         $   73,768
                                                         ==========

During the year ended December 31, 2004, current shareholders contributed approximately $25,000 to the Company for working capital purposes.

On February 10, 2005, the Board of Directors approved and the Company effected a 1,000-for-1 stock split of its outstanding common stock. All historical share amounts have been restated to reflect the stock split.

8. EMPLOYEE BENEFIT PLAN

401(k) Benefit Plan

In June 2003, the Company established a 401(k) Plan (the "401(k) Plan") which is available to its eligible employees, as defined. Participants may make voluntary contributions of up to 50% of their compensation, subject to certain internal revenue code limitations. The Company may make annual matching contributions to the 401(k) Plan at its discretion. Included in accrued compensation at December 31, 2004 and 2003 are $24,751 and $9,831, respectively, in matching 401(k) Plan contributions to be made by the Company.

9. RELATED PARTY TRANSACTIONS

Shareholders

Loans payable to shareholders on the accompanying Balance Sheets at December 31, 2004 and 2003 represent amounts owed to shareholders of the Company for advances of cash provided to the Company.

Systems

Through May 2005 (See Note 11), the Company and Systems were owned by the same shareholders. During the year ended December 31, 2004 and the period from inception (June 1, 2003) to December 31, 2003, the Company and Systems engaged in certain transactions between the companies.

The Company subleases certain office space and incurs occupancy related costs under an agreement with Systems, whereby the Company pays rent and other occupancy costs based on the proportion of square footage occupied by the Company in the Systems office facility. Rent and occupancy expenses incurred by the Company under this agreement were $40,535 and $30,000 and are included in selling, general and administrative expenses during the year ended December 31, 2004 and the period from inception (June 1, 2003) to December 31, 2003, respectively.

In connection with delivering hardware and software to certain of its customers, Systems has engaged the Company to assist with certain elements of its customer contracts, including but not limited to hardware and software configuration and implementation. Such services are provided to Systems pursuant to arrangement between the companies. Approximately $266,000 and $430,000 have been recognized in revenue during the year ended December 31, 2004 and the period from inception (June 1, 2003) to December 31, 2003, respectively, for services provided to Systems.

During the year ended December 31, 2004 and the period from inception (June 1, 2003) to December 31, 2003, the Company purchased $44,472 and $0 of fixed assets, consisting of computer equipment and software from Systems.

From time to time during the year ended December 31, 2004 and the period from inception (June 1, 2003) to December 31, 2003 the Company provided short-term borrowings to Systems and received short-term borrowings from Systems to meet working capital needs.

                               UCA Services, Inc.
                          Notes to Financial Statements


At December 31, 2004 the net amount due from Systems of $255,451, consisting of $669,000 in trade accounts receivable related to services provided by the Company offset by $413,549 of amounts due to Systems for advances of cash and accounts payable, is included in due from affiliate on the accompanying balance sheet. At December 31, 2003, the net amount due from Systems of $512,205, consisting of $535,092 in trade accounts receivable related to services provided by the Company offset by $22,887 of amounts due to Systems for advances of cash and accounts payable, is included in due from affiliate on the accompanying balance sheet.

As of March 31, 2005 the net amount due from Systems to the Company was approximately $762,000. On May 17, 2005 the Company and Systems entered into an unsecured Non-Negotiable Promissory Note (the "Systems Note") whereby the net amount due to the Company from Systems of $779,870 was aggregated into the Systems Note. The Systems Note provides for interest at a rate equal to the minimum applicable federal rate of interest per annum and for equal monthly payments from Systems to the Company over a period of thirty-six months commencing on June 1, 2005. Due to uncertainties related to the realizability of the amounts due from Systems, the Company has reserved for the entire balance due from affiliate as of December 31, 2004 and March 31, 2005.

Other Relationship

During the year ended December 31, 2004, the Company recognized approximately $135,000 in revenue from Flagship HealthCare Management, Inc., a company related to the Company through common ownership as a result of the NetFabric acquisition in 2005 (See Note 11).

10. COMMITMENTS AND CONTINGENCIES

Leases

Commencing in March 2004, the Company leases certain office space under an operating lease. The future minimum cash commitments as of December 31, 2004 under such operating leases are as follows:

              2005               $ 87,885
              2006               $ 18,309

Rent expense for the year ended December 31, 2004 under the operating lease totaled $96,308.

As discussed above, the Company subleases certain office space under an agreement with Systems, whereby the Company pays rent based on the proportion of square footage occupied by the Company in the Systems office facility. The agreement provides that the sublease term is a month-to-month until such time as the Company or Systems terminate the sublease. Rent expense incurred with Systems during the year ended December 31, 2004 and the period from inception (June 1, 2003) to December 31, 2003 was $40,535 and $30,000, respectively, and is included in selling, general and administrative expense on the accompanying statements of operations.

Employment Agreements

On June 1, 2003 the Company entered into employment agreements with two of its executives. The employment agreements provide for initial terms of five years each and will extended automatically for an additional year at each anniversary date unless notice is provided by the Company or the respective executive. The agreements provided for annual base salaries for each executive and each of the executives are eligible to receive bonuses, at the sole discretion of the board of directors. Additionally, if an executive is terminated without cause by the Company or for good reason by the executive, the employment agreements provide each executive with termination benefits equal to the remaining annual base salary remaining during the initial term of each agreement plus one hundred twenty percent of pre-termination bonuses. The executives also have agreed to certain confidentiality, non-competition and non-solicitation provisions. As of December 31, 2004 the aggregate future minimum cash commitments for base salary under the employment agreements with the two executives are approximately $1.8 million.

Additionally, one of the employment agreements provided one of the executives provided for an option to purchase shares of the Company's common stock (See
Note 3).

                               UCA Services, Inc.
                          Notes to Financial Statements


Litigation

The Company is not aware of any matters pending that could have a material adverse effect on the Company's financial condition or results of operations.

11. SUBSEQUENT EVENTS

Acquisition

On May 20, 2005, UCA Services entered into and closed on a share exchange agreement ("Exchange Agreement"), whereby NetFabric acquired all of the issued and outstanding shares of UCA Services, from the Company's shareholders in exchange for the issuance of 24,096,154 shares of common stock of NetFabric. The share issuance to UCA Services shareholders represents approximately (35%) of NetFabric shares on a fully-diluted basis.

                               UCA Services, Inc.
                                 Balance Sheets
             As of March 31, 2005 (Unaudited) and December 31, 2004

                                                                   March 31, 2005    December 31,
                                                                     Unaudited           2004
                                                                  --------------   ------------
                                         ASSETS
Current Assets
  Cash                                                             $   321,063      $   154,242
  Accounts receivable, net                                           2,142,904        1,842,954
  Prepaid expenses and other current assets                             90,922           15,456
                                                                   -----------      ------------
    Total current assets                                             2,554,889        2,012,652

Property and equipment, net                                             99,786          107,082
Other assets                                                             7,324            7,324
                                                                   -----------      ------------
    Totals                                                         $ 2,661,999      $ 2,127,058
                                                                   ===========      ============
                         LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
  Accounts payable                                                 $ 1,584,008      $ 1,661,578
  Accrued compensation                                                 351,146          181,585
  Accrued expenses                                                     127,009          202,550
  Income taxes payable                                                   3,558            3,558
  Loans payable to shareholders                                        175,000          175,000
  Deferred revenues and advances from customers                      1,396,665          227,923
                                                                   -----------      ------------
Total current liabilities                                            3,637,386        2,452,194
                                                                   -----------      ------------
Commitments and contingencies
Stockholders' Deficit:
  Common Stock, No par value, 5,000,000 shares
  authorized, 3,000,000 shares issued and outstanding                  652,326          652,326
Accumulated deficit                                                 (1,627,713)        (977,462)
                                                                   -----------      ------------
    Total stockholders' deficit                                       (975,387)        (325,136)
                                                                   -----------      ------------
    Totals                                                         $ 2,661,999      $ 2,127,058
                                                                   ===========      ============


                        See Note to Financial Statements

                               UCA Services, Inc.
   Statements of Operations for the Three Months Ended March 31, 2005 and 2004
                                   (Unaudited)

                                                           Three Months     Three Months
                                                              Ended             Ended
                                                             March 31,         March 31,
                                                               2005             2005
                                                           (Unaudited)       (Unaudited)
                                                           -----------      -----------
Revenues                                                   $ 4,173,834      $ 2,755,909

Expenses:
  Direct employee compensation and consultant expenses       3,376,992        2,174,141
  Selling, general and administrative expenses               1,429,048          490,124
  Research and development                                          --           24,055
  Depreciation and amortization                                 15,045            8,611
                                                           -----------      -----------
    Total expenses                                           4,821,085        2,696,931
                                                           -----------      -----------
Operating (loss) income                                       (647,251)          58,978

Interest expense                                                 3,000            3,750
                                                           -----------      -----------
Income (loss) before provision for income taxes               (650,251)          55,228

Provision for income taxes                                          --               --
                                                           -----------      -----------
Net (loss) income                                          $  (650,251)     $    55,228
                                                           ===========      ===========


                        See Note to Financial Statements

                               UCA Services, Inc.
  Statements of Stockholders' Deficit for the Three Months Ended March 31, 2005
                                   (Unaudited)

                                                                                                Total
                                                   Common Stock            Accumulated       Stockholders'
                                               Shares         Amount         Deficit           Deficit
                                             ---------     -----------     -----------      ------------
Balances at December 31, 2004                3,000,000     $   652,326     $  (977,462)     $  (325,136)

  Net loss                                          --              --        (650,251)        (650,251)
                                             ---------     -----------     -----------      ------------
Balances at March 31, 2005 (Unaudited)       3,000,000     $   652,326     $(1,627,713)     $  (975,387)
                                             =========     ===========     ===========      ===========


                        See Note to Financial Statements

                               UCA Services, Inc.
   Statements of Cash Flows for the three months ended March 31, 2005 and 2004
                                   (Unaudited)

                                                                       Three Months     Three Months
                                                                          Ended             Ended
                                                                         March 31,         March 31,
                                                                           2005             2004
                                                                       (Unaudited)       (Unaudited)
                                                                       ------------     ------------
OPERATING ACTIVITIES
  Net (loss) income                                                    $  (650,251)     $    55,228
  Adjustments to reconcile net loss income to net cash provided by
    (used in) operating activities:
    Reserve for due from affiliate                                         507,020               --
    Depreciation and amortization                                           15,045            8,611
  Changes in operating assets and liabilities:
    Accounts receivable                                                   (299,950)        (482,666)
    Due from affiliate                                                    (507,020)          20,995
    Prepaid expenses and other current assets                              (75,466)          (8,050)
    Other assets                                                                --           (7,324)
    Accounts payable                                                       (77,570)          28,647
    Accrued compensation                                                   169,561           41,529
    Accrued expenses                                                       (75,541)          77,048
    Income taxes payable                                                        --             (550)
    Deferred revenues and advances from customers                        1,168,742           34,200
                                                                       ------------     ------------
      Net cash provided by (used in) operating activities                  174,570         (232,332)
                                                                       ------------     ------------
INVESTING ACTIVITIES
  Purchases of property and equipment                                       (7,749)         (45,382)
                                                                       ------------     ------------
      Net cash used in investing activities                                 (7,749)         (45,382)
                                                                       ------------     ------------
  Net change in cash                                                       166,821         (277,714)

  Cash at beginning of period                                              154,242          301,017
                                                                       ------------     ------------
  Cash at end of period                                                $   321,063      $    23,303
                                                                       ============     ============


                        See Note to Financial Statements

                               UCA Services, Inc.
                          Notes to Financial Statements

1. BASIS OF PRESENTATION

The interim financial statements presented are unaudited, but in the opinion of management, have been prepared in conformity with accounting principles generally accepted in the United States of America applied on a basis consistent with those of the annual financial statements. Such interim financial statements reflect all adjustments (consisting principally of normal recurring accruals) necessary for a fair presentation of the financial position and the results of operations for the interim periods presented. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for any other interim period or for the year ending December 31, 2005. The interim financial statements should be read in connection with the audited annual financials as of December 31, 2004 and accompanying notes contained elsewhere in this Form 8-K. Certain prior year balances have been reclassified in order to conform to the current year presentation.

Management's Plans

The Company incurred operating losses of $(647,251) during the three months ended March 31, 2005 and as of March 31, 2005 the Company has an accumulated deficit of $1,627,713 and a working capital deficit of $1,082,497. Management believes that cash flows generated from revenues during the remainder of 2005 will be sufficient to fund the Company's operations through the first quarter of 2006. Additional funding from shareholders and/or third parties may be required to obtain profitable operations. However there can be no assurance that the Company will generate sufficient revenues to provide positive cash flows from operations, or that sufficient capital will be available, when required, or at terms deemed reasonable to the Company, to permit the Company to realize its plans.

NetFabric has agreed to support the operations of the Company by providing the necessary working capital. Since March 31, 2005, NetFabric has provided $350,000 cash and will provide an additional $300,000 upon filing of its registration statement with the Securities Exchange Commission. These proceeds, along with cash generated from operations in the opinion of management will be sufficient to fund the Company's operations through the first quarter of 2006.

On May 20, 2005, NetFabric Holdings, Inc. ("NetFabric Holdings") and UCA Services ("UCA Services") entered into and closed on a share exchange agreement ("Exchange Agreement"), whereby NetFabric Holdings acquired all of the issued and outstanding shares of UCA Services from the UCA Services' shareholders in exchange for the issuance of shares of common stock of NetFabric Holdings.

                   INDEX TO PRO FORMA STATEMENTS OF OPERATIONS

Background                                                                 P-2

Unaudited Pro Forma Condensed Consolidated Statements of
Operations for the year ended December 31, 2004                            P-3

Unaudited Pro Forma Condensed Consolidated Statements of Operations
for the six months ended June 30, 2005                                     P-4

Notes to Unaudited Pro Forma Statements of Operations for the year
ended December 31, 2004 and the six months ended June 30, 2005             P-5

                            NETFABRIC HOLDINGS, INC.
                               UCA SERVICES, INC.
                                   Background

On May 20, 2005, NetFabric Holdings, Inc. and UCA Services entered into and closed on a share exchange agreement, whereby NetFabric Holdings acquired all of the issued and outstanding shares of UCA Services from the UCA Services' shareholders in exchange for the issuance of shares of common stock of NetFabric Holdings.

The following unaudited pro forma condensed consolidated statements of operations combine the historical consolidated statements of operations of NetFabric Holdings and the historical statements of operations of UCA Services for the year ended December 31, 2004 and for the six months ended June 30, 2005 giving effect to the acquisition as if it had occurred on the first day of the periods presented. The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the acquisition, factually supportable, and expected to have a continuing impact on the consolidated results.

We are providing the following information to aid you in your analysis of the financial aspects of the acquisition. We derived the information for the year ended December 31, 2004, from the audited consolidated financial statements of NetFabric Holdings and audited financial statements of UCA Services. We derived the information for the period ended June 30, 2005, from the unaudited consolidated financial statements of NetFabric Holdings and unaudited financial statements of UCA Services. This information should be read together with the UCA Services audited and unaudited financial statements and related notes included elsewhere in this registration statement and the NetFabric Holdings audited consolidated financial statements and related notes, unaudited consolidated financial statements and related notes, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information included in NetFabric Holdings' form 10-KSB for the year ended December 31, 2004 and Form 10-QSB for the six months ended June 30, 2005.

The unaudited pro forma consolidated information is for illustrative purposes only. The financial results may have been different had the companies always been consolidated. You should not rely on the pro forma consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the consolidated company will experience.

Pursuant to the terms of the Exchange Agreement, NetFabric Holdings acquired all of the issued and outstanding shares of UCA Services, Inc from the UCA Services' shareholders in exchange for the issuance of 24,096,154 shares of common stock of NetFabric Holdings. The acquisition was accounted for as a business combination with NetFabric Holdings as the acquirer. Under the purchase method of accounting, the assets and liabilities of UCA Services acquired by NetFabric Holdings will be recorded as of the acquisition date at their respective fair values, and added to those of NetFabric Holdings.

The purchase price for the acquisition was determined using the value of NetFabric Holdings' common stock issued in exchange for all of the issued and outstanding shares of UCA Services based on the average closing market price of NetFabric Holdings' common stock for a period of five days prior and five days subsequent to the share exchange.

The allocation of the purchase price reflected in the unaudited pro forma condensed consolidated financial statements is preliminary and subject to change based on finalization of the Company's valuation. The actual purchase price allocation, to reflect the fair values of assets acquired and liabilities assumed will be based upon management's ongoing evaluation. Accordingly, the final allocation of the purchase price may differ significantly from the preliminary allocation provided in the pro forma financial information.

The actual purchase price of assets acquired and liabilities assumed will be based upon management's estimate of the value of stock exchanged in the transaction. Management's estimate will be supported by an independent appraisal of the net assets acquired and the shares exchanged so that a final purchase price allocation may be made in connection with the preparation of our financial statements for the year ended 2005.

                            NETFABRIC HOLDINGS, INC.
                               UCA SERVICES, INC.
       Unaudited Pro Forma Condensed Consolidated Statement Of Operations
                      For The Year Ended December 31, 2004

                                                                                                           Pro Forma
                                                                      NetFabric        UCA Services      Consolidated
                                                                     ------------      ------------      ------------
Revenues                                                             $        612      $ 14,007,729      $ 14,008,341

Expenses:
  Direct employee compensation and consultant expenses                      3,126        10,955,449        10,958,575
  Selling, general and administrative expenses                            920,718         3,473,894         4,394,612
  Research and development                                                395,452            57,278           452,730
  Interest and bank charges                                               175,365            12,799           188,164
  Depreciation and amortization                                             8,211            42,641            50,852
                                                                     ------------      ------------      ------------
    Total expenses                                                      1,502,872        14,542,061        16,044,933
                                                                     ------------      ------------      ------------
Loss before provision for income taxes                                 (1,502,260)         (534,332)       (2,036,592)
                                                                     ------------      ------------      ------------
Provision for income taxes                                                     --                --                --
                                                                     ------------      ------------      ------------
Net loss                                                             $ (1,502,260)     $   (534,332)     $ (2,036,592)
                                                                     ============      ============      ============
Net loss per common share, basic and diluted                         $      (0.05)                       $      (0.04)
                                                                     ============                        ============
Weighted average number of shares outstanding, basic and diluted       31,362,838                          55,458,992
                                                                     ============                        ============


See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

                            NETFABRIC HOLDINGS, INC.
                               UCA SERVICES, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2005

                                                                                              Pro Forma
                                                          NetFabric        UCA Services(a)   Consolidated
                                                         ------------      ------------      ------------
Revenues                                                 $  2,273,330      $  6,881,352      $  9,154,682

Expenses:

      Direct employee compensation and consultant           1,780,808         5,452,111         7,232,919
        expenses
      Selling, general and administrative expenses          1,898,851         2,288,527         4,187,378
      Research and development                                321,952                --           321,952
      Interest and bank charges                               387,843             6,681           394,524
      Depreciation and amortization                            37,908            19,186            57,094
                                                         ------------      ------------      ------------
        Total expenses                                      4,427,362         7,766,505        12,193,867
                                                         ============      ============      ============
Loss before provision for income taxes                     (2,154,032)         (885,153)       (3,039,185)

Provision for income taxes                                         --                --                --
                                                         ------------      ------------      ------------
Net loss                                                 $ (2,154,032)     $   (885,153)     $ (3,039,185)
                                                         ============      ============      ============
Net loss per common share, basic and diluted             $      (0.05)                       $      (0.05)
                                                         ============                        ============
Weighted average number of shares outstanding, basic
  and diluted                                              42,635,842                         61,140,623
                                                         ============                        ============



See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

                            NETFABRIC HOLDINGS, INC.
                               UCA SERVICES, INC.
  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004 AND FOR THE SIX MONTHS ENDED JUNE 30, 2005

The unaudited pro forma statements of operations for the year ended December 31, 2004 combine the consolidated statement of operations of NetFabric Holdings for the year ended December 31, 2004 with the statement of operations of UCA Services for the year ended December 31, 2004, assuming that the merger occurred at January 1, 2004. The historical statements of operations of NetFabric Holdings and UCA Services for the years ended December 31, 2004, respectively, have been derived from the companies' audited historical statements of operations.

The unaudited pro forma statements of operations for the six months ended June 30, 2005 combine the consolidated statement of operations of NetFabric Holdings for the six months ended June 30, 2005 with the statement of operations of UCA Services for the period from January 1, 2005 to May 20, 2005, assuming that the merger occurred at January 1, 2004. The historical statements of operations of NetFabric Holdings for the six months ended June 30, 2005 have been derived from the company's unaudited statement of operations.

(a) Reflects UCA Services statement of operations for the period from January 1, 2005 to May 20, 2005, the date of acquisition of UCA Services by NetFabric Holdings. The results of operations of UCA Services from May 20, 2005 to June 30, 2005 are included in the NetFabric Holdings historical condensed consolidated statement of operations for the six months ended June 30, 2005.

We have not authorized any dealer,
salesperson or other person to
provide any information or make any
representations about NetFabric
Holdings, Inc., except the information
or representations contained in this
prospectus. You should not rely on any
additional information or representations if made.

       -----------------------

This prospectus does not constitute an offer to sell, or                         ----------------------
a solicitation of an offer to buy any securities:
                                                                                       PROSPECTUS
     [ ] except the common stock offered by this
         prospectus;                                                             ---------------------

     [ ] in any jurisdiction in which the offer or solicitation is not authorized;

     [ ] in any jurisdiction where the dealer or other                     27,435,000 Shares of Common Stock
         salesperson is not qualified to make the offer
         or solicitation;

     [ ] to any person to whom it is unlawful to make the                       NETFABRIC HOLDINGS, INC.
         offer or solicitation; or

     [ ] to any person who is not a United States
         resident or who is outside the jurisdiction of                            November ___, 2005
         the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

     [ ] there have been no changes in the affairs of NetFabric after the date of this prospectus; or

     [ ] the information contained in this prospectus is correct after the date of this prospectus.

                 -----------------------

Until _________, 2006, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification Of Directors And Officers

         Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of NetFabric. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of NetFabric pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all of the expenses in connection with this offering.

         Securities and Exchange Commission Registration Fee $      3.067.26
         Printing and Engraving Expenses                     $      2,500.00
         Accounting Fees and Expenses                        $     15,000.00
         Legal Fees and Expenses                             $     50,000.00
         Miscellaneous                                       $     14,432.74

         TOTAL                                               $     85,000.00

Recent Sales Of Unregistered Securities

         We have issued the following securities in the past three years without registering them under the Securities Act of 1933:

2004

         On November 30, 2004, Littlehampton Investments, LLC purchased 7,030,000 shares from our shareholders. As part of the acquisition agreement with NetFabric, Littlehampton Investments, LLC cancelled 6,030,000 shares of common stock and was granted registration rights on 1,000,000 shares it still held.

         On December 9, 2004, completed the Share Exchange with all of the stockholders of NetFabric Corporation and acquired all of the issued and outstanding common stock of NetFabric corporation from the its stockholders in exchange for an aggregate of 32,137,032 newly-issued shares of the of our common stock.

         On October 14, 2004, NetFabric and Macrocom entered into a loan agreement which was amended on December 2, 2004, May 24, 2005 and October 26, 2005, whereby Macrocom agreed to loan an additional $500,000 to NetFabric, due on October 10, 2006 at an annual simple interest rate of 5%. At the option of Macrocom, Macrocom can convert the principal of the Second Loan into 1,000,000 shares of common stock of NetFabric or demand repayment of the principal in cash. In addition, NetFabric agreed to issue to Macrocom 250,000 shares of common stock as additional consideration to Macrocom for the loan.

         In December 2004 Macrocom entered into a commitment with NetFabric to purchase our common stock. Pursuant to this financing commitment, we sold an aggregate of 1,000,000 shares of common stock to Macrocom and 1,000,000 shares of common stock to Michael Millon resulting in aggregate proceeds of $1,000,000 or $0.50 per share. Additionally, under this arrangement, Macrocom received 250,000 shares of common stock and warrant to purchase 2,000,000 shares of common stock at a purchase price of $1,500,000. The warrants expire in December of 2006. We also issued 250,000 shares to Michael Millon as consideration for arranging the Macrocom financing.

2005

         On January 12, 2005, in accordance with financing and compensation agreements between NetFabric and Macrocom Investors, LLC, and Michael Millon, the Managing Member of Macrocom, we issued 1,000,000 shares or our common stock to Macrocom in conversion of the principal of the outstanding convertible note dated July 22, 2004 in the amount of $500,000 at the agreed price per share of $0.50. We also issued 250,000 shares to Macrocom as additional consideration for the July 22, 2004 loan.

         On July 5, 2005, we entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the Placement Agent Agreement, we paid Newbridge Securities Corporation a one-time placement agent fee of 7,142 restricted shares of common stock on July 5, 2005, equal to approximately $10,000 based on our stock price on the date of July 5, 2005.

         On July 19, 2005, we sold to a stockholder and an entity affiliated with an officer of NetFabric convertible debentures in the face amount of $50,000 each. These debentures were sold on substantially similar terms as the debenture sold to Macrocom. However, we did not provide any collateral to the debenture holders.

         On July 19, 2005, we sold a convertible debenture in the face amount of $500,000 to Macrocom. The debenture bears interest at 5% and is due on April 15, 2006. At the option of Macrocom, the debenture can be converted into shares of our common stock at a conversion price of $.50 per share. In connection with the sale, we issued Macrocom warrants to acquire 1,000,000 shares of its common stock at an exercise price $1.50 per share. The warrants expire in three years from the date of issuance. We also issued to Macrocom 375,000 shares of its common stock as additional consideration. As collateral for the debenture, we had placed with an escrow agent 5,000,000 shares of its common stock. We will allocate the proceeds of the debenture based on the computed relative values of the debt and equity components noted above. The amounts allocated to the equity components will be recorded as a debt discount at the date of issuance of the debenture and will be amortized to interest expense using the effective interest method over the stated term of the debenture. We anticipate that the amount of aggregate debt discounts will approximate the face amount of the debenture.

         On October 27, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners whereby we agreed to amend and consolidate all of the convertible debentures issued to Cornell Capital Partners into one new secured convertible debenture in the principal amount of $1,658,160. Prior to entering into the Securities Purchase Agreement we issued secured convertible debentures to Cornell Capital Partners in a principal aggregate amount equal to $1,000,000. Of those secured convertible debentures previously issued to Cornell Capital Partners, $400,000 was funded on July 1, 2005; $50,000 was funded on September 1, 2005; $150,000 was funded on October 6, 2005, and $400,000 was funded on October 13, 2005. Pursuant to the Securities Purchase Agreement, Cornell Capital Partners funded an additional $650,000 on October 27, 2005. The $1,000,000 in secured convertible debentures and the additional $650,000 in secured convertible debentures were consolidated into one new secured convertible debenture along with the accrued and unpaid interest on those debentures. The secured convertible debenture has a 36-month term and accrues annual interest of 5%. The secured convertible debenture may be redeemed by us at any time, in whole or in part. If on the date of redemption, the closing price of our common stock is greater than the conversion price in effect, we shall pay a redemption premium of 15% of the amount redeemed in addition to such redemption. The secured convertible debenture is convertible at the holder's option at a conversion price equal to the lesser of (i) an amount equal to $1.00 or (ii) an amount equal to 95% of the lowest closing bid price of our common stock for the 30 trading days immediately proceeding the conversion date. The debenture is secured by substantially all our assets.

         Unless otherwise noted in this section, with respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding NetFabric so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in NetFabric's securities.

INDEX TO EXHIBITS

Exhibit No.         Description                                          Location
-----------         -------------------------------------------------    ------------------------------------------------
3.0                 Amended and Restated Articles of Incorporation of    Filed as an exhibit to Registration Statement on
                    NetFabric Holdings, Inc.                             Form 10-SB filed on May 6, 2004

3.1                 Amended and Restated Bylaws of NetFabric Holdings,   Filed as an exhibit to Registration Statement on
                    Inc.                                                 Form 10-SB filed on May 6, 2004

5.1                 Opinion of Kirkpatrick & Lockhart LLP re: Legality   To be filed by Amendment

10.1                Warrant, dated as October 27, 2005, issued by the    Provided herewith
                    Company to Cornell Capital Partners, LP

10.2                Securities Purchase Agreement, dated as of October   Provided herewith
                    27, 2005, by and between the Company and Cornell
                    Capital Partners, LP

10.3                Investor Registration Rights Agreement, dated as     Provided herewith
                    of October 27, 2005, by and between the Company
                    and Cornell Capital Partners, LP

10.4                Escrow Agreement, dated as of October 27, 2005, by   Provided herewith
                    and among the Company, Cornell Capital Partners,
                    LP and David Gonzalez, Esq., as escrow agent
                    pursuant to the Securities Purchase Agreement

10.5                Amended and Restated Security Agreement, dated as    Provided herewith
                    of October 27, 2005, by and between the Company
                    and Cornell Capital Partners, LP

10.6                Amended and Restated Security Agreement, dated as    Provided herewith
                    of October 27, 2005, by and between NetFabric
                    Corporation and Cornell Capital Partners, LP

10.7                Amended and Restated Security Agreement, dated as    Provided herewith
                    of October 27, 2005, by and between UCA Services,
                    Inc. and Cornell Capital Partners, LP

10.8                Officer Pledge and Escrow Agreement, dated as of     Provided herewith
                    October 27, 2005, by and among the Company,
                    Cornell Capital Partners, LP and David Gonzalez,
                    Esq., as escrow agent

10.9                Irrevocable Transfer Agent Instructions and Letter   Provided herewith
                    Agreement, dated as of October 27, 2005, by and
                    between the Company and Securities Transfer
                    Corporation

10.10               Form of Secured Convertible Debenture issued to      Provided herewith
                    Cornell Capital Partners, LP dated October 27, 2005

Exhibit No.         Description                                          Location
-----------         -------------------------------------------------    ------------------------------------------------
10.11               Domestic Distribution Agreement with Williams        Provided herewith
                    Telecommunications

10.12               Share Purchase Agreement between Little Hampton      Filed as an exhibit on the Company's 8-K filed on
                    LLC and Houston Operating Company dated October      November 24, 2004
                    2004

10.13               Share Exchange Agreement between Houston Operating   Filed as an exhibit on the Company's 8-K filed on
                    Company and NetFabric dated December 9, 2004         December 15, 2004

10.14               Financing Agreement between NetFabric and Macrocom   Filed as an exhibit on the Company's 8-K filed on
                    Investors, LLC dated July 22, 2004                   December 15, 2004

10.15               Amendment to Financing Agreement with Macrocom       Filed as an exhibit on the Company's 8-K filed on
                    dated December 2, 2004                               December 15, 2004

10.16               Loan Agreement Macrocom Investors, LLC dated         Filed as an exhibit on the Company's 8-K filed on
                    October 14, 2004                                     December 15, 2004

10.17               Agreement with Macrocom Investors, LLC for           Filed as an exhibit on the Company's 8-K filed on
                    Convertible Debentures dated July 19, 2005           July 25, 2005

14.1                Code of Ethics                                       Filed as exhibit on the Company's 10K filed on
                                                                         March 31, 2005.

21.1                List of Subsidiaries of NetFabric                    Provided herewith

23.1                Consent of Kirkpatrick & Lockhart Nicholson          Incorporated by reference to Exhibit 5.1
                    Graham, LLP

23.2                Consent of Independent Registered Public             Provided herewith
                    Accounting Firm

Undertakings

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (i)  Include any  prospectus  required by Sections
10(a)(3) of the  Securities  Act of 1933 (the "Act");

                           (ii) Reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) Include any additional or changed material
information on the plan of distribution;

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on November 2, 2005.

Date:    November 2, 2005         NETFABRIC HOLDINGS, INC.

                                  By:      /s/ Jeff Robinson
                                      -----------------------------------------
                                  Name:    Jeff Robinson
                                  Title:   Chief Executive
                                  Officer and Chairman


                                  By:      /s/ Vasan Thatham
                                      -----------------------------------------
                                  Name:    Vasan Thatham
                                  Title:   Chief Financial Officer and Principal
                                           Accounting Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeff Robinson his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly singed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE                                                    DATE

/s/ Jeff I. Robinson
-------------------------------
Jeff I. Robinson                           Chairman          November 2, 2005

/s/ Richard Howard
-------------------------------
Richard Howard                             Director          November 2, 2005

/s/ Charlotte G. Denenberg
-------------------------------
Charlotte G. Denenberg                     Director          November 2, 2005

/s/ Madelyn DeMatteo
-------------------------------
Madelyn DeMatteo                           Director          November 2, 2005

/s/ Fahad Syed
-------------------------------
Fahad Syed                                 Director          November 2, 2005




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